As filed with the Securities and Exchange Commission on October 21, 2020

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ACREAGE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	98-1463868
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

366 Madison Avenue, 11th Floor
New York, New York 10017
United States
(646) 600-9181

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James A. Doherty, Esq.
366 Madison Avenue, 11th Floor
New York, New York 10017
United States
(646) 600-9181

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
James A. Doherty Acreage Holdings, Inc. 366 Madison Avenue, 11th Floor New York, New York 10017 United States (646) 600-9181	Christopher J. Barry Dorsey & Whitney LLP 701 Fifth Avenue, Suite 6100 Seattle, WA 98104-7043 United States (206) 903-8815

From time to time after the effective date of this registration statement

(Approximate date of commencement of proposed sale to public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed Maximum Aggregate Offering Price per unit	Proposed Maximum Aggregate Offering Price	Amount of registration fee(6)(7)
Class E Subordinate Voting Shares			(1)
Class D Subordinate Voting Shares			(1)
Debt Securities			(1)
Warrants			(1)
Subscription Receipts			(1)
Units			(1)
Subtotal			$300,000,000
Class E Subordinate Voting Shares Underlying Warrants (exercisable at $4.00)	4,259,633		$17,038,532
Class D Subordinate Voting Shares Underlying Warrants (exercisable at $4.00)	1,825,556		$7,302,224
Class E Subordinate Voting Shares	156,799		$465,693(2)
Class D Subordinate Voting Shares	67,199		$188,829(3)
Primary Offering of Class E Subordinate Voting Shares owned by Acreage Holdings America, Inc.(4)	589,165		$1,749,820(2)
Primary Offering of Class D Subordinate Voting Shares owned by Acreage Holdings America, Inc. (5)	252,499		$709,522(3)
Total			$327,454,620	$35,725
(1) Represents the initial offering price of all securities sold up to an aggregate public offering price to the Registrant not to exceed $300,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies. This registration statement also covers Class E subordinate voting shares and Class D subordinate voting shares that may be issued upon exercise of warrants or other securities of the registrant that may be issued upon exercise of rights or conversion of debt securities, subscription receipts or units. In addition, any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities which may be offered pursuant to this registration statement include, pursuant to Rule 416 of the United States Securities Act of 1933, as amended (the “Securities Act”), such additional number of Class E subordinate voting shares and Class D subordinate voting shares of the registrant that may become issuable as a result of any stock split, stock dividends or similar event.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low prices of our Class E subordinate voting shares reported on the OTCQX on October 20, 2020.
(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low prices of our Class D subordinate voting shares reported on the OTCQX on October 20, 2020.
(4) The 589,165 Class E subordinate voting shares registered pursuant to the fourth prospectus contained in this registration statement are owned by Acreage Holdings America, Inc. Such shares have been previously issued and are currently outstanding.
(5) The 252,499 Class D subordinate voting shares registered pursuant to the fourth prospectus contained in this registration statement are owned by Acreage Holdings America, Inc. Such shares have been previously issued and are currently outstanding.

(6)   Pursuant to Rule 457(o) under the Securities Act, the registration fee has been calculated on the basis of the maximum aggregate offering price and the number of securities being registered has been omitted.

(7)   The registration fee has been calculated in accordance with Rule 457 under the Securities Act based on the current statutory fee of $109.10 per million.

       Pursuant to Rule 457(p) under the Securities Act, a registration fee of $96,960 was paid with respect to securities available for issuance under a Registration Statement on Form F-10 (File No. 333-232313) filed on June 24, 2019, as amended on August 9, 2019, and declared effective on August 12, 2019 (the “Prior F-10”). In connection with a Registration Statement on Form S-3 (File No. 333-239332) filed on June 22, 2020, as amended on August 21, 2020, and declared effective on September 3, 2020 (the “Prior S-3”), and pursuant to Rule 457(p), $89,046 was available to offset the filing fees associated with the Prior S-3, which represented the registration fees associated with $734,705,886 of unsold securities under the Prior F-10. The $52,955 registration fee associated with the Prior S-3 was entirely offset against the prepaid registration fees made in connection with the securities available for issuance under the Prior F-10, with $36,091 remaining to be applied to future filings. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior F-10 was deemed terminated as of the date of effectiveness of the Prior S-3.

Pursuant to Rule 457(p), $88,737 is presently available for offset, which represents (i) the $36,091 prepaid registration fees remaining from the Prior F-10 after entirely offsetting the registration fees in connection with the Prior S-3 and (ii) the registration fees associated with $52,646 of unsold securities under the Prior S-3. The $35,725 registration fee associated with this registration statement is hereby entirely offset against the prepaid registration fees made in connection with the securities available for issuance under the Prior F-10 and Prior S-3 with $53,021 remaining to be applied to future filings. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior S-3 will be deemed terminated as of the date of effectiveness of this registration statement.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains four prospectuses:

•	a base prospectus which covers the offering, issuance and sale of such indeterminate number of Class E subordinate voting shares, Class D subordinate voting shares, debt securities, warrants, subscription receipts and units, which together shall have an aggregate initial offering price not to exceed $300,000,000;

•	a prospectus covering up to 4,259,633 Class E subordinate voting shares and up to 1,825,556 Class D subordinate voting shares, which are issuable upon the exercise of previously issued warrants of the Registrant, in each case, at an exercise price of $4.00 per share;

•	a prospectus covering 156,799 Class E subordinate voting shares and 67,199 Class D subordinate voting shares; and

•	a prospectus covering 589,165 Class E subordinate voting shares and 252,499 Class D subordinate voting shares.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. Four additional prospectuses immediately and sequentially follow the base prospectus. The Class E subordinate voting shares and Class D subordinate voting shares that may be offered, issued and sold under the additional prospectuses are not included in the $300,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion October 21, 2020

PROSPECTUS

ACREAGE HOLDINGS, INC.

$300,000,000
Class E Subordinate Voting Shares Class D Subordinate Voting Shares Debt Securities Warrants Subscription Receipts Units

We may offer and sell, from time to time, up to $300,000,000 aggregate initial offering price of our Class E subordinate voting shares, without par value (the “Fixed Shares”), Class D subordinate voting shares, without par value (the “Floating Shares”), debt securities which may or may not be converted into other securities (the “Debt Securities”), warrants to purchase Fixed Shares or Floating Shares (the “Warrants”), subscription receipts for Fixed Shares, Floating Shares or Warrants (the “Subscription Receipts”) or any combination thereof (the “Units”), in one or more transactions under this Prospectus (the “Prospectus”).

We may also offer under this Prospectus any Fixed Shares or Floating Shares issuable upon the exercise of Warrants and any Fixed Shares, Floating Shares or other securities issuable upon the conversion of Subscription Receipts, Debt Securities and Units. Collectively, the Fixed Shares, Floating Shares, Debt Securities, Warrants, Subscription Receipts, Units, Fixed Shares and Floating Shares issuable upon the exercise of Warrants or other securities issuable upon the conversion of Subscription Receipts, Debt Securities and Units are referred to as the “Securities.”

This Prospectus provides you with a general description of the Securities that we may offer. Each time we offer Securities, we will provide you with a prospectus supplement (the “Prospectus Supplement”) that describes specific information about the particular Securities being offered and may add, update or change information contained in this Prospectus. You should read both this Prospectus and the Prospectus Supplement, together with any additional information which is incorporated by reference into this Prospectus and the Prospectus Supplement. This Prospectus may not be used to offer or sell securities without the Prospectus Supplement which includes a description of the method and terms of that offering.

We may sell the Securities on a continuous or delayed basis to or through underwriters, dealers or agents or directly to purchasers. The Prospectus Supplement, which we will provide to you each time we offer Securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the Securities, and any applicable fee, commission or discount arrangements with them. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this Prospectus.

The Fixed Shares are currently listed on the Canadian Securities Exchange (the “CSE”) under the trading symbol “ACRG.A.U”, quoted on the OTCQX under the trading symbol “ACRHF”, and traded on the Frankfurt Stock Exchange (“FRA”) under the trading symbol “0VZ1”.The Floating Shares are currently listed on the CSE under the trading symbol “ACRG.B.U”, quoted on the OTCQX under the trading symbol “ACRDF”, and traded on the FRA under the trading symbol “0VZ2”.

The trading prices and volumes of the Fixed Shares and Floating Shares will be provided, as required, in each Prospectus Supplement. On October 20, 2020, the last reported sale price of the Fixed Shares on the OTCQX was $3.00 per Fixed Share and on the CSE was $2.87 per Fixed Share; the last reported sale price of the Floating Shares on the OTCQX was $2.90 per Floating Share and on the CSE was $2.75 per Floating Share. There is currently no market through which the Securities, other than the Fixed Shares and Floating Shares, may be sold, and purchasers may not be able to resell the Securities purchased under this Prospectus. This may affect the pricing of the Securities, other than the Fixed Shares and Floating Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation.

Investing in the Securities involves risks. See “Risk Factors” on page 9.

These Securities have not been approved or disapproved by the United States Securities and Exchange Commission (the “SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS , 2020.

ABOUT THIS PROSPECTUS

This Prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the Securities described in this Prospectus in one or more offerings up to a total dollar amount of an initial aggregate offering price of $300,000,000. This Prospectus provides you with a general description of the Securities that we may offer. The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in a Prospectus Supplement and may include, where applicable: (i) in the case of Fixed Shares, the number of Fixed Shares offered, the offering price and any other specific terms of the offering; (ii) in the case of Floating Shares, the number of Floating Shares offered, the offering price and any other specific terms of the offering; (iii) in the case of the Debt Securities, terms of any Debt Securities and any related agreements or indentures; (iv) in the case of Warrants, the designation, number and terms of the Fixed Shares or Floating Shares issuable upon exercise of the Warrants, any procedures that will result in the adjustment of those numbers, the exercise price, dates and periods of exercise, and the currency or the currency unit in which the exercise price must be paid and any other specific terms; (v) in the case of Subscription Receipts, the designation, number and terms of Fixed Shares, Floating Shares or Warrants receivable upon satisfaction of certain release conditions, any procedures that will result in the adjustment of those numbers, any additional payments to be made to holders of Subscription Receipts upon satisfaction of the release conditions, the terms of the release conditions, terms governing the escrow of all or a portion of the gross proceeds from the sale of the Subscription Receipts, terms for the refund of all or a portion of the purchase price for Subscription Receipts in the event the release conditions are not met and any other specific terms; and (vi) in the case of Units, the designation, number and terms of the Securities comprising the Units. A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters set forth in this Prospectus.

In connection with any offering of the Securities (unless otherwise specified in a Prospectus Supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution”.

Please carefully read both this Prospectus and any Prospectus Supplement together with the documents incorporated herein and therein by reference under “Documents Incorporated by Reference”, any free writing prospectus and the additional information described below under “Where You Can Find More Information.”

Owning securities may subject you to tax consequences both in Canada and the United States. This Prospectus or any applicable Prospectus Supplement may not describe these tax consequences fully. You should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstance.

References in this Prospectus to “$” are to United States dollars. Canadian dollars are indicated by the symbol “C$”.

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. The distribution or possession of this Prospectus in or from certain jurisdictions may be restricted by law. This Prospectus is not an offer to sell these Securities and is not soliciting an offer to buy these Securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of the Securities. Our business, financial condition, results of operations and prospects may have changed since that date.

In this Prospectus and in any Prospectus Supplement, unless the context otherwise requires, references to “Acreage” “Company,” “we,” “us,” “Registrant,” “our” refer to Acreage Holdings, Inc., either alone or collectively with its subsidiaries as the context requires.

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 SUMMARY

The Company

Acreage Holdings, Inc. is a vertically integrated, multi-state operator in the U.S. cannabis industry. Our operations include (i) cultivating cannabis plants, (ii) manufacturing branded consumer products, (iii) distributing cannabis flower and manufactured products, and (iv) retailing high-quality, effective and dosable cannabis products to consumers. We appeal to medical and adult recreational use (“adult-use”) customers through brand strategies intended to build trust and loyalty.

We are a British Columbia company that began trading on the Canadian Securities Exchange on November 15, 2018 following the completion of the reverse takeover transaction between us and High Street Capital Partners, LLC (“High Street”), which is an indirect subsidiary of ours, on November 14, 2018. We were originally incorporated under the Business Corporations Act (Ontario) on July 12, 1989 as Applied Inventions Management Inc. On August 29, 2014, we changed our name to Applied Inventions Management Corp. We redomiciled from Ontario into British Columbia and changed our name to Acreage Holdings, Inc. on November 9, 2018.

Kevin Murphy, our Chair and former Chief Executive Officer, began investing in the cannabis space in 2011 with minority investments in dispensaries located in medical-use states on the east coast of the United States. High Street was founded by Mr. Murphy in April 2014 to invest in the burgeoning U.S. regulated cannabis market and, until April 2018, was an investment holding company and engaged in the business of investing in cannabis companies. As part of the formation of High Street in 2014, Mr. Murphy contributed his cannabis related investment portfolio valued at approximately $14,000,000 to High Street in exchange for 20,000,000 Class B membership units of High Street.

We and High Street have invested in geographically diverse licensed entities that operate in both the adult-use and medical-use authorized U.S. states. The companies and other entities in which we and High Street have a direct or indirect ownership interest (collectively, the “Subsidiaries”) focus on all aspects of the state regulated cannabis industry. As a result of its experience investing in the industry, and, in many cases, active involvement with the Subsidiaries, High Street’s management gained significant experience in cultivation, processing and dispensing of cannabis and cannabis infused products.

From inception until April 2018, when High Street began the process of converting its minority investments in many of the Subsidiaries into controlling interests, the principal business activity of High Street was to provide debt and equity capital to existing cannabis license holders, cannabis license applicants and related management companies which are party to financing and consulting services agreements with High Street-owned entities in certain U.S. states where medical-use and/or adult-use of cannabis is legal. Such investments included straight debt securities (secured or unsecured), convertible debt instruments and/or common or preferred equity securities issued by the Subsidiaries. As an investor in these Subsidiaries, High Street was generally entitled to hold board seats and played an advisory role in the management and operations of such Subsidiaries, which afforded High Street the opportunity to build its institutional knowledge in the cannabis space. Additionally, being an investor in the Subsidiaries provided High Street with the ability to develop a vertically-integrated U.S. cannabis market participant with one of the largest footprints in the industry at the time.

High Street is a Delaware limited liability company, or LLC, rather than a corporation. Unlike a corporation, generally all profits and losses of the business carried on by an LLC “pass through” to each member of the LLC. LLC members report their respective shares of such profits and losses on their U.S. federal tax returns. Membership equity interests in High Street are represented by units.

Since 2018, we have worked toward becoming the best multi-state operator in the U.S. and we continue to be committed to providing access to cannabis’ beneficial properties by creating the best quality products and consumer experiences.

Recent Developments

Amended Arrangement with Canopy Growth Corporation

On June 24, 2020, we entered into a proposal agreement (the “Proposal Agreement”) with Canopy Growth Corporation (“Canopy”) which set out, among other things, the terms and conditions upon which us and Canopy were proposing to enter into an amending agreement (the “Amending Agreement”, and together with the Original Arrangement Agreement (as hereinafter defined), the “Arrangement Agreement”) to further amend the arrangement agreement between us and Canopy, dated April 18, 2019, as amended by that certain amending agreement between us and Canopy, dated May 15, 2019 (together, the “Original Arrangement Agreement”), amend and restate the plan of arrangement between us, our securityholders and Canopy completed on June 24, 2019 (the “Amended Plan of Arrangement”) and implement the Amended Plan of Arrangement (the “Amended Arrangement”) pursuant to the Business Corporations Act (British Columbia) (“BCBCA”). The effectiveness of the amendment to the Original Arrangement Agreement and the implementation of the Amended Plan of Arrangement was subject to the conditions set out in the Proposal Agreement, which included, among others, approval by: (i) the Supreme Court of British Columbia (the “Court”) at a hearing upon the procedural and substantive fairness of the terms and conditions of the Amended Arrangement; and (ii) our shareholders, as required by applicable corporate and securities laws.

The Amended Arrangement was approved by our shareholders at our special meeting held on September 16, 2020 and a final order approving the Amended Arrangement was obtained from the Court on September 18, 2020.

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Following the satisfaction of various conditions set forth in the Proposal Agreement, on September 23, 2020, us and Canopy entered into the Arrangement Agreement and implemented the Amended Arrangement effective at 12:01 a.m. (Vancouver time) (the “Amendment Time”) on September 23, 2020 (the “Amendment Date”).

Pursuant to the Amended Plan of Arrangement, Canopy made a cash payment of $37,500,024 (the “Aggregate Amendment Option Payment”), which was delivered to our shareholders and certain holders of securities convertible or exchangeable into our shares. Holders of Class A subordinate voting shares (the “SVS”), Class B proportionate voting shares (the “PVS”), Class C multiple voting shares (the “MVS”), and certain other parties, received approximately $0.30 per SVS, being their pro rata portion (on an as-converted to SVS basis) of the Aggregate Amendment Option Payment, based on the number of our outstanding securities and certain holders of securities convertible or exchangeable into our shares, as of the close of business on September 22, 2020, the record date for payment of the Aggregate Amendment Option Payment.  The  Aggregate Amendment Option Payment was distributed to such holders of record on or about September 25, 2020.

Upon implementation of the Amended Arrangement, our articles of incorporation were amended to, among other things, create three new classes of shares in our capital, being Fixed Shares, Floating Shares and Class F multiple voting shares (the “Fixed Multiple Shares”), and, in connection with such amendment, we completed a capital reorganization (the “Capital Reorganization”) effective as of the Amendment Time whereby: (i) each SVS was exchanged for 0.7 of a Fixed Share and 0.3 of a Floating Share; (ii) each PVS was exchanged for 28 Fixed Shares and 12 Floating Shares; and (iii) each  MVS was exchanged for 0.7 of a Fixed Multiple Share and 0.3 of a Floating Share.

At the Amendment Time, on the terms and subject to the conditions of the Amended Plan of Arrangement, each option, restricted share unit, compensation option and warrant to acquire SVS that was outstanding immediately prior to the Amendment Time were exchanged for a replacement option, restricted stock unit, compensation option or warrant, as applicable, to acquire Fixed Shares (a “Fixed Share Replacement Security”) and a replacement option, restricted stock unit, compensation option or warrant, as applicable, to acquire Floating Shares (a “Floating Share Replacement Security”) in order to account for the Capital Reorganization.

Pursuant to the Amended Plan of Arrangement, upon the occurrence, or waiver (at the discretion of Canopy), of a change in federal laws in the United States to permit the general cultivation, distribution and possession of marijuana (as defined in the relevant legislation) or to remove the regulation of such activities from the federal laws of the United States (the “Triggering Event” and the date on which the Triggering Event occurs, the “Triggering Event Date”), Canopy, will, subject to the satisfaction or waiver of certain closing conditions set out in the Arrangement Agreement: (i) acquire all of the issued and outstanding Fixed Shares (following the mandatory conversion of the Fixed Multiple Shares into Fixed Shares) on the basis of 0.3048 (the “Fixed Exchange Ratio”) of a common share of Canopy (each, a “Canopy Share”) for each Fixed Share held at the time of the acquisition of the Fixed Shares (the “Acquisition Time”), subject to adjustment in accordance with the terms of the Amended Plan of Arrangement (the “Canopy Call Option”); and (ii) have the right (but not the obligation) (the “Floating Call Option”), exercisable for a period of 30 days following the Triggering Event Date to acquire all of the issued and outstanding Floating Shares. Upon exercise of the Floating Call Option, Canopy may acquire the Floating Shares for cash or for Canopy Shares or a combination thereof, in Canopy’s sole discretion. If paid in cash, the price per Floating Share shall be equal to the volume-weighted average trading price of the Floating Shares on the CSE (or other recognized stock exchange on which the Floating Shares are primarily traded as determined by volume) for the 30 trading day period prior to the exercise (or deemed exercise) of the Canopy Call Option, subject to a minimum amount of $6.41. If paid in Canopy Shares, each Floating Share will be exchanged for a number of Canopy Shares equal to (i) the volume-weighted average trading price of the Floating Shares on the CSE (or other recognized stock exchange on which the Floating Shares are primarily traded as determined by volume) for the 30 trading day period prior to the exercise (or deemed exercise) of the Canopy Call Option, subject to a minimum amount of $6.41, divided by (ii) the volume-weighted average trading price (expressed in US$) of the Canopy Shares on the New York Stock Exchange (the “NYSE”) (or such other recognized stock exchange on which the Canopy Shares are primarily traded if not then traded on the NYSE) for the 30 trading day period immediately prior to the exercise (or deemed exercise) of the Canopy Call Option (the “Floating Ratio”). The Floating Ratio is subject to adjustment in accordance with the Amended Plan of Arrangement if Acreage issues greater than the permitted number of Floating Shares prior to the Acquisition Date. No fractional Canopy Shares will be issued pursuant to the Amended Plan of Arrangement. The Floating Call Option cannot be exercised unless the Canopy Call Option is exercised (or deemed to be exercised). The closing of the acquisition of the Floating Shares pursuant to the Floating Call Option, if exercised, will take place concurrently with the closing of the acquisition of the Fixed Shares (the “Acquisition”) pursuant to the Canopy Call Option, if exercised. The Canopy Call Option and the Floating Call Option will expire 10 years from the Amendment Time.

At the Acquisition Time, on the terms and subject to the conditions of the Amended Plan of Arrangement, each Fixed Share Replacement Security will be exchanged for a replacement option, restricted stock unit, compensation option or warrant, as applicable, to acquire from Canopy such number of Canopy Shares as is equal to: (i) the number of Fixed Shares that were issuable upon exercise of such Fixed Share Replacement Security immediately prior to the Acquisition Time, multiplied by (ii) the Fixed Exchange Ratio in effect immediately prior to the Acquisition Time (provided that if the foregoing would result in the issuance of a fraction of a Canopy Share, then the number of Canopy Shares to be issued will be rounded down to the nearest whole number).

In the event that the Floating Call Option is exercised and Canopy acquires the Floating Shares at the Acquisition Time, on the terms and subject to the conditions of the Amended Plan of Arrangement, each Floating Share Replacement Security will be exchanged for a replacement option, restricted stock unit, compensation option or warrant, as applicable, to acquire from Canopy such number of Canopy Shares as is equal to: (i) the number of Floating Shares that were issuable upon exercise of such Floating Share Replacement Security immediately prior to the Acquisition Time, multiplied by (ii) the Floating Ratio (provided that if the foregoing would result in the issuance of a fraction of a Canopy Share, then the number of Canopy Shares to be issued will be rounded down to the nearest whole number).

3

In the event that Floating Call Option is exercised and Canopy acquires the Floating Shares at the Acquisition Time, we will be a wholly-owned subsidiary of Canopy. If Canopy completes the Acquisition of the Fixed Shares but does not acquire the Floating Shares, the Floating Call Option will terminate, and the Floating Shares shall remain outstanding.

See “Description of the Amended Arrangement” in our Definitive Proxy Statement and Management Information Circular dated August 17, 2020.

Debenture

In connection with the implementation of the Amended Arrangement, 11065220 Canada Inc., an affiliate of Canopy (the “Hempco Lender”) agreed to provide a loan of up to $100,000,000 (the “Hempco Loan”) to Universal Hemp, LLC, an affiliate of ours that operates solely in the hemp industry in full compliance with all applicable laws (“Hempco”) pursuant to a secured debenture dated September 23, 2020 (the “Debenture”) issued by Hempco to the Hempco Lender.

$50,000,000 of the Hempco Loan was advanced on the Amendment Date (the “Initial Advance”) and $50,000,000 of the Hempco Loan (the “Hempco Second Advance”) will be advanced in the event that the following conditions, among others, are satisfied: (a) Hempco’s EBITDA (as defined in the Debenture) for any 90 day period is greater than or equal to 2.0 times the interest costs associated with the Initial Advance; and (b) Hempco’s business plan for the 12 months following the applicable 90 day period supports an Interest Coverage Ratio (as defined in the Debenture) of at least 2.00:1.

The principal amount of the Hempco Loan will bear interest from the date of advance, compounded annually, and will be payable on each anniversary of the date of the Debenture in cash in U.S. dollars at a rate of 6.1% per annum. The Hempco Loan will mature 10 years from the date of the Initial Advance.

The Hempco Loan must be used exclusively for U.S. hemp-related operations and on the express condition that such amount will not be used, directly or indirectly, in connection with or for the operation or benefit of any of Hempco’s affiliates other than subsidiaries of Hempco exclusively engaged in U.S. hemp-related operations and not directly or indirectly, towards the operation or funding of any activities that are not permissible under applicable law. The Hempco Loan proceeds must be segregated in a distinct bank account and detailed records of debits to such distinct bank account will be maintained by Hempco.

No payment due and payable to the Hempco Lender by Hempco pursuant to the Debenture may be made using funds directly or indirectly derived from any cannabis or cannabis-related operations in the United States, unless and until the Triggering Event Date.

The Debenture includes usual and typical events of default for a financing of its nature, including, without limitation, if: (i) we are in breach or default of any representation or warranty in any material respect pursuant to the Arrangement Agreement; (ii) the Non-Core Divestitures (as defined in the Debenture) are not completed within 18 months from the Amendment Date; and (iii) we fail to perform or comply with any covenant or obligation in the Arrangement Agreement which is not remedied within 30 days after written notice is given to Hempco by the Hempco Lender. The Debenture also includes customary representations and warranties, positive covenants and negative covenants of Hempco. See “Transaction Agreements – Debenture” in our Definitive Proxy Statement and Management Information Circular dated August 17, 2020.

Credit Agreement Amendment

In connection with, and as a condition to the implementation of, the Amended Arrangement, the credit agreement dated March 6, 2020 among Acreage Finance Delaware, LLC, as borrower, and Acreage IP Holdings, LLC, Prime Wellness of Connecticut, LLC, D&B Wellness, LLC and Thames Valley Apothecary, LLC, as guarantors, and IP Investment Company, LLC, as lender, administrative agent and collateral agent (the “Original Credit Agreement”) was amended in accordance with an amendment to the Original Credit Agreement among the parties thereto dated the Amendment Date (the “Credit Agreement Amendment”, and together with the Original Credit Agreement, the “First Amended Credit Agreement”). The Credit Agreement Amendment provides that: (i) with respect to $21,000,000 of the principal amount advanced pursuant to the Original Credit Agreement (the “Mr. Murphy Amount”), effective as of the Amendment Time, the Original Credit Agreement was amended to (a) remove any entitlement to “Interest Shares” (as defined in the Original Credit Agreement) in respect of such amount, (b) provide for an interest rate of 12% per annum payable in cash and (c) amend Section 9.3 of the Original Credit Agreement to amend the obligation of Acreage Finance Delaware, LLC to cause us to sell up to 8,800,000 SVS to repay the amount outstanding such that the obligation was reduced to cause the issuance of up to 2,000,000 Fixed Shares, and (ii) with respect to $1,000,000 of the principal amount advanced pursuant to the Original Credit Agreement, the lender is entitled to (a) 16,799 Fixed Shares and 7,199 Floating Shares, (b) upon maturity of the Original Credit Agreement, a return of $1,100,000 and (c) otherwise be treated in accordance with the current terms of the Original Credit Agreement.

On October 20, 2020, the First Amended Credit Agreement was amended to provide for certain housekeeping changes in accordance with an amendment to the First Amended Credit Agreement among the parties thereto (the “Second Credit Agreement Amendment”, and together with the Original Credit Agreement and the First Amended Credit Agreement, the “Credit Agreement”).

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Special Warrant Indenture

In connection with the Amended Arrangement, we and Odyssey Trust Company (the “Warrant Agent”) entered into a supplemental indenture, dated as of the Amendment Date (the “Supplemental Indenture”) to amend the warrant indenture dated February 10, 2020 (the “Warrant Indenture”) between us and the Warrant Agent to, among other things, reflect the Capital Reorganization and certain amendments to the warrants issued pursuant to the Warrant Indenture. The Warrant Indenture provided for the issuance of up to 10,141,987 SVS purchase warrants (each, a “Warrant”), each of which when originally issued was exercisable to acquire one SVS at an exercise price of $5.80 per SVS at any time prior to 4:00 p.m. on February 10, 2025. As previously disclosed, we modified the exercise price of the Warrants to $4.00 per SVS immediately prior to the Amended Arrangement becoming effective. In accordance with the Supplemental Indenture, each outstanding Warrant at the Amendment Time, of which there were 6,085,192, was exchanged for: (i) 0.7 of a Fixed Share purchase warrant, with each whole Fixed Share purchase warrant (each, a “Fixed Warrant”) exercisable to purchase one Fixed Share; and (ii) 0.3 of a Floating Share purchase warrant, with each whole Floating Share purchase warrant (each, a “Floating Warrant”) exercisable to purchase one Floating Share. Upon completion of the Amended Arrangement, there were 4,259,633 Fixed Warrants and 1,825,556 Floating Warrants outstanding, each having an exercise price of $4.00.

Standby Equity Distribution

On May 29, 2020, we entered into a standby equity distribution agreement (the “SEDA”) with an institutional investor (the “SEDA Investor”), under which we may, at our discretion, periodically sell to the SEDA Investor, and pursuant to which the SEDA Investor may, at its discretion, require us to sell to it, up to $35,000,000 of Fixed Shares and up to $15,000,000 of Floating Shares. As of the date of this Prospectus, we have not drawn down against the SEDA. It is our intention to terminate the SEDA once the registration statement, of which this Prospectus is a part, is declared effective.

Institutional Loan Agreement

On September 28, 2020, one of our wholly owned subsidiaries, HSCP CN Holdings II ULC (the “Institutional Investor Borrower”), entered into a loan agreement (the “Institutional Loan Agreement”) with an institutional investor (the “Institutional Investor”) for gross proceeds of $33,000,000. The loan from the Institutional Investor is unsecured, matures in three years, and bears interest at a 7.5% annual interest rate. At any time after September 28, 2022, upon 5 business days’ notice to the Institutional Investor, the Institutional Investor Borrower may prepay all or any portion of the loan together with all interest accrued thereon, without any premium, bonus, penalty or other charge. The loan is guaranteed by High Street.

Convertible Debenture

Effective May 29, 2020, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with YA, II PN, Ltd. (“Yorkville”) and each of the investors listed on the Schedule of Buyers attached thereto. The Securities Purchase Agreement provided for the offer and sale of a $11,000,000 principal amount convertible debenture (the “Convertible Debenture”). The Convertible Debenture bore interest at 15% per annum and was secured by our medical cannabis dispensaries in Connecticut. The Convertible Debenture was convertible by Yorkville in whole or in part after September 30, 2020. Prior to September 30, 2020, Yorkville could convert only $550,000 of principal amount. The Convertible Debenture was convertible into SVS at a conversion price of $1.68 per share, subject to the conversion limitations described above. We had the right to redeem up to 95% of the principal amount on or prior to September 29, 2020 without penalty.

On September 4, 2020, Yorkville exercised its right to convert $550,000 of the principal amount into SVS at a conversion price of $1.68 per share and received 327,380 SVS. Subsequent to the Capital Reorganization, the SVS issued to Yorkville were exchanged for 229,166 Fixed Shares and 98,214 Floating Shares.

On September 29, 2020, we redeemed 95% of the principal amount of the Convertible Debenture.

Short-Term Bridge Loan

On June 16, 2020, we entered into a short-term definitive funding agreement with an institutional investor for a total of $15,000,000 in gross proceeds (the “Bridge Loan”). The short-term definitive funding agreement had a maturity date of four months and bore interest at a per annum rate of 60%. It was secured by, among other items, our cannabis operations in Illinois, New Jersey and Florida, as well as our U.S. intellectual property.

On October 16, 2020, we repaid the principal amount and all accrued interest owing on the Bridge Loan.

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Lease Dispute

On or around December 2019, we entered into three five-year leases to occupy approximately 70,000 square feet of commercial space on a cannabis cultivation campus in California. We are in an arbitration proceeding related to this commercial space and the commercial landlord is seeking to recover $12,100,000 from us. We intend to defend vigorously against all claims related to this matter.

The Securities Offered under this Prospectus

We may offer the Fixed Shares, Floating Shares, Debt Securities, Warrants, Subscription Receipts or Units with a total value of up to $300,000,000 from time to time under this Prospectus, together with any applicable Prospectus Supplement and related free writing prospectus, if any, at prices and on terms to be determined by market conditions at the time of offering. This Prospectus provides you with a general description of the Securities we may offer. Each time we offer Securities, we will provide a Prospectus Supplement that will describe the specific amounts, prices and other important terms of the Securities, including, to the extent applicable:

•	aggregate offering price;

•	the number of the Fixed Shares or Floating Shares, as applicable, issuable upon exercise of the Warrants, any procedures that will result in the adjustment of those numbers, the exercise price, dates and periods of exercise, and the currency or the currency unit in which the exercise price must be paid and any other specific terms;

•	the number of the Fixed Shares or Floating Shares, as applicable, issuable upon conversion of any convertible Debt Securities, any procedures that will result in the adjustment of those numbers, the conversion price, dates and periods of conversion, and the currency or the currency unit in which the conversion price must be paid and any other specific terms;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exchange or sinking funds terms, if any;

•	rank and security, if any;

•	conversion or exchange prices or rates, if any, and if applicable, any provision for changes or adjustment in the conversion or exchange prices or rates in the Securities or other property receivable upon conversion or exchange;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important United States and Canadian federal income tax considerations.

A Prospectus Supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this Prospectus or in documents we have incorporated by reference. However, no Prospectus Supplement or free writing prospectus will offer a security that is not registered and described in this Prospectus at the time of the effectiveness of the registration statement of which this Prospectus is a part.

We may sell the Securities on a continuous or delayed basis to or through underwriters, dealers or agents or directly to purchasers. The Prospectus Supplement, which we will provide to you each time we offer Securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the Securities, and any applicable fee, commission or discount arrangements with them.

Fixed Shares

We may offer Fixed Shares. Holders of Fixed Shares are entitled to notice of and to attend at any meeting of our shareholders, except a meeting at which only holders of another particular class or series of our shares shall have the right to vote. At each such meeting, holders of Fixed Shares are entitled to one vote in respect of each Fixed Share held.

Any Fixed Shares issued pursuant to this Prospectus, or to a Prospectus Supplement, will be subject in all respects to the Canopy Call Option to acquire such Fixed Shares.

Our Fixed Shares are described in greater detail in this Prospectus under “Description of Fixed Shares.”

Floating Shares

We may offer Floating Shares. Holders of Floating Shares are entitled to notice of and to attend at any meeting of our shareholders, except a meeting at which only holders of another particular class or series of our shares shall have the right to vote. At each such meeting, holders of Floating Shares are entitled to one vote in respect of each Floating Share held.

Any Floating Shares issued pursuant to this Prospectus, or to a Prospectus Supplement, will be subject in all respects to the Canopy Call Option to acquire such Floating Shares.

Our Floating Shares are described in greater detail in this Prospectus under “Description of Floating Shares.”

Debt Securities

We may offer secured or unsecured Debt Securities under this Prospectus. The terms of any Debt Securities and any related agreements or indentures will be described in a Prospectus Supplement to be filed in respect of such offering.

Warrants

We may offer Warrants for the purchase of Fixed Shares or Floating Shares, in one or more series, from time to time. We may issue Warrants independently or together with Fixed Shares or Floating Shares and the Warrants may be attached to or separate from such securities.

The Warrants will be evidenced by warrant certificates and may be issued under one or more warrant indentures, which are contracts between us and a warrant trustee or agent for the holders of the Warrants. In this Prospectus, we have summarized certain general features of the Warrants under “Description of Warrants.” We urge you, however, to read any Prospectus Supplement and any free writing prospectus that we may authorize to be provided to you related to the series of Warrants being offered, as well as the complete warrant indentures, if applicable, and warrant certificates that contain the terms of the Warrants. If applicable, specific warrant indentures will contain additional important terms and provisions and will be filed as exhibits to the registration statement of which this Prospectus is a part, or incorporated by reference from a Current Report on Form 8-K that we file with the SEC.

Subscription Receipts

We may issue Subscription Receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Fixed Shares, Floating Shares, Warrants or other securities or any combination thereof. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements, each to be entered into between us and a subscription receipt agent, which will establish the terms and conditions of the Subscription Receipts. Each subscription receipt agent will be a financial institution organized under the laws of the United States or any state thereof or Canada or any province thereof and authorized to carry on business as a trustee. A copy of the form of subscription receipt agreement will be filed as an exhibit to the registration statement of which this Prospectus is a part, or will be incorporated by reference from a Current Report on Form 8-K that we file with the SEC.

Units

We may offer Units consisting of Fixed Shares, Floating Shares, Debt Securities and Warrants in any combination. In this Prospectus, we have summarized certain general features of the Units under “Description of Units.” We urge you, however, to read any Prospectus Supplement and any free writing prospectus that we may authorize to be provided to you related to the series of Units being offered. We may evidence each series of Units by unit certificates that we may issue under a separate unit agreement with a unit agent. If applicable, we will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the unit agreements that describe the terms of the series of Units we are offering before the issuance of the related series of Units.

Risk Factors

See “Risk Factors” as well as other information included in this Prospectus, for a discussion of factors you should read and consider carefully before investing in our securities.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

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 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference herein contains forward-looking statements within the meaning of applicable United States securities legislation (“forward-looking statements”), including the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based upon our current beliefs, expectations, and assumptions regarding the future of the business, future plans and strategies, and other future conditions. Forward-looking statements can be identified by the words such as “expect”, “likely”, “may”, “will”,, “would”, “could”, “should”, “continue”, “contemplate”, “intend”, or “anticipate”, “believe”, “envision”, “estimate”, “expect”, “plan”, “predict”, “project”, “target”, “potential”, “proposed”, “estimate” and other similar words, including negative and grammatical variations thereof, or statements that certain events or conditions “may” or “will” happen, or by discussions of strategy. Forward-looking statements include estimates, plans, expectations, opinions, forecasts, projections, targets, guidance, or other statements that are not statements of fact. Such forward-looking statements are made as of the date of this Prospectus, or in the case of documents incorporated by reference herein, as of the date of each such document. Forward-looking statements in this Prospectus, any Prospectus Supplement or the documents incorporated by reference herein and therein include, but are not limited to, statements with respect to:

•	the performance of our business and operations;

•	our product offerings;

•	the competitive conditions of the industry;

•	our competitive and business strategies;

•	the sufficiency of capital including our ability to obtain capital to develop our business;

•	our operations in the United States, the characterization and consequences of those operations under United States federal law and applicable State law, and the framework for the enforcement of applicable laws in the United States;

•	on-going implications of the novel coronavirus (“COVID-19”);

•	statements relating to the business and future activities of, and developments related to, us, including such things as future business strategy, competitive strengths, goals, expansion and growth of our business, operations and plans;

•	expectations that planned acquisitions will be completed, and the expected financial results of such acquisitions;

•	expectations that licenses applied for will be obtained;

•	expectations regarding future cash flows from operations;

•	statements regarding the proposed transaction with Canopy, including the anticipated benefits and likelihood of completion thereof;

•	the likelihood that the Canopy Call Option will be exercised;

•	the likelihood that the Floating Call Option will be exercised;

•	the timing and outcome of the Acquisition;

•	the likelihood of the Acquisition being completed and any benefits to be derived therefrom;

•	potential future legalization of adult-use and/or medical cannabis under U.S. federal law;

•	expectations of market size and growth in the U.S. and the states in which we operate;

•	expectations for other economic, business, financial market, political, regulatory and/or competitive factors related to us or the cannabis industry generally; and

•	other events or conditions that may occur in the future.

Forward-looking statements contained herein and in certain documents incorporated by reference in this Prospectus concerning the cannabis industry and its medical and adult-use markets and the general expectations of us concerning the industry and our business and operations are based on estimates prepared by us using data from publicly available governmental sources as well as from market research and industry analysis and on assumptions based on data and knowledge of this industry which we believe to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, such data is inherently imprecise. While we are not aware of any misstatement regarding any industry or government data presented herein, the cannabis industry involves risks and uncertainties that are subject to change based on various factors.

Forward-looking statements speak only as at the date they are made and are based on information currently available and on the then current expectations. Potential purchasers of the Securities are cautioned that forward-looking statements are not based on historical facts but instead are based on reasonable assumptions and estimates of our management at the time they were provided or made and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of us, as applicable, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, including, but not limited to, risks and uncertainties related to:

•	risks related to the occurrence of changes in U.S. federal laws regarding the cultivation, distribution or possession of marijuana;

•	the likelihood of the Triggering Event occurring or being waived by the expiry of the Canopy Call Option;

•	the ability of us and Canopy to receive, in a timely manner and on satisfactory terms, the necessary regulatory approvals;

•	the ability of Canopy and us to satisfy, in a timely manner, the closing conditions to the Acquisition;

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•	the likelihood of Canopy completing the acquisition of the Fixed Shares and/or Floating Shares;

•	the ability of us and Canopy to satisfy, in a timely manner, the conditions to closing following the occurrence or waiver of the Triggering Event;

•	other expectations and assumptions concerning the Acquisition;

•	our available funds and the anticipated use of such funds;

•	the availability of financing opportunities for us and the risks associated with the completion thereof;

•	regulatory and licensing risks;

•	changes in general economic, business and political conditions, including changes in the financial and stock markets;

•	risks related to infectious diseases, including the impacts of the COVID-19;

•	risks associated with dependence on management and currency risk;

•	legal and regulatory risks inherent in the cannabis industry, including the global regulatory landscape and enforcement related to cannabis, political risks and risks relating to regulatory change;

•	risks relating to U.S. regulatory landscape and enforcement related to cannabis, including political risks;

•	risks relating to anti-money laundering laws and regulations;

•	other governmental and environmental regulations;

•	compliance with extensive government regulations and the interpretation of various laws regulations and policies;

•	risk associated with divesting certain assets;

•	public opinion and perception of the cannabis industry;

•	risks related to contracts with third-party service providers;

•	risks related to the enforceability of contracts;

•	reliance on the expertise and judgment of our senior management;

•	risks related to proprietary intellectual property and potential infringement by third parties;

•	the concentrated voting control of our founder and the unpredictability caused by our capital structure;

•	risks relating to the management of growth;

•	risks related to cash flow from operations;

•	increasing competition in the industry;

•	risks inherent in an agricultural business;

•	risks relating to energy costs;

•	risks associated to cannabis products manufactured for human consumption including potential product recalls;

•	reliance on key inputs, suppliers and skilled labor;

•	cybersecurity risks;

•	ability and constraints on marketing products;

•	fraudulent activity by employees, contractors and consultants;

•	tax and insurance related risks;

•	risks related to the economy generally;

•	risk of litigation;

•	conflicts of interest;

•	risks relating to certain remedies being limited and the difficulty of enforcement of judgments and effecting service outside of Canada;

•	risks related to future acquisitions or dispositions;

•	sales by existing shareholders; and

•	limited research and data relating to cannabis,

as well as those risk factors described under the heading “Risk Factors” and elsewhere in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein and therein and as described from time to time in documents filed by us with securities regulatory authorities. A description of additional assumptions used to develop such forward-looking statements and a description of additional risk factors that may cause actual results to differ materially from forward-looking statements can be found in Part I, Item 1A under the heading “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2019 dated May 29, 2020 and the amendment thereto on Form 10-K/A dated August 14, 2020, and under the heading “Risk Factors” of our Definitive Proxy Statement and Management Information Circular dated August 17, 2020, each of which are incorporated by reference herein (see “Documents Incorporated by Reference”).

Readers are cautioned that the above list of cautionary statements is not exhaustive. A number of factors could cause actual events, performance or results to differ materially from what is projected in forward-looking statements. The purpose of forward-looking statements is to provide the reader with a description of management’s expectations, and such forward-looking statements may not be appropriate for any other purpose. You should not place undue reliance on forward-looking statements contained in this Prospectus, any Prospectus Supplement or in any document incorporated by reference herein or therein. Although we believe that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. The forward-looking statements contained in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein and therein are expressly qualified in their entirety by this cautionary statement. Potential purchasers of the Securities should read this entire Prospectus, and each applicable Prospectus Supplement, and consult their own professional advisors to ascertain and assess the income tax and legal risks and other aspects associated with holding Securities.

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RISK FACTORS

Before deciding to invest in any Securities, prospective investors in the Securities should consider carefully the risk factors and the other information contained and incorporated by reference in this Prospectus and the applicable Prospectus Supplement relating to a specific offering of Securities, including those risks identified and discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, the amendment thereto on Form 10-K/A and our Definitive Proxy Statement and Management Information Circular dated August 17, 2020, each of which are incorporated by reference herein. See “Documents Incorporated by Reference”.

Before making an investment decision, prospective purchasers of Securities should carefully consider the information described in this Prospectus and the documents incorporated by reference herein, including the applicable Prospectus Supplement. Additional risk factors relating to a specific offering of Securities may be described in the applicable Prospectus Supplement. Some of the risk factors described herein and in the documents incorporated by reference herein, including the applicable Prospectus Supplement, are interrelated and, consequently, investors should treat such risk factors as a whole. If any event arising from these risks occurs, our business, prospects, financial condition, results of operations and cash flows, and the investor’s investment in the Securities could be materially adversely affected. Additional risks and uncertainties of which we are currently unaware or that are unknown or that we currently consider to be immaterial could have a material adverse effect on our business, financial condition and results of operation. We cannot assure an investor that we will successfully address any or all of these risks.

Prospective investors should carefully consider the risks below and in our Annual Report on Form 10-K for the year ended December 31, 2019, the amendment thereto on Form 10-K/A and Definitive Proxy Statement and Management Information Circular dated August 17, 2020 and the other information elsewhere in this Prospectus and the applicable Prospectus Supplement and consult with their professional advisors to assess any investment in the Securities.

Risks Related to the Securities

We cannot guarantee returns on our Securities.

There is no guarantee that the Securities will earn any positive return in the short term or long term. A holding of Securities is speculative and involves a high degree of risk and should be undertaken only by holders whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. A holding of Securities is appropriate only for holders who have the capacity to absorb a loss of some or all of their investment.

We will have broad discretion as to the use of proceeds from the sale of our Securities.

We will have broad discretion with respect to the application of net proceeds received by us from the sale of Securities under this Prospectus or a future Prospectus Supplement and may spend such proceeds in ways that do not improve our results of operations or enhance the value of the Fixed Shares, Floating Shares or our other securities issued and outstanding from time to time. Any failure by us to apply these funds effectively could result in financial losses that could have a material adverse effect on our business or cause the price of our issued and outstanding securities from time to time to decline.

Our Fixed Shares and Floating Shares may have a volatile market price.

The market price of the Fixed Shares and Floating Shares may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond our control. This volatility may affect the ability of holders of Fixed Shares and Floating Shares to sell their securities at an advantageous price. Market price fluctuations in the Fixed Shares and Floating Shares may be due to our operating results failing to meet expectations of securities analysts or investors in any period, downward revision in securities analysts’ estimates, adverse changes in general market conditions or economic trends, acquisitions, dispositions or other material public announcements by us or our competitors, along with a variety of additional factors. These broad market fluctuations may adversely affect the market price of the Fixed Shares and Floating Shares.

Financial markets historically at times have experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of companies and that have often been unrelated to the operating performance, underlying asset values or prospects of such companies. Accordingly, the market price of the Fixed Shares and Floating Shares may decline even if our operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue, our operations could be adversely impacted, and the trading price of the Fixed Shares and Floating Shares may be materially adversely affected.

Our securityholders resident in the United States may have difficulty settling trades because we operate in the cannabis sector.

Given the heightened risk profile associated with cannabis in the United States, capital markets participants may be unwilling to assist with the settlement of trades for U.S. resident securityholders of companies with operations in the United States cannabis industry which may prohibit or significantly impair the ability of securityholders in the United States to trade the Securities or any Fixed Shares or Floating Shares issuable upon conversion or exercise thereof. In the event residents of the United States are unable to settle trades of the Securities or any Fixed Shares or Floating Shares issuable upon conversion or exercise thereof, this may affect the pricing of the Securities (and the Fixed Shares and Floating Shares) in the secondary market, the transparency and availability of trading prices and the liquidity of these securities.

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There can be no assurance as to the liquidity of the trading market for certain Securities or that a trading market for certain Securities will develop.

Our shareholders may be unable to sell significant quantities of Fixed Shares and Floating Shares into the public trading markets without a significant reduction in the price of their Fixed Shares and Floating Shares, or at all. There can be no assurance that there will be sufficient liquidity of the Fixed Shares and Floating Shares on the trading market, and that we will continue to meet the listing requirements of one or more of the CSE, OTCQX or FRA or achieve listing on any other public exchange.

There is currently no market through which the Securities, other than the Fixed Shares and Floating Shares, may be sold and, unless otherwise specified in the applicable Prospectus Supplement, none of the Debt Securities, Warrants, Subscription Receipts or Units will be listed on any securities or stock exchange or any automated dealer quotation system. As a consequence, purchasers may not be able to resell the Debt Securities, Warrants, Subscription Receipts or Units purchased under this Prospectus and the applicable Prospectus Supplement. This may affect the pricing of the Securities, other than the Fixed Shares and Floating Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation. There can be no assurance that an active trading market for the Securities, other than the Fixed Shares and Floating Shares, will develop or, if developed, that any such market, including for the Fixed Shares and Floating Shares, will be sustained.

Future offerings of Debt Securities, which would rank senior to our Fixed Shares and Floating Shares, may adversely affect the market price of our Fixed Shares and Floating Shares.

If, in the future, we decide to issue Debt Securities that may rank senior to our Fixed Shares and Floating Shares, it is likely that such securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our Fixed Shares and Floating Shares and may result in dilution to owners of our Fixed Shares and Floating Shares. We and, indirectly, our shareholders, will bear the cost of issuing and servicing such securities. Because our decision to issue Debt Securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of our Fixed Shares and Floating Shares will bear the risk of our future offerings reducing the market price of our Fixed Shares and Floating Shares and diluting the value of their shareholdings in us.

Our Fixed Shares may trade at a price that is not indicative of our performance or at a discount to the Fixed Exchange Ratio.

There is no guarantee that the Fixed Shares will trade at a price that reflects our performance or at a price relative to the trading price of the Canopy Shares based upon the Fixed Exchange Ratio. Given the uncertainties regarding the completion of the Acquisition, it is possible the Fixed Shares will trade at a significant discount to the Fixed Exchange Ratio.

Our Floating Shares may trade at a price that is not indicative of our performance or the minimum price required to be paid by Canopy pursuant to the Floating Call Option.

The intrinsic value of the Floating Shares is indeterminate. There is no guarantee that the Floating Shares will trade at a price that reflects our performance nor at the minimum price required to be paid by Canopy pursuant to the Floating Call Option. Moreover, the Floating Shares will not trade at a price that is necessarily proportionate to the trading price of the Fixed Shares.

Our credit agreements contain restrictive covenants which may adversely limit management’s discretion in operating our business.

Our credit agreements and the Debenture contain restrictive covenants that limit the discretion of management with respect to certain limited matters. A failure to comply with these terms could result in an event of default which, if not cured or waived, could result in accelerated repayment and may have a material and adverse consequence on our business, operations or financial condition, on a consolidated basis.

The Arrangement Agreement contains restrictive covenants which may adversely limit management’s discretion in operating our business.

The Arrangement Agreement contains restrictive covenants that may potentially impair the discretion of our management with respect to certain business matters. These covenants place restrictions on, among other things, the ability of us to make any material change to the nature of its business, to pay distributions or make certain other payments, to create liens or encumbrances not permitted by the Arrangement Agreement and to sell or otherwise dispose of certain assets. A failure to comply with these terms, if not cured or waived, could result in a breach of the Arrangement Agreement.

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If we do not comply with the initial business plan set forth in the Proposal Agreement, there may be significant restrictions on the operation of our business and Canopy may not be required to complete the Acquisition.

Pursuant to the Arrangement Agreement, we are required to comply with the initial business plan set forth in the Proposal Agreement (the “Initial Business Plan”). The Initial Business Plan sets forth certain Pro-Forma Net Revenue Targets (as defined in the Arrangement Agreement) and Consolidated Adj. EBITDA Targets (as defined in the Arrangement Agreement) for each applicable fiscal year of the Initial Business Plan.

If, at the end of a fiscal quarter (commencing with the fiscal quarter dated December 31, 2020), our Pro-Forma Revenue (as defined in the Arrangement Agreement) is less than 90% of the Pro-Forma Net Revenue Target set forth in the Initial Business Plan or if the Consolidated EBITDA (as defined in the Arrangement Agreement) is less than 90% of the Consolidated Adj. EBITDA Target set forth in the Initial Business Plan, an Interim Failure to Perform (as defined in the Arrangement Agreement) will be deemed to have occurred and the Austerity Measures (as defined in the Arrangement Agreement) will become applicable. The Austerity Measures place significant restrictions on our ability to take certain actions in the operation of our business. Among other things, the Austerity Measures prevent us from issuing any Fixed Shares, Fixed Multiple Shares or Floating Shares, granting any New Options (as defined in the Arrangement Agreement) or Floating Options (as defined in the Arrangement Agreement), entering into any contract in respect of Company Debt (as defined in the Arrangement Agreement) (other than in the ordinary course of business), or paying any fees owing to members of our Board of Directors (the “Board”). The Austerity Measures also prevent us and our subsidiaries from entering into any business combination, merger or acquisition of assets (other than in the ordinary course of business), from making any new capital investments or incurring any new capital expenditures, and from entering into any contract to dispose of any assets (other than in the ordinary course of business). The Austerity Measures will apply until the non-compliance causing the Interim Failure to Perform is cured by us and our subsidiaries, as applicable. However, if an Interim Failure to Perform occurs and the Austerity Measures are implemented, the ability of us to conduct our business in the ordinary course will be significantly restricted. Accordingly, the occurrence of an Interim Failure to Perform will increase the possibility that a Material Failure to Perform (as defined in the Arrangement Agreement) and/or a Failure to Perform (as defined in the Arrangement Agreement) will occur.

A Material Failure to Perform will be deemed to occur if our Pro-Forma Revenue is less than 80% of the Pro-Forma Net Revenue Target or the Consolidated EBITDA is less than 80% of the Consolidated Adj. EBITDA Target, as determined on an annual basis (commencing in respect of the fiscal year ending December 31, 2021). The occurrence of a Material Failure to Perform is considered a breach of a material term of the Arrangement Agreement incapable of being cured. Consequently, certain restrictive covenants under the Arrangement Agreement which relate to exclusivity and non-competition of Canopy in favor of us, including the restriction preventing Canopy from acquiring a competitor of ours in the United States, will terminate. In addition, the occurrence of a Material Failure to Perform is likely to constitute an event of default under the Debenture, causing the Hempco Loan to become immediately due and payable. If the Hempco Loan is required to be repaid prior to the maturity date, it would have an immediate and lasting material adverse effect on us and our ability to complete the Acquisition.

In addition, if our Pro-Forma Revenue is less than 60% of the Pro-Forma Net Revenue Target or the Consolidated EBITDA is less than 60% of the Consolidated Adj. EBITDA Target for the trailing 12 month period ending on the date that is 30 days prior to the proposed Acquisition Time, a Failure to Perform shall occur and a material adverse impact will be deemed to have occurred for purposes of Section 6.2(2)(h) of the Arrangement Agreement. In the event of a Failure to Perform, Canopy will not be required to complete the Acquisition.

If certain U.S. states do not legalize recreational cannabis use within a proximate timeframe, we may not be able to comply with the Initial Business Plan which may result in significant restrictions on the operation of our business and Canopy may not be required to Complete the Acquisition.

The Initial Business Plan has been prepared based on the assumption that certain regulatory initiatives legalizing recreational cannabis will be approved in Connecticut, Massachusetts, New York, Pennsylvania, Illinois, New Jersey, New Hampshire, Maine and Ohio within a proximate timeframe. If some or all of the anticipated regulatory initiatives do not occur in the foregoing states within the contemplated timeline, or at all, it will have a significant adverse impact on our ability to meet the Pro-Forma Net Revenue Targets and Consolidated Adj. EBITDA Targets prescribed in the Initial Business Plan, which will likely result in an Interim Failure to Perform that could lead to a Material Failure to Perform and ultimately, a Failure to Perform.

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If Canopy fails to complete the Acquisition or the Acquisition is completed on different terms, there could be a material adverse effect on our business.

There can be no assurance that the Acquisition will be completed, or if completed, that it will be completed on the same or similar terms to those set out in the Arrangement Agreement. The completion of the Acquisition is subject to the satisfaction of a number of conditions which include, among others, (i) obtaining necessary approvals, including the Acquisition Regulatory Approvals (as defined in the Arrangement Agreement), (ii) performance by us, and Canopy, of our, and their, respective obligations and covenants in the Arrangement Agreement, and (iii) cannabis production, distribution and sale becoming legal under United States federal law, or being removed from regulation under such law. If these conditions are not fulfilled or waived or the Acquisition is not completed for any other reason, our shareholders will not receive the Consideration Shares (as defined in the Arrangement Agreement) and, if applicable, the Floating Cash Consideration (as defined in the Arrangement Agreement). Certain of these conditions, including the occurrence of the Triggering Event Date, are outside of our control. There can be no certainty, nor can we provide any assurance, that all conditions precedent will be satisfied or waived, or, if satisfied or waived, when they will be satisfied or waived and, accordingly, the Acquisition may not be completed.

In addition, if the Acquisition is not completed, our ongoing business may be adversely affected as a result of the costs (including opportunity costs) incurred in respect of pursuing the Acquisition, and we could experience negative reactions from the financial markets, which could cause a decrease in the market price of the Fixed Shares, particularly if the market price reflects market assumptions that the Acquisition will be completed or completed on certain terms. We may also experience negative reactions from our customers and employees and there could be negative impact on our ability to attract future acquisition opportunities. Failure to complete the Acquisition or a change in the terms of the Acquisition could each have a material adverse effect on Acreage’s business, financial condition and results of operations.

If we issue more Fixed Shares than permitted under the Arrangement Agreement or if we, or one of our subsidiaries, make a $20,000,000 payout in certain situations, the holders of our Fixed Shares or Floating Shares may receive fewer Canopy Shares upon completion of the Acquisition.

There is a fixed maximum number of Canopy Shares that may be issued in connection with the Acquisition. In the event that we issue more Fixed Shares than the permitted threshold under the Arrangement Agreement or if we or any of our subsidiaries are required to make a payout over $20,000,000 in order to either (i) settle, (ii) satisfy a judgment, or (iii) acquire the disputed minority non-controlling interest, in connection with the claim filed by EPMMNY LLC against certain of our subsidiaries, the Fixed Exchange Ratio will be automatically reduced. In addition, in the event that we issue more Floating Shares than the permitted threshold under the Arrangement Agreement, the Floating Ratio will be automatically reduced. Any such reduction of the Fixed Exchange Ratio or Floating Ratio will result in the holders of Fixed Shares or Floating Shares, as applicable, receiving fewer Canopy Shares upon completion of the Acquisition.

Risks Related to our Articles of Incorporation

Our Articles of Incorporation contain a forum selection provision under Article 30, which, among other things, identifies the Supreme Court of British Columbia and the Court of Appeal of British Columbia as the exclusive forum for certain litigation. Given that, under United States law, investors cannot waive compliance by us with U.S. federal securities laws, it is uncertain whether the forum selection provision applies to actions arising under U.S. federal securities laws, and if it does, whether a British Columbia Court would enforce such provision. It is also uncertain whether a breach of U.S. securities law in and of itself would give rise to a direct cause of action in British Columbia, although indirect causes of action may arise thereunder as a result of, without limitation, breach, misrepresentation or the like. In the event it was determined that the forum selection provision applies to actions arising under U.S. federal securities laws or, if it did, a British Columbia court refused to enforce such provision or a breach of U.S. securities law did not give rise to a cause of action in British Columbia, there is a risk that we would be required to litigate any such breach in a jurisdiction which is less favorable to us, which could result in additional costs and financial losses that could have a material adverse effect on our business.

Risks Related to the United States Regulatory System

Our employees, directors, officers, managers and/or investors could face detention, denial of entry or lifetime bans from the United States for their business associations with us.

Because cannabis remains illegal under United States federal law, those investing in Canadian companies with operations in the United States cannabis industry could face detention, denial of entry or lifetime bans from the United States for their business associations with United States cannabis businesses. Entry happens at the sole discretion of U.S. Customs and Border Protection (“CBP”) officers on duty, and these officers have wide latitude to ask questions to determine the admissibility of a non-United States citizen or foreign national. The government of Canada has started warning travelers on its website that previous use of cannabis, or any substance prohibited by United States federal laws, could mean denial of entry to the United States. Business or financial involvement in the cannabis industry in the United States could also be reason enough for United States border guards to deny entry. On September 21, 2018, CBP released a statement outlining its current position with respect to enforcement of the laws of the United States. It stated that Canada’s legalization of cannabis will not change CBP enforcement of United States laws regarding controlled substances and because cannabis continues to be a controlled substance under United States law, working in or facilitating the proliferation of the legal cannabis industry in U.S. states where it is deemed legal may affect admissibility to the United States. On October 9, 2018, CBP released an additional statement regarding the admissibility of Canadian citizens working in the legal cannabis industry. CBP stated that a Canadian citizen working in or facilitating the proliferation of the legal cannabis industry in Canada coming into the United States for reasons unrelated to the cannabis industry will generally be admissible to the United States; however, if such person is found to be coming into the United States for reasons related to the cannabis industry, such person may be deemed inadmissible. As a result, CBP has affirmed that, employees, directors, officers, managers and investors of companies involved in business activities related to cannabis in the United States who are not United States citizens face the risk of being barred from entry into the United States for life.

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Uncertainty regarding the regulations under the U.S. 2018 Farm Bill, and undeveloped shared state-federal regulations over hemp cultivation and production, may impact our hemp business.

The Agriculture Improvement Act of 2018, otherwise known as the Farm Bill was signed into law on December 20, 2018. Under Section 10113 of the Farm Bill, state departments of agriculture must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of the U.S. Department of Agriculture the “USDA”). A state’s plan to license and regulate hemp can only commence once the Secretary of USDA approves that state’s plan. In states opting not to devise a hemp regulatory program, the USDA will need to construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally-run program. Even if a state creates a plan in conjunction with its governor and chief law enforcement officer, the Secretary of the USDA must approve such plan. There can be no guarantee that any state plan will be approved. Review times may be extensive. Although interim rules for hemp production under the Farm Bill are now in place federally, the timing of finalized federal rules and regulations, in addition to state specific rules and regulations, cannot be assured. There may be amendments and the ultimate plans, if approved by the states and the USDA, may materially limit our hemp business depending upon the scope of the regulations.

Laws and regulations affecting our industry governing operations under the Farm Bill are in development.

As a result of the Farm Bill’s recent passage, there will be a constant evolution of laws and regulations affecting the hemp industry that could detrimentally affect our operations. Local, state and federal hemp laws and regulations may be broad in scope and subject to changing interpretations. These changes may require us to incur substantial costs associated with legal and compliance fees and ultimately require us to alter our business plan. Furthermore, violations of these laws, or alleged violations, could disrupt our business and result in a material adverse effect on our operations. In addition, we cannot predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will be directly applicable to our business.

The possible FDA Regulation of hemp and industrial hemp-derived CBD, and the possible registration of facilities where hemp is grown and hemp-derived products are produced, if implemented, could negatively affect our hemp business.

As a result of the passage of the Farm Bill, at some indeterminate future time, the U.S. Food and Drug Administration (“FDA”)  may choose to change its position concerning products containing hemp, or cannabidiol (“CBD”)  derived from hemp, and may choose to enact regulations that are applicable to such products, including, but not limited to: the processing of hemp into hemp products; regulations covering the physical facilities where hemp is grown and/or processed; and possible testing to determine efficacy and safety of products containing hemp-derived CBD. In this hypothetical event, the proposed products, which we plan to introduce will likely contain CBD and may be subject to regulation. In the hypothetical event that some or all of these regulations are imposed, we do not know what the impact would be on the hemp industry in general, and what costs, requirements and possible prohibitions may be enforced. If we are unable to comply with the conditions and possible costs of possible regulations and/or registration, as may be prescribed by the FDA, we may be unable to continue to operate segments of our hemp business.

Our current officers and directors do not have experience in the hemp business.

Although management has business experience in cannabis, they have limited experience in the hemp-based product business or retail business. Therefore, without industry-specific experience, their business experience may not be enough to effectively start-up and maintain a hemp-based product company. As a result, the implementation of our hemp business plan may be delayed, or eventually, unsuccessful.

USE OF PROCEEDS

The net proceeds to us from any offering of Securities and the proposed use of those proceeds will be set forth in the applicable Prospectus Supplement relating to that offering of Securities. Among other potential uses, we may use the net proceeds from the sale of Securities for general corporate purposes, including funding ongoing operations and/or working capital requirements, to repay indebtedness outstanding from time to time, and to fund capital projects and potential future acquisitions.

Our management will retain broad discretion in allocating the net proceeds of any offering of Securities by us under this Prospectus and our actual use of the net proceeds will vary depending on the availability and suitability of investment opportunities and our operating and capital needs from time to time. All expenses relating to an offering of Securities and any compensation paid to underwriting dealers or agents as the case may be, will be paid out of the proceeds from the sale of Securities, unless otherwise stated in the applicable Prospectus Supplement. See “Risk Factors - We will have broad discretion as to the use of proceeds from the sale of our Securities”.

We may, from time to time, issue securities (including Securities) other than pursuant to this Prospectus.

PLAN OF DISTRIBUTION

We may offer and sell Securities directly to one or more purchasers, through agents, or through underwriters or dealers designated by us from time to time. We may distribute the Securities from time to time in one or more transactions at fixed prices (which may be changed from time to time), at market prices prevailing at the times of sale, at varying prices determined at the time of sale, at prices related to prevailing market prices or at negotiated prices including sales in transactions that are deemed to be “at-the-market distributions”. A description of such pricing will be disclosed in the applicable Prospectus Supplement. We may offer Securities in the same offering, or may offer Securities in separate offerings, including sales in transactions that are deemed to be “at-the-market distributions” as defined in National Instrument 44-102 – Shelf Distributions if our Canadian prospectus provides for the same, including sales made directly on a national securities exchange in the United States, as applicable.

A Prospectus Supplement will describe the terms of each specific offering of Securities, including: (i) the terms of the Securities to which the Prospectus Supplement relates, including the type of Security being offered; (ii) the name or names of any agents, underwriters or dealers involved in such offering of Securities; (iii) the purchase price of the Securities offered thereby and the proceeds to, and the portion of expenses borne by, us from the sale of such Securities; (iv) any agents’ commission, underwriting discounts and other items constituting compensation payable to agents, underwriters or dealers; and (v) any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers.

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If underwriters are used in an offering, the Securities offered thereby will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase Securities will be subject to the conditions precedent agreed upon by the parties and the underwriters will be obligated to purchase all Securities under that offering if any are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers may be changed from time to time.

The Securities may also be sold: (i) directly by us at such prices and upon such terms as agreed to; or (ii) through agents designated by us from time to time. Any agent involved in the offering and sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any agent is acting on a “best efforts” basis for the period of its appointment.

We may agree to pay the underwriters a commission for various services relating to the issue and sale of any Securities offered under any Prospectus Supplement. Agents, underwriters or dealers who participate in the distribution of the Securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under Canadian and U.S. securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

Each class or series of Debt Securities, Warrants, Subscription Receipts and Units will be a new issue of Securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities, Warrants, Subscription Receipts or Units will not be listed on any securities or stock exchange. Unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Debt Securities, Warrants, Subscription Receipts or Units may be sold and purchasers may not be able to sell the Debt Securities, Warrants, Subscription Receipts or Units purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the Debt Securities, Warrants, Subscription Receipts or Units in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation. Subject to applicable laws, certain dealers may make a market in the Debt Securities, Warrants, Subscription Receipts or Units, as applicable, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in the Debt Securities, Warrants, Subscription Receipts or Units or as to the liquidity of the trading market, if any, for the Debt Securities, Warrants, Subscription Receipts or Units.

No underwriter or dealer involved in an “at-the-market distribution”, no affiliate of such underwriter or dealer and no person acting jointly or in concert with such underwriter or dealer will over-allot Securities in connection with an offering of Securities or effect any other transactions that are intended to stabilize the market price of Securities.

In connection with any offering of Securities, other than an “at-the-market distribution”, unless otherwise specified in a Prospectus Supplement, underwriters or agents may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of Securities offered at levels other than those which might otherwise prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time.

DESCRIPTION OF FIXED SHARES

Holders of Fixed Shares are entitled to notice of and to attend at any meeting of our shareholders, except a meeting of which only holders of another particular class or series of our shares shall have the right to vote. At each such meeting, holders of Fixed Shares are entitled to one vote in respect of each Fixed Share held.

As long as any Fixed Shares remain outstanding, we may not, without the consent of the holders of the Fixed Shares expressed by separate special resolution, alter or amend our Articles if the result would prejudice or interfere with any right or special right attached to the Fixed Shares.

Holders of Fixed Shares are entitled to receive, as and when declared by our Board, dividends in cash or our property. No dividend may be declared on the Fixed Shares unless we simultaneously declare dividends on: (i) the Fixed Multiple Shares, in an amount per Fixed Multiple Share equal to the amount of the dividend declared per Fixed Share; and (ii) the Floating Shares, in an amount per Floating Share equal to the amount of the dividend declared per Fixed Share.

In the event of the liquidation, dissolution or winding-up, whether voluntary or involuntary, or in the event of any other distribution of assets among our shareholders for the purpose of winding up our affairs, the holders of Fixed Shares are entitled to participate pari passu with the holders of Floating Shares and Fixed Multiple Shares, with the amount of such distribution per Fixed Share equal to each of: (i) the amount of such distribution per Floating Share; and (ii) the amount of such distribution per Fixed Multiple Share.

Holders of Fixed Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of shares, or bonds, debentures or our other securities.

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There may be no subdivision or consolidation of the Fixed Shares unless, simultaneously, the Floating Shares and Fixed Multiple Shares are subdivided or consolidated utilizing the same divisor or multiplier.

Any Fixed Shares issued pursuant to this Prospectus, or to a Prospectus Supplement, will be subject in all respects to the Canopy Call Option to acquire such Fixed Shares.

Forum Selection Provision

Our Articles of Incorporation contain a forum selection provision under Article 30, which, among other things, identifies the Supreme Court of British Columbia and the Court of Appeal of British Columbia as the exclusive forum for certain litigation, however, it is uncertain whether such provision would apply to actions arising under U.S. federal securities laws, and if it does, whether a British Columbia Court would enforce such provision given that investors cannot waive compliance by us with U.S. federal securities laws. If the forum selection provision does in fact apply to a cause of actions arising under U.S. federal securities laws and a British Columbia court were to enforce Article 30 of our Articles of Incorporation, it is nevertheless true that investors cannot waive compliance by us with U.S. federal securities laws and the rules and regulations thereunder, which would seemingly include procedural and therefore likely jurisdictional provisions. It also remains uncertain as to whether a breach of U.S. securities law in and of itself would give rise to a direct cause of action in British Columbia. We believe that if a British Columbia Court were to enforce Article 30 of our Articles of Incorporation in an action brought by an investor against us under U.S. federal securities laws, the investor would be obliged to bring such action in a British Columbia Court and prove U.S. federal securities laws by expert evidence in such an action.

DESCRIPTION OF FLOATING SHARES

Holders of Floating Shares are entitled to notice of and to attend at any meeting of our shareholders, except a meeting of which only holders of another particular class or series of our shares shall have the right to vote. At each such meeting, holders of Floating Shares are entitled to one vote in respect of each Floating Share held.

As long as any Floating Shares remain outstanding, we may not, without the consent of the holders of the Floating Shares expressed by separate special resolution, alter or amend our Articles if the result would be to prejudice or interfere with any right or special right attached to the Floating Shares or affect the rights of the holders of Fixed Shares, Floating Shares or Fixed Multiple Shares on a per share basis. In connection with the exercise of the voting rights in respect of any such approvals, each holder of Floating Shares has one vote in respect of each Floating Share held.

Holders of Floating Shares are entitled to receive, as and when declared by the Board, dividends in cash or our property. No dividend may be declared on the Floating Shares unless we simultaneously declare dividends on: (i) the Fixed Shares in an amount equal to the dividend declared per Floating Shares; and (ii) on the Fixed Multiple Shares in an amount equal to the dividend declared per Floating Share.

In the event of the liquidation, dissolution or winding-up, whether voluntary or involuntary, or in the event of any other distribution of assets among our shareholders for the purpose of winding up our affairs, the holders of Floating Shares are entitled to participate pari passu with: (i) the holders of Fixed Shares in an amount equal to the amount of such distribution per Fixed Share; (ii) the holders of Fixed Multiple Share in an amount equal to the amount of such distribution per Fixed Multiple Share.

Holders of Floating Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of shares, or bonds, debentures or our other securities.

There may be no subdivision or consolidation of the Floating Shares unless, simultaneously, the Fixed Shares and Fixed Multiple Shares are subdivided or consolidated using the same divisor or multiplier.

Any Floating Shares issued pursuant to this Prospectus, or to a Prospectus Supplement, will be subject in all respects to the Canopy Call Option to acquire such Floating Shares.

Forum Selection Provision

Our Articles of Incorporation contain a forum selection provision under Article 30, which, among other things, identifies the Supreme Court of British Columbia and the Court of Appeal of British Columbia as the exclusive forum for certain litigation, however, it is uncertain whether such provision would apply to actions arising under U.S. federal securities laws, and if it does, whether a British Columbia Court would enforce such provision given that investors cannot waive compliance by the us with U.S. federal securities laws. If the forum selection provision does in fact apply to a cause of actions arising under U.S. federal securities laws and a British Columbia court were to enforce Article 30 of our Articles of Incorporation, it is nevertheless true that investors cannot waive compliance by us with U.S. federal securities laws and the rules and regulations thereunder, which would seemingly include procedural and therefore likely jurisdictional provisions. It also remains uncertain as to whether a breach of U.S. securities law in and of itself would give rise to a direct cause of action in British Columbia. We believe that if a British Columbia Court were to enforce Article 30 of our Articles of Incorporation in an action brought by an investor against us under U.S. federal securities laws, the investor would be obliged to bring such action in a British Columbia Court and prove U.S. federal securities laws by expert evidence in such an action.

DESCRIPTION OF DEBT SECURITIES

As of the date of this Prospectus, we have no Debt Securities outstanding. We may issue Debt Securities, separately or together, with Fixed Shares, Floating Shares, Warrants, Subscription Receipts or Units or any combination thereof, as the case may be. The Debt Securities will be issued in one or more series under an indenture (the “Indenture”) to be entered into between us and one or more trustees (the “Trustee”) that will be named in a Prospectus Supplement for a series of Debt Securities. To the extent applicable, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended. A copy of the form of the Indenture to be entered into has been or will be filed with the SEC as an exhibit to the registration statement and will be filed with the securities commissions or similar authorities in Canada when it is entered into. The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. Terms used in this summary that are not otherwise defined herein have the meaning ascribed to them in the Indenture. The particular terms relating to Debt Securities offered by a Prospectus Supplement will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

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•	the specific designation of the Debt Securities; any limit on the aggregate principal amount of the Debt Securities; the date or dates, if any, on which the Debt Securities will mature and the portion (if less than all of the principal amount) of the Debt Securities to be payable upon declaration of acceleration of maturity;

•	the rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Debt Securities that are in registered form;

•	the terms and conditions under which we may be obligated to redeem, repay or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or otherwise;

•	the terms and conditions upon which we may redeem the Debt Securities, in whole or in part, at our option;

•	the covenants applicable to the Debt Securities;

•	the terms and conditions for any conversion or exchange of the Debt Securities for any other securities;

•	the extent and manner, if any, to which payment on or in respect of the Debt Securities of the series will be senior or will be subordinated to the prior payment of our other liabilities and obligations;

•	whether the Debt Securities will be secured or unsecured;

•	whether the Debt Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the Debt Securities which are in bearer form and as to exchanges between registered form and bearer form;

•	whether the Debt Securities will be issuable in the form of registered global securities (“Global Securities”), and, if so, the identity of the depositary for such registered Global Securities;

•	the denominations in which registered Debt Securities will be issuable, if other than denominations of $1,000, integral multiples of $1,000 and the denominations in which bearer Debt Securities will be issuable, if other than $5,000;

•	each office or agency where payments on the Debt Securities will be made and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;

•	if other than United States dollars, the currency in which the Debt Securities are denominated or the currency in which we will make payments on the Debt Securities;

•	material Canadian federal income tax consequences and United States federal income tax consequences of owning the Debt Securities;

•	any index, formula or other method used to determine the amount of payments of principal (and premium, if any) or interest, if any, on the Debt Securities; and

•	any other terms, conditions, rights or preferences of the Debt Securities which apply solely to the Debt Securities.

If we denominate the purchase price of any of the Debt Securities in a currency or currencies other than United States dollars or a non-United States dollar unit or units, or if the principal of and any premium and interest on any Debt Securities is payable in a currency or currencies other than United States dollars or a non-United States dollar unit or units, we will provide investors with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of Debt Securities and such non-United States dollar currency or currencies or non-United States dollar unit or units in the applicable Prospectus Supplement.

Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

The terms on which a series of Debt Securities may be convertible into or exchangeable for Fixed Shares, Floating Shares or other securities will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of Fixed Shares, Floating Shares or other securities to be received by the holders of such series of Debt Securities would be subject to adjustment.

To the extent any Debt Securities are convertible into Fixed Shares, Floating Shares or other securities, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.

DESCRIPTION OF WARRANTS

The following is a brief summary of certain general terms and provisions of the Warrants that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Warrants which may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Warrants, and the extent to which the general terms and provisions described below may apply to such Warrants will be described in the applicable Prospectus Supplement.

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Warrants may be offered separately or together with other Securities, as the case may be. Each series of Warrants may be issued under a separate warrant indenture or warrant agency agreement to be entered into between us and one or more banks or trust companies acting as Warrant agent or may be issued as stand-alone contracts. The applicable Prospectus Supplement will include details of the Warrant agreements, if any, governing the Warrants being offered. The Warrant agent, if any, will be expected to act solely as our agent and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. A copy of any warrant indenture or any warrant agency agreement relating to an offering of Warrants will be filed by us with the relevant securities regulatory authorities after it has been entered into by us.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Warrants being offered thereby, which may include, without limitation, the following (where applicable):

•	the designation of the Warrants;

•	the aggregate number of Warrants offered and the offering price;

•	the designation, number and terms of the other Securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

•	the exercise price, including currency, of the Warrants;

•	the dates or periods during which the Warrants are exercisable including any “early termination” provisions;

•	the designation, number and terms of any Securities with which the Warrants are issued;

•	if the Warrants are issued as a unit with another Security, the date on and after which the Warrants and the other Security will be separately transferable;

•	whether such Warrants are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any minimum or maximum amount of Warrants that may be exercised at any one time;

•	whether such Warrants will be listed on any securities exchange;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

•	certain material Canadian and United States tax consequences of owning the Warrants; and

•	any other material terms and conditions of the Warrants.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The following is a brief summary of certain general terms and provisions of the Subscription Receipts that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Subscription Receipts which may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Subscription Receipts, and the extent to which the general terms and provisions described below may apply to such Subscription Receipts will be described in the applicable Prospectus Supplement. Subscription Receipts may be offered separately or together with other Securities, as the case may be.

The Subscription Receipts may be issued under a subscription receipt agreement. The applicable Prospectus Supplement will include details of the subscription receipt agreement, if any, governing the Subscription Receipts being offered. We will file a copy of the subscription receipt agreement, if any, relating to an offering of Subscription Receipts with the relevant securities regulatory authorities after it has been entered into by us.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Subscription Receipts being offered thereby, which may include, without limitation, the following (where applicable):

•	the number of Subscription Receipts;

•	the price, including currency, at which the Subscription Receipts will be offered;

•	the terms, conditions and procedures for the conversion of the Subscription Receipts into other Securities;

•	the dates or periods during which the Subscription Receipts are convertible into other Securities;

•	the designation, number and terms of the other Securities that may be issued upon conversion of each Subscription Receipt;

•	the designation, number and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

•	whether such Subscription Receipts are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	terms applicable to the gross or net proceeds from the sale of the Subscription Receipts plus any interest earned thereon;

•	certain material Canadian and United States tax consequences of owning the Subscription Receipts; and

•	any other material terms and conditions of the Subscription Receipts.

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DESCRIPTION OF UNITS

The following is a brief summary of certain general terms and provisions of the Units that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Units which may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Units, and the extent to which the general terms and provisions described below may apply to such Units will be described in the applicable Prospectus Supplement. Units may be offered separately or together with other Securities, as the case may be.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Units being offered thereby, which may include, without limitation, the following (where applicable):

•	the number of Units;

•	the price, including currency, at which the Units will be offered;

•	the designation, number and terms of the Securities comprising the Units;

•	whether the Units will be issued with any other Securities and, if so, the amount and terms of these Securities;

•	terms applicable to the gross or net proceeds from the sale of the Units plus any interest earned thereon;

•	the date on and after which the Securities comprising the Units will be separately transferable;

•	whether the Securities comprising the Units will be listed on any securities exchange;

•	whether such Units or the Securities comprising the Units are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Units;

•	certain material Canadian and United States tax consequences of owning the Units; and

•	any other material terms and conditions of the Units.

TRANSFER AGENT AND REGISTRAR

Our transfer agent and registrar is Odyssey Trust Company located at 835 - 409 Granville Street, Vancouver, British Columbia V6C 1T2.

LEGAL MATTERS

Unless otherwise specified in a Prospectus Supplement relating to any Securities offered, certain Canadian legal matters in connection with the offering of Securities will be passed upon on behalf of Acreage by DLA Piper (Canada) LLP and certain United States legal matter in connection with the offering of Securities may be passed upon on behalf of Acreage by Dorsey & Whitney LLP. In addition, certain legal matters in connection with any offering of Securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents, as the case may be.

EXPERTS

The following persons or companies are named as having prepared or certified a report, valuation, statement or opinion in this Prospectus, either directly or in a document incorporated herein by reference, and whose profession or business gives authority to the report, valuation, statement or opinion made by the expert.

Marcum LLP is our independent registered public accounting firm, and audited our financial statements for the years ended December 31, 2019, 2018 and 2017 contained in our Annual Report on Form 10-K for the year ended December 31, 2019 and the amendment thereto on Form 10-K/A, incorporated by reference herein.

KPMG LLP, an independent registered public accounting firm, has audited the financial statements of Canopy included in Canopy’s Annual Report on Form 10-K, as amended, and issued its report on the effectiveness of Canopy’s internal control over financial reporting as of March 31, 2020, which is incorporated by reference into our Definitive Proxy Statement on Schedule 14A, filed with the SEC on August 17, 2020.

Eight Capital is named as having prepared or certified a report, statement or opinion contained in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on August 17, 2020, which is incorporated by reference herein.

DOCUMENTS INCORPORATED BY REFERENCE

We incorporate by reference (i) the documents listed below, (ii) all filings made by us pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of the initial registration statement and prior to effectiveness of the registration statement, and (iii) future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, unless otherwise provided therein or herein, information furnished pursuant to Item 2.02, Item 7.01 and certain exhibits furnished pursuant to Item 9.01 of our Current Reports on Form 8-K, which are deemed to be furnished and not filed and therefore not incorporated by reference herein, unless specifically stated otherwise in such filings, after the date of the initial filing of this registration statement on Form S-3 to which this Prospectus relates until the termination of the offering under this Prospectus). Any statement contained in a document incorporated by reference in this Prospectus shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus, any related free writing prospectus or in any other subsequently filed document which is incorporated by reference modifies or supersedes such statement.

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(a)	our Annual Report on Form 10-K, for the year ended December 31, 2019, filed with the SEC on May 29, 2020, as amended on August 14, 2020;

(b)	our Quarterly Report on Form 10-Q, for the quarterly period ended March 31, 2020, as filed with the SEC on June 29, 2020;

(c)	our Quarterly Report on Form 10-Q, for the quarterly period ended June 30, 2020, as filed with the SEC on August 14, 2020;

(d)	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on June 10, 2020;

(e)	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on August 17, 2020;

(f)	our Current Reports on Form 8-K filed with the SEC on February 13, 2020, February 21, 2020, February 26, 2020, March 17, 2020, March 30, 2020, April 6, 2020, April 22, 2020, June 4, 2020, June 19, 2020, June 26, 2020, June 30, 2020, July 27, 2020, August 11, 2020, August 19, 2020, September 16, 2020, September 21, 2020, September 23, 2020, September 28, 2020 and September 30, 2020; and

(g)	the description of our Fixed Shares and Floating Shares contained in our registration statement on Form 8-A filed with the SEC on September 23, 2020, including any amendment or report filed for purposes of updating such description.

Copies of the documents incorporated by reference in this Prospectus may be obtained by submitting a written request to us at our principal offices at 366 Madison Avenue, 11th Floor, New York, New York 10017.

We also maintain a web site at http://www.acreageholdings.com through which you can obtain copies of documents that we have filed with the SEC. The contents of that site are not incorporated by reference into or otherwise a part of this Prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. This Prospectus is part of a registration statement and, as permitted by SEC rules, does not contain all of the information included in the registration statement. Whenever a reference is made in this Prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are part of the registration statement. Our SEC filings and information omitted from this Prospectus but contained in the Registration Statement is available on our profile at www.sec.gov.

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PROSPECTUS

ACREAGE HOLDINGS, INC.

$300,000,000 Class E Subordinate Voting Shares Class D Subordinate Voting Shares Debt Securities Warrants Subscription Receipts Units

, 2020

Subject to Completion October 21, 2020

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

ACREAGE HOLDINGS, INC.

4,259,633
Class E Subordinate Voting Shares Underlying Warrants (exercisable at $4.00) Previously Issued
1,825,556
Class D Subordinate Voting Shares Underlying Warrants (exercisable at $4.00) Previously Issued

This Prospectus relates to 4,259,633 Class E subordinate voting shares, no par value (the “Fixed Shares”), issuable upon the exercise of warrants previously issued by us in February 2020, with an exercise price of $4.00 per share, subject to adjustment, and which expire five years after their issuance (the “Fixed Warrants”) and to 1,825,556 Class D subordinate voting shares, no par value (the “Floating Shares”), issuable upon the exercise of warrants previously issued by us in February 2020, with an exercise price of $4.00 per share, subject to adjustment, and which expire five years after their issuance (the “Floating Warrants”).

The Fixed Shares are currently listed on the Canadian Securities Exchange (the “CSE”) under the trading symbol “ACRG.A.U”, quoted on the OTCQX under the trading symbol “ACRHF”, and traded on the Frankfurt Stock Exchange (“FRA”) under the trading symbol “0VZ1”.The Floating Shares are currently listed on the CSE under the trading symbol “ACRG.B.U”, quoted on the OTCQX under the trading symbol “ACRDF”, and traded on the FRA under the trading symbol “0VZ2”. On October 20, 2020, the last reported sale price of the Fixed Shares on the OTCQX was $3.00 per Fixed Share and on the CSE was $2.87 per Fixed Share; the last reported sale price of the Floating Shares on the OTCQX was $2.90 per Floating Share and on the CSE was $2.75 per Floating Share.

Investing in the Fixed Shares or Floating Shares involves risks. See “Risk Factors” on page 11.

These Fixed Shares and Floating Shares have not been approved or disapproved by the United States Securities and Exchange Commission (the “SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS , 2020.

ABOUT THIS PROSPECTUS

This Prospectus relates to the offering by us of (i) 4,259,633 Fixed Shares issuable upon the exercise of warrants previously issued by us in February 2020, with an exercise price of $4.00 per share, subject to adjustment, and which expire five years after their issuance, and (ii) 1,825,556 Floating Shares, issuable upon the exercise of warrants previously issued by us in February 2020, with an exercise price of $4.00 per share, subject to adjustment, and which expire five years after their issuance.

This Prospectus describes the specific terms of the Fixed Shares and Floating Shares that will be issued upon the exercise of the Fixed Warrants and Floating Warrants, respectively, and also adds to, and updates information contained in, the documents incorporated by reference into this Prospectus. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this Prospectus — the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates. You should read this Prospectus, the documents and information incorporated by reference in this Prospectus, and any free writing prospectus that we have authorized for use in connection with this offering when making your investment decision. You should also read and consider the information in the documents we have referred you to under the captions “Where You Can Find More Information” and “Information Incorporated by Reference.” You should rely only on information contained or incorporated by reference in this Prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it.

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this Prospectus or any documents we incorporate by reference herein is accurate as of any date other than the date on the front of each such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

The information contained in this Prospectus, the documents and information incorporated by reference in this Prospectus, and any free writing prospectus that we have authorized for use in connection with this offering are accurate only as of their respective dates, regardless of the time of delivery of this Prospectus or of any sale of our Fixed Shares or Floating Shares. In this Prospectus, unless the context otherwise indicates, the terms “Acreage,” the “Company,” “Registrant,” “we,” “our” and “us” or similar terms refer to Acreage Holdings, Inc., including our subsidiaries. Any references in this Prospectus to our financial statements include, unless the context indicates otherwise, the related notes.

Owning Fixed Shares or Floating Shares may subject you to tax consequences both in Canada and the United States. You should read the tax discussion in this Prospectus with respect to the offering of Fixed Shares and Floating Shares and consult your own tax advisor with respect to your own particular circumstances.

References in this Prospectus to “$” are to United States dollars. Canadian dollars are indicated by the symbol “C$”.

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. The distribution or possession of this Prospectus in or from certain jurisdictions may be restricted by law. This Prospectus is not an offer to sell these Securities and is not soliciting an offer to buy these Securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of the Fixed Shares or Floating Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

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SUMMARY

The Company

Acreage Holdings, Inc. is a vertically integrated, multi-state operator in the U.S. cannabis industry. Our operations include (i) cultivating cannabis plants, (ii) manufacturing branded consumer products, (iii) distributing cannabis flower and manufactured products, and (iv) retailing high-quality, effective and dosable cannabis products to consumers. We appeal to medical and adult recreational use (“adult-use”) customers through brand strategies intended to build trust and loyalty.

We are a British Columbia company that began trading on the Canadian Securities Exchange on November 15, 2018 following the completion of the reverse takeover transaction (the “RTO”) between us and High Street Capital Partners, LLC (“High Street”), which is an indirect subsidiary of ours, on November 14, 2018. We were originally incorporated under the Business Corporations Act (Ontario) on July 12, 1989 as Applied Inventions Management Inc. On August 29, 2014, we changed our name to Applied Inventions Management Corp. We redomiciled from Ontario into British Columbia and changed our name to Acreage Holdings, Inc. on November 9, 2018.

Kevin Murphy, our Chair and former Chief Executive Officer, began investing in the cannabis space in 2011 with minority investments in dispensaries located in medical-use states on the east coast of the United States. High Street was founded by Mr. Murphy in April 2014 to invest in the burgeoning U.S. regulated cannabis market and, until April 2018, was an investment holding company and engaged in the business of investing in cannabis companies. As part of the formation of High Street in 2014, Mr. Murphy contributed his cannabis related investment portfolio valued at approximately $14,000,000 to High Street in exchange for 20,000,000 Class B membership units of High Street.

We and High Street have invested in geographically diverse licensed entities that operate in both the adult-use and medical-use authorized U.S. states. The companies and other entities in which we and High Street have a direct or indirect ownership interest (collectively, the “Subsidiaries”) focus on all aspects of the state regulated cannabis industry. As a result of its experience investing in the industry, and, in many cases, active involvement with the Subsidiaries, High Street’s management gained significant experience in cultivation, processing and dispensing of cannabis and cannabis infused products.

From inception until April 2018, when High Street began the process of converting its minority investments in many of the Subsidiaries into controlling interests, the principal business activity of High Street was to provide debt and equity capital to existing cannabis license holders, cannabis license applicants and related management companies which are party to financing and consulting services agreements with High Street-owned entities in certain U.S. states where medical-use and/or adult-use of cannabis is legal. Such investments included straight debt securities (secured or unsecured), convertible debt instruments and/or common or preferred equity securities issued by the Subsidiaries. As an investor in these Subsidiaries, High Street was generally entitled to hold board seats and played an advisory role in the management and operations of such Subsidiaries, which afforded High Street the opportunity to build its institutional knowledge in the cannabis space. Additionally, being an investor in the Subsidiaries provided High Street with the ability to develop a vertically-integrated U.S. cannabis market participant with one of the largest footprints in the industry at the time.

High Street is a Delaware limited liability company, or LLC, rather than a corporation. Unlike a corporation, generally all profits and losses of the business carried on by an LLC “pass through” to each member of the LLC. LLC members report their respective shares of such profits and losses on their U.S. federal tax returns. Membership equity interests in High Street are represented by units.

Since 2018, we have worked toward becoming the best multi-state operator in the U.S. and we continue to be committed to providing access to cannabis’ beneficial properties by creating the best quality products and consumer experiences.

Recent Developments

Amended Arrangement with Canopy Growth Corporation

On June 24, 2020, we entered into a proposal agreement (the “Proposal Agreement”) with Canopy Growth Corporation (“Canopy”) which set out, among other things, the terms and conditions upon which us and Canopy were proposing to enter into an amending agreement (the “Amending Agreement”, and together with the Original Arrangement Agreement (as hereinafter defined), the “Arrangement Agreement”) to further amend the arrangement agreement between us and Canopy, dated April 18, 2019, as amended by that certain amending agreement between us and Canopy, dated May 15, 2019 (together, the “Original Arrangement Agreement”), amend and restate the plan of arrangement between us, our securityholders and Canopy completed on June 24, 2019 (the “Amended Plan of Arrangement”) and implement the Amended Plan of Arrangement (the “Amended Arrangement”) pursuant to the Business Corporations Act (British Columbia) (“BCBCA”). The effectiveness of the amendment to the Original Arrangement Agreement and the implementation of the Amended Plan of Arrangement was subject to the conditions set out in the Proposal Agreement, which included, among others, approval by: (i) the Supreme Court of British Columbia (the “Court”) at a hearing upon the procedural and substantive fairness of the terms and conditions of the Amended Arrangement; and (ii) our shareholders, as required by applicable corporate and securities laws.

The Amended Arrangement was approved by our shareholders at our special meeting held on September 16, 2020 and a final order approving the Amended Arrangement was obtained from the Court on September 18, 2020.

Following the satisfaction of various conditions set forth in the Proposal Agreement, on September 23, 2020, us and Canopy entered into the Arrangement Agreement and implemented the Amended Arrangement effective at 12:01 a.m. (Vancouver time) (the “Amendment Time”) on September 23, 2020 (the “Amendment Date”).

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Pursuant to the Amended Plan of Arrangement, Canopy made a cash payment of $37,500,024 (the “Aggregate Amendment Option Payment”), which was delivered to our shareholders and certain holders of securities convertible or exchangeable into our shares. Holders of Class A subordinate voting shares (the “SVS”), Class B proportionate voting shares (the “PVS”), Class C multiple voting shares (the “MVS”), and certain other parties, received approximately $0.30 per SVS, being their pro rata portion (on an as-converted to SVS basis) of the Aggregate Amendment Option Payment, based on the number of our outstanding securities and certain holders of securities convertible or exchangeable into our shares, as of the close of business on September 22, 2020, the record date for payment of the Aggregate Amendment Option Payment.  The  Aggregate Amendment Option Payment was distributed to such holders of record on or about September 25, 2020.

Upon implementation of the Amended Arrangement, our articles of incorporation were amended to, among other things, create three new classes of shares in our capital, being Fixed Shares, Floating Shares and Class F multiple voting shares (the “Fixed Multiple Shares”), and, in connection with such amendment, we completed a capital reorganization (the “Capital Reorganization”) effective as of the Amendment Time whereby: (i) each SVS was exchanged for 0.7 of a Fixed Share and 0.3 of a Floating Share; (ii) each PVS was exchanged for 28 Fixed Shares and 12 Floating Shares; and (iii) each  MVS was exchanged for 0.7 of a Fixed Multiple Share and 0.3 of a Floating Share.

At the Amendment Time, on the terms and subject to the conditions of the Amended Plan of Arrangement, each option, restricted share unit, compensation option and warrant to acquire SVS that was outstanding immediately prior to the Amendment Time were exchanged for a replacement option, restricted stock unit, compensation option or warrant, as applicable, to acquire Fixed Shares (a “Fixed Share Replacement Security”) and a replacement option, restricted stock unit, compensation option or warrant, as applicable, to acquire Floating Shares (a “Floating Share Replacement Security”) in order to account for the Capital Reorganization.

Pursuant to the Amended Plan of Arrangement, upon the occurrence, or waiver (at the discretion of Canopy), of a change in federal laws in the United States to permit the general cultivation, distribution and possession of marijuana (as defined in the relevant legislation) or to remove the regulation of such activities from the federal laws of the United States (the “Triggering Event” and the date on which the Triggering Event occurs, the “Triggering Event Date”), Canopy, will, subject to the satisfaction or waiver of certain closing conditions set out in the Arrangement Agreement: (i) acquire all of the issued and outstanding Fixed Shares (following the mandatory conversion of the Fixed Multiple Shares into Fixed Shares) on the basis of 0.3048 (the “Fixed Exchange Ratio”) of a common share of Canopy (each, a “Canopy Share”) for each Fixed Share held at the time of the acquisition of the Fixed Shares (the “Acquisition Time”), subject to adjustment in accordance with the terms of the Amended Plan of Arrangement (the “Canopy Call Option”); and (ii) have the right (but not the obligation) (the “Floating Call Option”), exercisable for a period of 30 days following the Triggering Event Date to acquire all of the issued and outstanding Floating Shares. Upon exercise of the Floating Call Option, Canopy may acquire the Floating Shares for cash or for Canopy Shares or a combination thereof, in Canopy’s sole discretion. If paid in cash, the price per Floating Share shall be equal to the volume-weighted average trading price of the Floating Shares on the CSE (or other recognized stock exchange on which the Floating Shares are primarily traded as determined by volume) for the 30 trading day period prior to the exercise (or deemed exercise) of the Canopy Call Option, subject to a minimum amount of $6.41. If paid in Canopy Shares, each Floating Share will be exchanged for a number of Canopy Shares equal to (i) the volume-weighted average trading price of the Floating Shares on the CSE (or other recognized stock exchange on which the Floating Shares are primarily traded as determined by volume) for the 30 trading day period prior to the exercise (or deemed exercise) of the Canopy Call Option, subject to a minimum amount of $6.41, divided by (ii) the volume-weighted average trading price (expressed in US$) of the Canopy Shares on the New York Stock Exchange (the “NYSE”) (or such other recognized stock exchange on which the Canopy Shares are primarily traded if not then traded on the NYSE) for the 30 trading day period immediately prior to the exercise (or deemed exercise) of the Canopy Call Option (the “Floating Ratio”). The Floating Ratio is subject to adjustment in accordance with the Amended Plan of Arrangement if Acreage issues greater than the permitted number of Floating Shares prior to the Acquisition Date. No fractional Canopy Shares will be issued pursuant to the Amended Plan of Arrangement. The Floating Call Option cannot be exercised unless the Canopy Call Option is exercised (or deemed to be exercised). The closing of the acquisition of the Floating Shares pursuant to the Floating Call Option, if exercised, will take place concurrently with the closing of the acquisition of the Fixed Shares (the “Acquisition”) pursuant to the Canopy Call Option, if exercised. The Canopy Call Option and the Floating Call Option will expire 10 years from the Amendment Time.

At the Acquisition Time, on the terms and subject to the conditions of the Amended Plan of Arrangement, each Fixed Share Replacement Security will be exchanged for a replacement option, restricted stock unit, compensation option or warrant, as applicable, to acquire from Canopy such number of Canopy Shares as is equal to: (i) the number of Fixed Shares that were issuable upon exercise of such Fixed Share Replacement Security immediately prior to the Acquisition Time, multiplied by (ii) the Fixed Exchange Ratio in effect immediately prior to the Acquisition Time (provided that if the foregoing would result in the issuance of a fraction of a Canopy Share, then the number of Canopy Shares to be issued will be rounded down to the nearest whole number).

In the event that the Floating Call Option is exercised and Canopy acquires the Floating Shares at the Acquisition Time, on the terms and subject to the conditions of the Amended Plan of Arrangement, each Floating Share Replacement Security will be exchanged for a replacement option, restricted stock unit, compensation option or warrant, as applicable, to acquire from Canopy such number of Canopy Shares as is equal to: (i) the number of Floating Shares that were issuable upon exercise of such Floating Share Replacement Security immediately prior to the Acquisition Time, multiplied by (ii) the Floating Ratio (provided that if the foregoing would result in the issuance of a fraction of a Canopy Share, then the number of Canopy Shares to be issued will be rounded down to the nearest whole number).

In the event that Floating Call Option is exercised and Canopy acquires the Floating Shares at the Acquisition Time, we will be a wholly-owned subsidiary of Canopy. If Canopy completes the Acquisition of the Fixed Shares but does not acquire the Floating Shares, the Floating Call Option will terminate, and the Floating Shares shall remain outstanding.

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See “Description of the Amended Arrangement” in our Definitive Proxy Statement and Management Information Circular dated August 17, 2020.

Debenture

In connection with the implementation of the Amended Arrangement, 11065220 Canada Inc., an affiliate of Canopy (the “Hempco Lender”) agreed to provide a loan of up to $100,000,000 (the “Hempco Loan”) to Universal Hemp, LLC, an affiliate of ours that operates solely in the hemp industry in full compliance with all applicable laws (“Hempco”) pursuant to a secured debenture dated September 23, 2020 (the “Debenture”) issued by Hempco to the Hempco Lender.

$50,000,000 of the Hempco Loan was advanced on the Amendment Date (the “Initial Advance”) and $50,000,000 of the Hempco Loan (the “Hempco Second Advance”) will be advanced in the event that the following conditions, among others, are satisfied: (a) Hempco’s EBITDA (as defined in the Debenture) for any 90 day period is greater than or equal to 2.0 times the interest costs associated with the Initial Advance; and (b) Hempco’s business plan for the 12 months following the applicable 90 day period supports an Interest Coverage Ratio (as defined in the Debenture) of at least 2.00:1.

The principal amount of the Hempco Loan will bear interest from the date of advance, compounded annually, and will be payable on each anniversary of the date of the Debenture in cash in U.S. dollars at a rate of 6.1% per annum. The Hempco Loan will mature 10 years from the date of the Initial Advance.

The Hempco Loan must be used exclusively for U.S. hemp-related operations and on the express condition that such amount will not be used, directly or indirectly, in connection with or for the operation or benefit of any of Hempco’s affiliates other than subsidiaries of Hempco exclusively engaged in U.S. hemp-related operations and not directly or indirectly, towards the operation or funding of any activities that are not permissible under applicable law. The Hempco Loan proceeds must be segregated in a distinct bank account and detailed records of debits to such distinct bank account will be maintained by Hempco.

No payment due and payable to the Hempco Lender by Hempco pursuant to the Debenture may be made using funds directly or indirectly derived from any cannabis or cannabis-related operations in the United States, unless and until the Triggering Event Date.

The Debenture includes usual and typical events of default for a financing of its nature, including, without limitation, if: (i) we are in breach or default of any representation or warranty in any material respect pursuant to the Arrangement Agreement; (ii) the Non-Core Divestitures (as defined in the Debenture) are not completed within 18 months from the Amendment Date; and (iii) we fail to perform or comply with any covenant or obligation in the Arrangement Agreement which is not remedied within 30 days after written notice is given to Hempco by the Hempco Lender. The Debenture also includes customary representations and warranties, positive covenants and negative covenants of Hempco. See “Transaction Agreements – Debenture” in our Definitive Proxy Statement and Management Information Circular dated August 17, 2020.

Credit Agreement Amendment

In connection with, and as a condition to the implementation of, the Amended Arrangement, the credit agreement dated March 6, 2020 among Acreage Finance Delaware, LLC, as borrower, and Acreage IP Holdings, LLC, Prime Wellness of Connecticut, LLC, D&B Wellness, LLC and Thames Valley Apothecary, LLC, as guarantors, and IP Investment Company, LLC, as lender, administrative agent and collateral agent (the “Original Credit Agreement”) was amended in accordance with an amendment to the Original Credit Agreement among the parties thereto dated the Amendment Date (the “Credit Agreement Amendment”, and together with the Original Credit Agreement, the “First Amended Credit Agreement”). The Credit Agreement Amendment provides that: (i) with respect to $21,000,000 of the principal amount advanced pursuant to the Original Credit Agreement (the “Mr. Murphy Amount”), effective as of the Amendment Time, the Original Credit Agreement was amended to (a) remove any entitlement to “Interest Shares” (as defined in the Original Credit Agreement) in respect of such amount, (b) provide for an interest rate of 12% per annum payable in cash and (c) amend Section 9.3 of the Original Credit Agreement to amend the obligation of Acreage Finance Delaware, LLC to cause us to sell up to 8,800,000 SVS to repay the amount outstanding such that the obligation was reduced to cause the issuance of up to 2,000,000 Fixed Shares, and (ii) with respect to $1,000,000 of the principal amount advanced pursuant to the Original Credit Agreement, the lender is entitled to (a) 16,799 Fixed Shares and 7,199 Floating Shares, (b) upon maturity of the Original Credit Agreement, a return of $1,100,000 and (c) otherwise be treated in accordance with the current terms of the Original Credit Agreement.

On October 20, 2020, the First Amended Credit Agreement was amended to provide for certain housekeeping changes in accordance with an amendment to the First Amended Credit Agreement among the parties thereto (the “Second Credit Agreement Amendment”, and together with the Original Credit Agreement and the First Amended Credit Agreement, the “Credit Agreement”).

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Special Warrant Indenture

In connection with the Amended Arrangement, we and Odyssey Trust Company (the “Warrant Agent”) entered into a supplemental indenture, dated as of the Amendment Date (the “Supplemental Indenture”) to amend the warrant indenture dated February 10, 2020 (the “Warrant Indenture”) between us and the Warrant Agent to, among other things, reflect the Capital Reorganization and certain amendments to the warrants issued pursuant to the Warrant Indenture. The Warrant Indenture provided for the issuance of up to 10,141,987 SVS purchase warrants (each, a “Warrant”), each of which when originally issued was exercisable to acquire one SVS at an exercise price of $5.80 per SVS at any time prior to 4:00 p.m. on February 10, 2025. As previously disclosed, we modified the exercise price of the Warrants to $4.00 per SVS immediately prior to the Amended Arrangement becoming effective. In accordance with the Supplemental Indenture, each outstanding Warrant at the Amendment Time, of which there were 6,085,192, was exchanged for: (i) 0.7 of a Fixed Share purchase warrant, with each whole Fixed Share purchase warrant (each, a “Fixed Warrant”) exercisable to purchase one Fixed Share; and (ii) 0.3 of a Floating Share purchase warrant, with each whole Floating Share purchase warrant (each, a “Floating Warrant”) exercisable to purchase one Floating Share. Upon completion of the Amended Arrangement, there were 4,259,633 Fixed Warrants and 1,825,556 Floating Warrants outstanding, each having an exercise price of $4.00.

Standby Equity Distribution

On May 29, 2020, we entered into a standby equity distribution agreement (the “SEDA”) with an institutional investor (the “SEDA Investor”), under which we may, at our discretion, periodically sell to the SEDA Investor, and pursuant to which the SEDA Investor may, at its discretion, require us to sell to it, up to $35,000,000 of Fixed Shares and up to $15,000,000 of Floating Shares.

As of the date of this Prospectus, we have not drawn down against the SEDA. It is our intention to terminate the SEDA once the registration statement, of which this Prospectus is a part, is declared effective.

Institutional Loan Agreement

On September 28, 2020, one of our wholly owned subsidiaries, HSCP CN Holdings II ULC (the “Institutional Investor Borrower”), entered into a loan agreement (the “Institutional Loan Agreement”) with an institutional investor (the “Institutional Investor”) for gross proceeds of $33,000,000. The loan from the Institutional Investor is unsecured, matures in three years, and bears interest at a 7.5% annual interest rate. At any time after September 28, 2022, upon 5 business days’ notice to the Institutional Investor, the Institutional Investor Borrower may prepay all or any portion of the loan together with all interest accrued thereon, without any premium, bonus, penalty or other charge. The loan is guaranteed by High Street.

Convertible Debenture

Effective May 29, 2020, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with YA, II PN, Ltd. (“Yorkville”) and each of the investors listed on the Schedule of Buyers attached thereto. The Securities Purchase Agreement provided for the offer and sale of a $11,000,000 principal amount convertible debenture (the “Convertible Debenture”). The Convertible Debenture bore interest at 15% per annum and was secured by our medical cannabis dispensaries in Connecticut. The Convertible Debenture was convertible by Yorkville in whole or in part after September 30, 2020. Prior to September 30, 2020, Yorkville could convert only $550,000 of principal amount. The Convertible Debenture was convertible into SVS at a conversion price of $1.68 per share, subject to the conversion limitations described above. We had the right to redeem up to 95% of the principal amount on or prior to September 29, 2020 without penalty.

On September 4, 2020, Yorkville exercised its right to convert $550,000 of the principal amount into SVS at a conversion price of $1.68 per share and received 327,380 SVS. Subsequent to the Capital Reorganization, the SVS issued to Yorkville were exchanged for 229,166 Fixed Shares and 98,214 Floating Shares.

On September 29, 2020, we redeemed 95% of the principal amount of the Convertible Debenture.

Short-Term Bridge Loan

On June 16, 2020, we entered into a short-term definitive funding agreement with an institutional investor for a total of $15,000,000 in gross proceeds (the “Bridge Loan”). The short-term definitive funding agreement had a maturity date of four months and bore interest at a per annum rate of 60%. It was secured by, among other items, our cannabis operations in Illinois, New Jersey and Florida, as well as our U.S. intellectual property.

On October 16, 2020, we repaid the principal amount and all accrued interest owing on the Bridge Loan.

Lease Dispute

On or around December 2019, we entered into three five-year leases to occupy approximately 70,000 square feet of commercial space on a cannabis cultivation campus in California. We are in an arbitration proceeding related to this commercial space and the commercial landlord is seeking to recover $12,100,000 from us. We intend to defend vigorously against all claims related to this matter.

The Securities Offered under this Prospectus

Warrants Issued in February 2020

On February 10, 2020, we closed an offering made pursuant to an agency agreement dated February 10, 2020 between us and Canaccord Genuity Corp. (the “February 2020 Offering”). The February 2020 Offering consisted of (i) 6,085,192 special warrants (the “Special Warrants”) and (ii) up to 4,056,795 units issuable upon the exercise of an option granted to the lead purchaser (“Additional Units”). The Special Warrants were automatically converted into units (“Initial Units”) each comprised of one SVS and one SVS purchase warrant (each, an “Initial Warrant”). Each Additional Unit is comprised of one SVS and one SVS purchase warrant.

In connection with the Amended Arrangement, we and the Warrant Agent entered into the Supplemental Indenture to amend the Warrant Indenture. In accordance with the Supplemental Indenture, each outstanding Warrant at the Amendment Time, of which there were 6,085,192, was exchanged for: (i) 0.7 of a Fixed Warrant; and (ii) 0.3 of a Floating Warrant. Upon completion of the Amended Arrangement, there were 4,259,633 Fixed Warrants and 1,825,556 Floating Warrants outstanding, each having an exercise price of $4.00.

Under this Prospectus, we are continuing to register the Fixed Shares and Floating Shares now underlying the Warrants offered as part of the February 2020 Offering.

Fixed Shares

We may offer Fixed Shares. Holders of Fixed Shares are entitled to notice of and to attend at any meeting of our shareholders, except a meeting at which only holders of another particular class or series of our shares shall have the right to vote. At each such meeting, holders of Fixed Shares are entitled to one vote in respect of each Fixed Share held.

Any Fixed Shares issued pursuant to this Prospectus, or to a prospectus supplement, will be subject in all respects to the Canopy Call Option to acquire such Fixed Shares.

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Our Fixed Shares are described in greater detail in this Prospectus under “Description of Fixed Shares.”

Floating Shares

We may offer Floating Shares. Holders of Floating Shares are entitled to notice of and to attend at any meeting of our shareholders, except a meeting at which only holders of another particular class or series of our shares shall have the right to vote. At each such meeting, holders of Floating Shares are entitled to one vote in respect of each Floating Share held.

Any Floating Shares issued pursuant to this Prospectus, or to a prospectus supplement, will be subject in all respects to the Canopy Call Option to acquire such Floating Shares.

Our Floating Shares are described in greater detail in this Prospectus under “Description of Floating Shares.”

Risk Factors

See “Risk Factors,” as well as other information included in this Prospectus, for a discussion of factors you should read and consider carefully before investing in our securities.

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THE OFFERING

Fixed Shares We Are Offering	4,259,633 Fixed Shares issuable upon exercise of the Fixed Warrants. Each Fixed Warrant has an exercise price of $4.00 per share, has been exercisable since issuance and will expire five years from the issuance date.
Floating Shares We Are Offering	1,825,556 Floating Shares issuable upon exercise of the Floating Warrants. Each Floating Warrant has an exercise price of $4.00 per share, has been exercisable since issuance and will expire five years from the issuance date.
Fixed Shares To Be Outstanding After This Offering If All Fixed Warrants Are Exercised	75,253,841 Fixed Shares.
Floating Shares To Be Outstanding After This Offering If All Floating Warrants Are Exercised	32,301,911 Floating Shares.
Use Of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds” on page 15.
Risk Factors	This investment involves a high degree of risk. You should read the “Risk Factors” section of this Prospectus, of the documents incorporated by reference in this Prospectus and of any free writing prospectus we authorize for use in connection with this offering for a discussion of factors to consider before deciding to purchase Fixed Shares or Floating Shares.
Trading Symbol	The Fixed Shares are currently listed on the CSE under the trading symbol “ACRG.A.U”, quoted on the OTCQX under the trading symbol “ACRHF”, and traded on the FRA under the trading symbol “0VZ1”. The Floating Shares are currently listed on the CSE under the trading symbol “ACRG.B.U”, quoted on the OTCQX under the trading symbol “ACRDF”, and traded on the FRA under the trading symbol “0VZ2”.

The number of Fixed Shares shown above to be outstanding after this offering is based on 70,994,208 Fixed Shares outstanding (including 589,165 Fixed Shares held by Acreage Holdings America, Inc. (the “Acreage Subsidiary”)) as of September 30, 2020, and excludes:

•	3,147,629 Fixed Shares issuable upon exercise of outstanding options; and
•	4,928,863 Fixed Shares authorized and available for issuance under our equity compensation plan.

The number of Floating Shares shown above to be outstanding after this offering is based on 30,476,355 Floating Shares outstanding (including 252,499 Floating Shares held by the Acreage Subsidiary) as of September 30, 2020, and excludes:

•	1,348,961 Floating Shares issuable upon exercise of outstanding options; and
•	2,119,975 Floating Shares authorized and available for issuance under our equity compensation plan.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference herein contains forward-looking statements within the meaning of applicable United States securities legislation (“forward-looking statements”), including the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based upon our current beliefs, expectations, and assumptions regarding the future of the business, future plans and strategies, and other future conditions. Forward-looking statements can be identified by the words such as “expect”, “likely”, “may”, “will”,, “would”, “could”, “should”, “continue”, “contemplate”, “intend”, or “anticipate”, “believe”, “envision”, “estimate”, “expect”, “plan”, “predict”, “project”, “target”, “potential”, “proposed”, “estimate” and other similar words, including negative and grammatical variations thereof, or statements that certain events or conditions “may” or “will” happen, or by discussions of strategy. Forward-looking statements include estimates, plans, expectations, opinions, forecasts, projections, targets, guidance, or other statements that are not statements of fact. Such forward-looking statements are made as of the date of this Prospectus, or in the case of documents incorporated by reference herein, as of the date of each such document. Forward-looking statements in this Prospectus, any prospectus supplement or the documents incorporated by reference herein and therein include, but are not limited to, statements with respect to:

•	the performance of our business and operations;
•	our product offerings;
•	the competitive conditions of the industry;
•	our competitive and business strategies;
•	the sufficiency of capital including our ability to obtain capital to develop our business;
•	our operations in the United States, the characterization and consequences of those operations under United States federal law and applicable State law, and the framework for the enforcement of applicable laws in the United States;
•	on-going implications of the novel coronavirus (“COVID-19”);
•	statements relating to the business and future activities of, and developments related to, us, including such things as future business strategy, competitive strengths, goals, expansion and growth of our business, operations and plans;
•	expectations that planned acquisitions will be completed, and the expected financial results of such acquisitions;
•	expectations that licenses applied for will be obtained;
•	expectations regarding future cash flows from operations;
•	statements regarding the proposed transaction with Canopy, including the anticipated benefits and likelihood of completion thereof;
•	the likelihood that the Canopy Call Option will be exercised;
•	the likelihood that the Floating Call Option will be exercised;
•	the timing and outcome of the Acquisition;
•	the likelihood of the Acquisition being completed and any benefits to be derived therefrom;
•	potential future legalization of adult-use and/or medical cannabis under U.S. federal law;
•	expectations of market size and growth in the U.S. and the states in which we operate;
•	expectations for other economic, business, financial market, political, regulatory and/or competitive factors related to us or the cannabis industry generally; and
•	other events or conditions that may occur in the future.

Forward-looking statements contained herein and in certain documents incorporated by reference in this Prospectus concerning the cannabis industry and its medical and adult-use markets and the general expectations of us concerning the industry and our business and operations are based on estimates prepared by us using data from publicly available governmental sources as well as from market research and industry analysis and on assumptions based on data and knowledge of this industry which we believe to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, such data is inherently imprecise. While we are not aware of any misstatement regarding any industry or government data presented herein, the cannabis industry involves risks and uncertainties that are subject to change based on various factors.

Forward-looking statements speak only as at the date they are made and are based on information currently available and on the then current expectations. Potential purchasers of our securities are cautioned that forward-looking statements are not based on historical facts but instead are based on reasonable assumptions and estimates of our management at the time they were provided or made and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of us, as applicable, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, including, but not limited to, risks and uncertainties related to:

•	risks related to the occurrence of changes in U.S. federal laws regarding the cultivation, distribution or possession of marijuana;
•	the likelihood of the Triggering Event occurring or being waived by the expiry of the Canopy Call Option;
•	the ability of us and Canopy to receive, in a timely manner and on satisfactory terms, the necessary regulatory approvals;
•	the ability of Canopy and us to satisfy, in a timely manner, the closing conditions to the Acquisition;

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•	the likelihood of Canopy completing the acquisition of the Fixed Shares and/or Floating Shares;
•	the ability of us and Canopy to satisfy, in a timely manner, the conditions to closing following the occurrence or waiver of the Triggering Event;
•	other expectations and assumptions concerning the Acquisition;
•	our available funds and the anticipated use of such funds;
•	the availability of financing opportunities for us and the risks associated with the completion thereof;
•	regulatory and licensing risks;
•	changes in general economic, business and political conditions, including changes in the financial and stock markets;
•	risks related to infectious diseases, including the impacts of the COVID-19;
•	risks associated with dependence on management and currency risk;
•	legal and regulatory risks inherent in the cannabis industry, including the global regulatory landscape and enforcement related to cannabis, political risks and risks relating to regulatory change;
•	risks relating to U.S. regulatory landscape and enforcement related to cannabis, including political risks;
•	risks relating to anti-money laundering laws and regulations;
•	other governmental and environmental regulations;
•	compliance with extensive government regulations and the interpretation of various laws regulations and policies;
•	risk associated with divesting certain assets;
•	public opinion and perception of the cannabis industry;
•	risks related to contracts with third-party service providers;
•	risks related to the enforceability of contracts;
•	reliance on the expertise and judgment of our senior management;
•	risks related to proprietary intellectual property and potential infringement by third parties;
•	the concentrated voting control of our founder and the unpredictability caused by our capital structure;
•	risks relating to the management of growth;
•	risks related to cash flow from operations;
•	increasing competition in the industry;
•	risks inherent in an agricultural business;
•	risks relating to energy costs;
•	risks associated to cannabis products manufactured for human consumption including potential product recalls;
•	reliance on key inputs, suppliers and skilled labor;
•	cybersecurity risks;
•	ability and constraints on marketing products;
•	fraudulent activity by employees, contractors and consultants;
•	tax and insurance related risks;
•	risks related to the economy generally;
•	risk of litigation;
•	conflicts of interest;
•	risks relating to certain remedies being limited and the difficulty of enforcement of judgments and effecting service outside of Canada;
•	risks related to future acquisitions or dispositions;
•	sales by existing shareholders; and
•	limited research and data relating to cannabis,

as well as those risk factors described under the heading “Risk Factors” and elsewhere in this Prospectus, any prospectus supplement and the documents incorporated by reference herein and therein and as described from time to time in documents filed by us with securities regulatory authorities. A description of additional assumptions used to develop such forward-looking statements and a description of additional risk factors that may cause actual results to differ materially from forward-looking statements can be found in Part I, Item 1A under the heading “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2019 dated May 29, 2020 and the amendment thereto on Form 10-K/A dated August 14, 2020, and under the heading “Risk Factors” of our Definitive Proxy Statement and Management Information Circular dated August 17, 2020, each of which are incorporated by reference herein (see “Documents Incorporated by Reference”).

Readers are cautioned that the above list of cautionary statements is not exhaustive. A number of factors could cause actual events, performance or results to differ materially from what is projected in forward-looking statements. The purpose of forward-looking statements is to provide the reader with a description of management’s expectations, and such forward-looking statements may not be appropriate for any other purpose. You should not place undue reliance on forward-looking statements contained in this Prospectus, any prospectus supplement or in any document incorporated by reference herein or therein. Although we believe that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. The forward-looking statements contained in this Prospectus, any prospectus supplement and the documents incorporated by reference herein and therein are expressly qualified in their entirety by this cautionary statement. Potential purchasers of our securities should read this entire Prospectus, and each applicable prospectus supplement, and consult their own professional advisors to ascertain and assess the income tax and legal risks and other aspects associated with holding our securities.

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RISK FACTORS

Before deciding to invest in our securities, prospective investors in our securities should consider carefully the risk factors and the other information contained and incorporated by reference in this Prospectus and any applicable prospectus supplement relating to a specific offering of our securities, including those risks identified and discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, the amendment thereto on Form 10-K/A and our Definitive Proxy Statement and Management Information Circular dated August 17, 2020, each of which are incorporated by reference herein. See “Documents Incorporated by Reference”.

Before making an investment decision, prospective purchasers of our securities should carefully consider the information described in this Prospectus and the documents incorporated by reference herein, including any applicable prospectus supplement. Additional risk factors relating to a specific offering of our securities may be described in any applicable prospectus supplement. Some of the risk factors described herein and in the documents incorporated by reference herein, including any applicable prospectus supplement, are interrelated and, consequently, investors should treat such risk factors as a whole. If any event arising from these risks occurs, our business, prospects, financial condition, results of operations and cash flows, and the investor’s investment in our securities could be materially adversely affected. Additional risks and uncertainties of which we are currently unaware or that are unknown or that we currently consider to be immaterial could have a material adverse effect on our business, financial condition and results of operation. We cannot assure an investor that we will successfully address any or all of these risks.

Prospective investors should carefully consider the risks below and in our Annual Report on Form 10-K for the year ended December 31, 2019, the amendment thereto on Form 10-K/A and Definitive Proxy Statement and Management Information Circular dated August 17, 2020 and the other information elsewhere in this Prospectus and any applicable prospectus supplement and consult with their professional advisors to assess any investment in our securities.

Risks Related to the Fixed Shares and Floating Shares

We cannot guarantee returns on our Fixed Shares or Floating Shares.

There is no guarantee that either the Fixed Shares or the Floating Shares will earn any positive return in the short term or long term. A holding of Fixed Shares or Floating Shares is speculative and involves a high degree of risk and should be undertaken only by holders whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. A holding of Fixed Shares or Floating Shares is appropriate only for holders who have the capacity to absorb a loss of some or all of their investment.

We will have broad discretion as to the use of proceeds from the sale of our Fixed Shares and Floating Shares.

We will have broad discretion with respect to the application of net proceeds received by us from the sale of Fixed Shares or Floating Shares under this Prospectus or a future prospectus supplement and may spend such proceeds in ways that do not improve our results of operations or enhance the value of the Fixed Shares or Floating Shares or our other securities issued and outstanding from time to time. Any failure by us to apply these funds effectively could result in financial losses that could have a material adverse effect on our business or cause the price of our issued and outstanding securities from time to time to decline.

Our Fixed Shares and Floating Shares may have a volatile market price.

The market price of the Fixed Shares and Floating Shares may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond our control. This volatility may affect the ability of holders of Fixed Shares or Floating Shares to sell their securities at an advantageous price. Market price fluctuations in the Fixed Shares or Floating Shares may be due to our operating results failing to meet expectations of securities analysts or investors in any period, downward revision in securities analysts’ estimates, adverse changes in general market conditions or economic trends, acquisitions, dispositions or other material public announcements by us or our competitors, along with a variety of additional factors. These broad market fluctuations may adversely affect the market price of the Fixed Shares or Floating Shares.

Financial markets historically at times have experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of companies and that have often been unrelated to the operating performance, underlying asset values or prospects of such companies. Accordingly, the market price of the Fixed Shares or Floating Shares may decline even if our operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue, our operations could be adversely impacted, and the trading price of the Fixed Shares or Floating Shares may be materially adversely affected.

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Our securityholders resident in the United States may have difficulty settling trades because we operate in the cannabis sector.

Given the heightened risk profile associated with cannabis in the United States, capital markets participants may be unwilling to assist with the settlement of trades for U.S. resident securityholders of companies with operations in the United States cannabis industry which may prohibit or significantly impair the ability of securityholders in the United States to trade the Fixed Shares or Floating Shares. In the event residents of the United States are unable to settle trades of the Fixed Shares or Floating Shares, this may affect the pricing of the Fixed Shares or Floating Shares in the secondary market, the transparency and availability of trading prices and the liquidity of these securities.

There can be no assurance as to the liquidity of the trading market for our Fixed Shares or Floating Shares.

Our shareholders may be unable to sell significant quantities of Fixed Shares or Floating Shares into the public trading markets without a significant reduction in the price of their Fixed Shares or Floating Shares, or at all. There can be no assurance that there will be sufficient liquidity of the Fixed Shares or Floating Shares on the trading market, or that we will continue to meet the listing requirements of one or more of the CSE, OTCQX or FRA or achieve listing on any other public listing exchange.

Our Fixed Shares may trade at a price that is not indicative of our performance or at a discount to the Fixed Exchange Ratio.

There is no guarantee that the Fixed Shares will trade at a price that reflects our performance or at a price relative to the trading price of the Canopy Shares based upon the Fixed Exchange Ratio. Given the uncertainties regarding the completion of the Acquisition, it is possible the Fixed Shares will trade at a significant discount to the Fixed Exchange Ratio.

Our Floating Shares may trade at a price that is not indicative of our performance or the minimum price required to be paid by Canopy pursuant to the Floating Call Option.

The intrinsic value of the Floating Shares is indeterminate. There is no guarantee that the Floating Shares will trade at a price that reflects our performance nor at the minimum price required to be paid by Canopy pursuant to the Floating Call Option. Moreover, the Floating Shares will not trade at a price that is necessarily proportionate to the trading price of the Fixed Shares.

Our credit agreements contain restrictive covenants which may adversely limit management’s discretion in operating our business.

Our credit agreements and the Debenture contain restrictive covenants that limit the discretion of management with respect to certain limited matters. A failure to comply with these terms could result in an event of default which, if not cured or waived, could result in accelerated repayment and may have a material and adverse consequence on our business, operations or financial condition, on a consolidated basis.

The Arrangement Agreement contains restrictive covenants which may adversely limit management’s discretion in operating our business.

The Arrangement Agreement contains restrictive covenants that may potentially impair the discretion of our management with respect to certain business matters. These covenants place restrictions on, among other things, the ability of us to make any material change to the nature of its business, to pay distributions or make certain other payments, to create liens or encumbrances not permitted by the Arrangement Agreement and to sell or otherwise dispose of certain assets. A failure to comply with these terms, if not cured or waived, could result in a breach of the Arrangement Agreement.

If we do not comply with the initial business plan set forth in the Proposal Agreement, there may be significant restrictions on the operation of our business and Canopy may not be required to complete the Acquisition.

Pursuant to the Arrangement Agreement, we are required to comply with the initial business plan set forth in the Proposal Agreement (the “Initial Business Plan”). The Initial Business Plan sets forth certain Pro-Forma Net Revenue Targets (as defined in the Arrangement Agreement) and Consolidated Adj. EBITDA Targets (as defined in the Arrangement Agreement) for each applicable fiscal year of the Initial Business Plan.

If, at the end of a fiscal quarter (commencing with the fiscal quarter dated December 31, 2020), our Pro-Forma Revenue (as defined in the Arrangement Agreement) is less than 90% of the Pro-Forma Net Revenue Target set forth in the Initial Business Plan or if the Consolidated EBITDA (as defined in the Arrangement Agreement) is less than 90% of the Consolidated Adj. EBITDA Target set forth in the Initial Business Plan, an Interim Failure to Perform (as defined in the Arrangement Agreement) will be deemed to have occurred and the Austerity Measures (as defined in the Arrangement Agreement) will become applicable. The Austerity Measures place significant restrictions on our ability to take certain actions in the operation of our business. Among other things, the Austerity Measures prevent us from issuing any Fixed Shares, Fixed Multiple Shares or Floating Shares, granting any New Options (as defined in the Arrangement Agreement) or Floating Options (as defined in the Arrangement Agreement), entering into any contract in respect of Company Debt (as defined in the Arrangement Agreement) (other than in the ordinary course of business), or paying any fees owing to members of our Board of Directors (the “Board”). The Austerity Measures also prevent us and our subsidiaries from entering into any business combination, merger or acquisition of assets (other than in the ordinary course of business), from making any new capital investments or incurring any new capital expenditures, and from entering into any contract to dispose of any assets (other than in the ordinary course of business). The Austerity Measures will apply until the non-compliance causing the Interim Failure to Perform is cured by us and our subsidiaries, as applicable. However, if an Interim Failure to Perform occurs and the Austerity Measures are implemented, the ability of us to conduct our business in the ordinary course will be significantly restricted. Accordingly, the occurrence of an Interim Failure to Perform will increase the possibility that a Material Failure to Perform (as defined in the Arrangement Agreement) and/or a Failure to Perform (as defined in the Arrangement Agreement) will occur.

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A Material Failure to Perform will be deemed to occur if our Pro-Forma Revenue is less than 80% of the Pro-Forma Net Revenue Target or the Consolidated EBITDA is less than 80% of the Consolidated Adj. EBITDA Target, as determined on an annual basis (commencing in respect of the fiscal year ending December 31, 2021). The occurrence of a Material Failure to Perform is considered a breach of a material term of the Arrangement Agreement incapable of being cured. Consequently, certain restrictive covenants under the Arrangement Agreement which relate to exclusivity and non-competition of Canopy in favor of us, including the restriction preventing Canopy from acquiring a competitor of ours in the United States, will terminate. In addition, the occurrence of a Material Failure to Perform is likely to constitute an event of default under the Debenture, causing the Hempco Loan to become immediately due and payable. If the Hempco Loan is required to be repaid prior to the maturity date, it would have an immediate and lasting material adverse effect on us and our ability to complete the Acquisition.

In addition, if our Pro-Forma Revenue is less than 60% of the Pro-Forma Net Revenue Target or the Consolidated EBITDA is less than 60% of the Consolidated Adj. EBITDA Target for the trailing 12 month period ending on the date that is 30 days prior to the proposed Acquisition Time, a Failure to Perform shall occur and a material adverse impact will be deemed to have occurred for purposes of Section 6.2(2)(h) of the Arrangement Agreement. In the event of a Failure to Perform, Canopy will not be required to complete the Acquisition.

If certain U.S. states do not legalize recreational cannabis use within a proximate timeframe, we may not be able to comply with the Initial Business Plan which may result in significant restrictions on the operation of our business and Canopy may not be required to Complete the Acquisition.

The Initial Business Plan has been prepared based on the assumption that certain regulatory initiatives legalizing recreational cannabis will be approved in Connecticut, Massachusetts, New York, Pennsylvania, Illinois, New Jersey, New Hampshire, Maine and Ohio within a proximate timeframe. If some or all of the anticipated regulatory initiatives do not occur in the foregoing states within the contemplated timeline, or at all, it will have a significant adverse impact on our ability to meet the Pro-Forma Net Revenue Targets and Consolidated Adj. EBITDA Targets prescribed in the Initial Business Plan, which will likely result in an Interim Failure to Perform that could lead to a Material Failure to Perform and ultimately, a Failure to Perform.

If Canopy fails to complete the Acquisition or the Acquisition is completed on different terms, there could be a material adverse effect on our business.

There can be no assurance that the Acquisition will be completed, or if completed, that it will be completed on the same or similar terms to those set out in the Arrangement Agreement. The completion of the Acquisition is subject to the satisfaction of a number of conditions which include, among others, (i) obtaining necessary approvals, including the Acquisition Regulatory Approvals (as defined in the Arrangement Agreement), (ii) performance by us, and Canopy, of our, and their, respective obligations and covenants in the Arrangement Agreement, and (iii) cannabis production, distribution and sale becoming legal under United States federal law, or being removed from regulation under such law. If these conditions are not fulfilled or waived or the Acquisition is not completed for any other reason, our shareholders will not receive the Consideration Shares (as defined in the Arrangement Agreement) and, if applicable, the Floating Cash Consideration (as defined in the Arrangement Agreement). Certain of these conditions, including the occurrence of the Triggering Event Date, are outside of our control. There can be no certainty, nor can we provide any assurance, that all conditions precedent will be satisfied or waived, or, if satisfied or waived, when they will be satisfied or waived and, accordingly, the Acquisition may not be completed.

In addition, if the Acquisition is not completed, our ongoing business may be adversely affected as a result of the costs (including opportunity costs) incurred in respect of pursuing the Acquisition, and we could experience negative reactions from the financial markets, which could cause a decrease in the market price of the Fixed Shares, particularly if the market price reflects market assumptions that the Acquisition will be completed or completed on certain terms. We may also experience negative reactions from our customers and employees and there could be negative impact on our ability to attract future acquisition opportunities. Failure to complete the Acquisition or a change in the terms of the Acquisition could each have a material adverse effect on Acreage’s business, financial condition and results of operations.

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If we issue more Fixed Shares than permitted under the Arrangement Agreement or if we, or one of our subsidiaries, make a $20,000,000 payout in certain situations, the holders of our Fixed Shares or Floating Shares may receive fewer Canopy Shares upon completion of the Acquisition.

There is a fixed maximum number of Canopy Shares that may be issued in connection with the Acquisition. In the event that we issue more Fixed Shares than the permitted threshold under the Arrangement Agreement or if we or any of our subsidiaries are required to make a payout over $20,000,000 in order to either (i) settle, (ii) satisfy a judgment, or (iii) acquire the disputed minority non-controlling interest, in connection with the claim filed by EPMMNY LLC against certain of our subsidiaries, the Fixed Exchange Ratio will be automatically reduced. In addition, in the event that we issue more Floating Shares than the permitted threshold under the Arrangement Agreement, the Floating Ratio will be automatically reduced. Any such reduction of the Fixed Exchange Ratio or Floating Ratio will result in the holders of Fixed Shares or Floating Shares, as applicable, receiving fewer Canopy Shares upon completion of the Acquisition.

Risks Related to our Articles of Incorporation

Our Articles of Incorporation contain a forum selection provision under Article 30, which, among other things, identifies the Supreme Court of British Columbia and the Court of Appeal of British Columbia as the exclusive forum for certain litigation. Given that, under United States law, investors cannot waive compliance by us with U.S. federal securities laws, it is uncertain whether the forum selection provision applies to actions arising under U.S. federal securities laws, and if it does, whether a British Columbia Court would enforce such provision. It is also uncertain whether a breach of U.S. securities law in and of itself would give rise to a direct cause of action in British Columbia, although indirect causes of action may arise thereunder as a result of, without limitation, breach, misrepresentation or the like. In the event it was determined that the forum selection provision applies to actions arising under U.S. federal securities laws or, if it did, a British Columbia court refused to enforce such provision or a breach of U.S. securities law did not give rise to a cause of action in British Columbia, there is a risk that we would be required to litigate any such breach in a jurisdiction which is less favorable to us, which could result in additional costs and financial losses that could have a material adverse effect on our business.

Risks Related to the United States Regulatory System

Our employees, directors, officers, managers and/or investors could face detention, denial of entry or lifetime bans from the United States for their business associations with us.

Because cannabis remains illegal under United States federal law, those investing in Canadian companies with operations in the United States cannabis industry could face detention, denial of entry or lifetime bans from the United States for their business associations with United States cannabis businesses. Entry happens at the sole discretion of U.S. Customers and Border Protection (“CBP”) officers on duty, and these officers have wide latitude to ask questions to determine the admissibility of a non-United States citizen or foreign national. The government of Canada has started warning travelers on its website that previous use of cannabis, or any substance prohibited by United States federal laws, could mean denial of entry to the United States. Business or financial involvement in the cannabis industry in the United States could also be reason enough for United States border guards to deny entry. On September 21, 2018, CBP released a statement outlining its current position with respect to enforcement of the laws of the United States. It stated that Canada’s legalization of cannabis will not change CBP enforcement of United States laws regarding controlled substances and because cannabis continues to be a controlled substance under United States law, working in or facilitating the proliferation of the legal cannabis industry in U.S. states where it is deemed legal may affect admissibility to the United States. On October 9, 2018, CBP released an additional statement regarding the admissibility of Canadian citizens working in the legal cannabis industry. CBP stated that a Canadian citizen working in or facilitating the proliferation of the legal cannabis industry in Canada coming into the United States for reasons unrelated to the cannabis industry will generally be admissible to the United States; however, if such person is found to be coming into the United States for reasons related to the cannabis industry, such person may be deemed inadmissible. As a result, CBP has affirmed that, employees, directors, officers, managers and investors of companies involved in business activities related to cannabis in the United States who are not United States citizens face the risk of being barred from entry into the United States for life.

Uncertainty regarding the regulations under the U.S. 2018 Farm Bill, and undeveloped shared state-federal regulations over hemp cultivation and production, may impact our hemp business.

The Agriculture Improvement Act of 2018, otherwise known as the Farm Bill was signed into law on December 20, 2018. Under Section 10113 of the Farm Bill, state departments of agriculture must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of the U.S. Department of Agriculture the “USDA”). A state’s plan to license and regulate hemp can only commence once the Secretary of USDA approves that state’s plan. In states opting not to devise a hemp regulatory program, the USDA will need to construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally-run program. Even if a state creates a plan in conjunction with its governor and chief law enforcement officer, the Secretary of the USDA must approve such plan. There can be no guarantee that any state plan will be approved. Review times may be extensive. Although interim rules for hemp production under the Farm Bill are now in place federally, the timing of finalized federal rules and regulations, in addition to state specific rules and regulations, cannot be assured. There may be amendments and the ultimate plans, if approved by the states and the USDA, may materially limit our hemp business depending upon the scope of the regulations.

Laws and regulations affecting our industry governing operations under the Farm Bill are in development.

As a result of the Farm Bill’s recent passage, there will be a constant evolution of laws and regulations affecting the hemp industry that could detrimentally affect our operations. Local, state and federal hemp laws and regulations may be broad in scope and subject to changing interpretations. These changes may require us to incur substantial costs associated with legal and compliance fees and ultimately require us to alter our business plan. Furthermore, violations of these laws, or alleged violations, could disrupt our business and result in a material adverse effect on our operations. In addition, we cannot predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will be directly applicable to our business.

The possible FDA Regulation of hemp and industrial hemp-derived CBD, and the possible registration of facilities where hemp is grown and hemp-derived products are produced, if implemented, could negatively affect our hemp business.

As a result of the passage of the Farm Bill, at some indeterminate future time, the U.S. Food and Drug Administration (“FDA”)  may choose to change its position concerning products containing hemp, or cannabidiol (“CBD”)  derived from hemp, and may choose to enact regulations that are applicable to such products, including, but not limited to: the processing of hemp into hemp products; regulations covering the physical facilities where hemp is grown and/or processed; and possible testing to determine efficacy and safety of products containing hemp-derived CBD. In this hypothetical event, the proposed products, which we plan to introduce will likely contain CBD and may be subject to regulation. In the hypothetical event that some or all of these regulations are imposed, we do not know what the impact would be on the hemp industry in general, and what costs, requirements and possible prohibitions may be enforced. If we are unable to comply with the conditions and possible costs of possible regulations and/or registration, as may be prescribed by the FDA, we may be unable to continue to operate segments of our hemp business.

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Our current officers and directors do not have experience in the hemp business.

Although management has business experience in cannabis, they have limited experience in the hemp-based product business or retail business. Therefore, without industry-specific experience, their business experience may not be enough to effectively start-up and maintain a hemp-based product company. As a result, the implementation of our hemp business plan may be delayed, or eventually, unsuccessful.

USE OF PROCEEDS

Assuming the exercise of all of the previously issued Fixed Warrants and Floating Warrants, we will receive gross proceeds of $24,340,756. We do not expect to pay any expenses in connection with the exercise of any Fixed Warrants or Floating Warrants.

The net proceeds from the exercise of the Fixed Warrants and Floating Warrants will be used to fund our working capital and for general corporate purposes.

We cannot estimate precisely the allocation of the net proceeds from the exercise of the Fixed Warrants and Floating Warrants. Accordingly, our management team will have broad discretion in the application of the net proceeds of this offering.

DILUTION

Fixed Share Dilution

Net tangible book value per share represents the amount of total tangible assets less total liabilities attributable to the Fixed Share class, divided by the number of Fixed Shares outstanding as of June 30, 2020.

After giving effect to the issuance of an aggregate of 4,259,633 Fixed Shares in this offering at an exercise price of $4.00, our pro forma as adjusted net tangible book value as of June 30, 2020 would have been $114,492,572, or $1.55 per Fixed Share. This represents an immediate increase in net tangible book value of $0.15 per Fixed Share to our already existing shareholders and an immediate dilution in net tangible book value of $2.45 per Fixed Share to purchasers in this offering.

Floating Share Dilution

Net tangible book value per share represents the amount of total tangible assets less total liabilities attributable to the Floating Share class, divided by the number of Floating Shares outstanding as of June 30, 2020.

After giving effect to the issuance of an aggregate of 1,825,556 Floating Shares in this offering at an exercise price of $4.00, our pro forma as adjusted net tangible book value as of June 30, 2020 would have been $49,068,241, or $1.55 per Floating Share. This represents an immediate increase in net tangible book value of $0.15 per Floating Share to our already existing shareholders and an immediate dilution in net tangible book value of $2.45 per Floating Share to purchasers in this offering.

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The following table illustrates this calculation on a per share basis for each respective share class:

	Fixed	Floating	Total
Public offering price per share	$4.00	$4.00
Net tangible book value as of June 30, 2020	$97,454,040	$41,766,017	$139,220,057
Increase attributable to this offering	$17,038,532	$7,302,224	$24,340,756
	$114,492,572	$49,068,241	$163,560,813
Pro forma as adjusted net tangible book value per share as of June 30, 2020	$1.55	$1.55
Dilution per share to investors participating in this offering	$2.45	$2.45

The above discussion and table are based on 69,467,699 Fixed Shares and 29,822,131 Floating Shares issued and outstanding as of June 30, 2020 on a pro forma basis, after giving effect to the Capital Reorganization, and excludes (i) Fixed and Floating Shares issuable upon exercise of outstanding options and (ii) Fixed and Floating Shares authorized and available for issuance under our equity compensation plan.

PLAN OF DISTRIBUTION

We are offering, as part of the February 2020 Offering, 4,259,633 Fixed Shares issuable upon the exercise of the Fixed Warrants and 1,825,556 Floating Shares issuable upon the exercise of the Floating Warrants.

The Fixed Shares issued upon the exercise of the Fixed Warrants will be listed on the CSE under the trading symbol “ACRG.A.U”, quoted on the OTCQX under the trading symbol “ACRHF” and traded on the FRA under the trading symbol “0VZ1”. The Floating Shares issued upon the exercise of the Fixed Warranted will be listed on the CSE under the trading symbol “ACRG.B.U”, quoted on the OTCQX under the trading symbol “ACRDF” and traded on the FRA under the trading symbol “0VZ2”.

The Fixed Shares issuable upon the exercise of the Fixed Warrants and the Floating Shares issuable upon the exercise of the Floating Warrants will not be offered through underwriters, brokers or dealers. We will not pay any compensation in connection with the offering of the Fixed Shares upon exercise of the Fixed Warrants or the Floating Shares upon exercise of the Floating Warrants. Pursuant to the terms of the Fixed Warrants and Floating Warrants, the Fixed Shares and Floating Shares, as applicable, will be distributed to those holders who properly exercise their warrants and deliver payment of the aggregate exercise price, in accordance with the terms of such warrants.

DESCRIPTION OF FIXED SHARES

Holders of Fixed Shares are entitled to notice of and to attend at any meeting of our shareholders, except a meeting of which only holders of another particular class or series of our shares shall have the right to vote. At each such meeting, holders of Fixed Shares are entitled to one vote in respect of each Fixed Share held.

As long as any Fixed Shares remain outstanding, we may not, without the consent of the holders of the Fixed Shares expressed by separate special resolution, alter or amend our Articles if the result would prejudice or interfere with any right or special right attached to the Fixed Shares.

Holders of Fixed Shares are entitled to receive, as and when declared by our Board, dividends in cash or our property. No dividend may be declared on the Fixed Shares unless we simultaneously declare dividends on: (i) the Fixed Multiple Shares, in an amount per Fixed Multiple Share equal to the amount of the dividend declared per Fixed Share; and (ii) the Floating Shares, in an amount per Floating Share equal to the amount of the dividend declared per Fixed Share.

In the event of the liquidation, dissolution or winding-up, whether voluntary or involuntary, or in the event of any other distribution of assets among our shareholders for the purpose of winding up our affairs, the holders of Fixed Shares are entitled to participate pari passu with the holders of Floating Shares and Fixed Multiple Shares, with the amount of such distribution per Fixed Share equal to each of: (i) the amount of such distribution per Floating Share; and (ii) the amount of such distribution per Fixed Multiple Share.

Holders of Fixed Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of shares, or bonds, debentures or our other securities.

There may be no subdivision or consolidation of the Fixed Shares unless, simultaneously, the Floating Shares and Fixed Multiple Shares are subdivided or consolidated utilizing the same divisor or multiplier.

Any Fixed Shares issued pursuant to this Prospectus, or to a prospectus supplement, will be subject in all respects to the Canopy Call Option to acquire such Fixed Shares.

Forum Selection Provision

Our Articles of Incorporation contain a forum selection provision under Article 30, which, among other things, identifies the Supreme Court of British Columbia and the Court of Appeal of British Columbia as the exclusive forum for certain litigation, however, it is uncertain whether such provision would apply to actions arising under U.S. federal securities laws, and if it does, whether a British Columbia Court would enforce such provision given that investors cannot waive compliance by us with U.S. federal securities laws. If the forum selection provision does in fact apply to a cause of actions arising under U.S. federal securities laws and a British Columbia court were to enforce Article 30 of our Articles of Incorporation, it is nevertheless true that investors cannot waive compliance by us with U.S. federal securities laws and the rules and regulations thereunder, which would seemingly include procedural and therefore likely jurisdictional provisions. It also remains uncertain as to whether a breach of U.S. securities law in and of itself would give rise to a direct cause of action in British Columbia. We believe that if a British Columbia Court were to enforce Article 30 of our Articles of Incorporation in an action brought by an investor against us under U.S. federal securities laws, the investor would be obliged to bring such action in a British Columbia Court and prove U.S. federal securities laws by expert evidence in such an action.

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DESCRIPTION OF FLOATING SHARES

Holders of Floating Shares are entitled to notice of and to attend at any meeting of our shareholders, except a meeting of which only holders of another particular class or series of our shares shall have the right to vote. At each such meeting, holders of Floating Shares are entitled to one vote in respect of each Floating Share held.

As long as any Floating Shares remain outstanding, we may not, without the consent of the holders of the Floating Shares expressed by separate special resolution, alter or amend our Articles if the result would be to prejudice or interfere with any right or special right attached to the Floating Shares or affect the rights of the holders of Fixed Shares, Floating Shares or Fixed Multiple Shares on a per share basis. In connection with the exercise of the voting rights in respect of any such approvals, each holder of Floating Shares has one vote in respect of each Floating Share held.

Holders of Floating Shares are entitled to receive, as and when declared by the Board, dividends in cash or our property. No dividend may be declared on the Floating Shares unless we simultaneously declare dividends on: (i) the Fixed Shares in an amount equal to the dividend declared per Floating Shares; and (ii) on the Fixed Multiple Shares in an amount equal to the dividend declared per Floating Share.

In the event of the liquidation, dissolution or winding-up, whether voluntary or involuntary, or in the event of any other distribution of assets among our shareholders for the purpose of winding up our affairs, the holders of Floating Shares are entitled to participate pari passu with: (i) the holders of Fixed Shares in an amount equal to the amount of such distribution per Fixed Share; (ii) the holders of Fixed Multiple Share in an amount equal to the amount of such distribution per Fixed Multiple Share.

Holders of Floating Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of shares, or bonds, debentures or our other securities.

There may be no subdivision or consolidation of the Floating Shares unless, simultaneously, the Fixed Shares and Fixed Multiple Shares are subdivided or consolidated using the same divisor or multiplier.

Any Floating Shares issued pursuant to this Prospectus, or to a prospectus supplement, will be subject in all respects to the Canopy Call Option to acquire such Floating Shares.

Forum Selection Provision

Our Articles of Incorporation contain a forum selection provision under Article 30, which, among other things, identifies the Supreme Court of British Columbia and the Court of Appeal of British Columbia as the exclusive forum for certain litigation, however, it is uncertain whether such provision would apply to actions arising under U.S. federal securities laws, and if it does, whether a British Columbia Court would enforce such provision given that investors cannot waive compliance by the us with U.S. federal securities laws. If the forum selection provision does in fact apply to a cause of actions arising under U.S. federal securities laws and a British Columbia court were to enforce Article 30 of our Articles of Incorporation, it is nevertheless true that investors cannot waive compliance by us with U.S. federal securities laws and the rules and regulations thereunder, which would seemingly include procedural and therefore likely jurisdictional provisions. It also remains uncertain as to whether a breach of U.S. securities law in and of itself would give rise to a direct cause of action in British Columbia. We believe that if a British Columbia Court were to enforce Article 30 of our Articles of Incorporation in an action brought by an investor against us under U.S. federal securities laws, the investor would be obliged to bring such action in a British Columbia Court and prove U.S. federal securities laws by expert evidence in such an action.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of DLA Piper (Canada) LLP, counsel to the Company, the following is a general summary, as of the date hereof, of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the “Tax Act”) generally applicable to an investor who, as beneficial owner, acquires Fixed Shares on the exercise of Fixed Warrants or Floating Shares on the exercise of Floating Warrants, as capital property and deals at arm’s length with the Company and is not affiliated with the Company (a “Holder”). Generally, the Fixed Shares and Floating Shares will be considered to be capital property to a Holder unless they are held or acquired in the course of carrying on a business of trading in or dealing in securities or as part of an adventure or concern in the nature of trade. In this summary, the Fixed Shares and Floating Shares are collectively referred to as the “Subordinate Voting Shares” and the Fixed Warrants and Floating Warrants are collectively referred to as the “Warrants”.

This summary is based on the facts set out in this Prospectus, the current provisions of the Tax Act (including the regulations thereunder), all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) (“Tax Proposals”) before the date of this Prospectus, the current published administrative policies and assessing practices of the Canada Revenue Agency and the Canada - United States Tax Convention (1980), as amended (the “Treaty”). No assurance can be made that the Tax Proposals will be enacted in the form proposed or at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except as mentioned above, does not take into account or anticipate any changes in law or administrative policy or assessing practice, whether by legislative, regulatory, administrative or judicial decision or action, nor does it take into account provincial, or foreign income tax legislation or considerations, which may differ significantly from the Canadian federal income tax considerations discussed herein.

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This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder, and no representation concerning the tax consequences to any particular Holder or prospective Holder are made. Accordingly, prospective Holders should consult their own tax advisors with respect to an investment in the Offering having regard to their particular circumstances.

Exercise of Warrants

No gain or loss will be realized by a Holder upon the exercise of a Warrant to acquire a Subordinate Voting Share. When a Warrant is exercised, the Holder’s cost of the Subordinate Voting Share acquired thereby will be the aggregate of the Holder’s adjusted cost base of such Warrant and the exercise price paid for the Subordinate Voting Share. The Holder’s adjusted cost base of the Subordinate Voting Share so acquired will be determined by averaging such cost with the adjusted cost base to the Holder of all Subordinate Voting Shares owned by the Holder as capital property immediately prior to such acquisition.

Holders Resident in Canada

This portion of the summary applies to a Holder who, for purposes of the Tax Act and at all relevant times, is or is deemed to be a resident of Canada (a “Canadian Holder”). Canadian Holders whose Subordinate Voting Shares do not otherwise qualify as capital property may in certain circumstances make an irrevocable election in accordance with subsection 39(4) of the Tax Act to have their Subordinate Voting Shares and every other “Canadian security” (as defined in the Tax Act) owned by such Canadian Holder in the taxation year of the election and in all subsequent taxation years deemed to be capital property. Canadian Holders should consult their own tax advisors with respect to whether the election is available and advisable in their particular circumstances.

This summary is not applicable to: (a) a Canadian Holder that is a “financial institution”, as defined in the Tax Act for purposes of the mark-to-market rules, (b) a Canadian Holder, an interest in which would be a “tax shelter investment” as defined in the Tax Act, (c) a Canadian Holder that is a “specified financial institution” as defined in the Tax Act, or (d) a Canadian Holder which has made an election under the Tax Act to determine its Canadian tax results in a foreign currency. This summary does not apply to a Canadian Holder who has entered or will enter into a “derivative forward agreement” under the Tax Act with respect to the Subordinate Voting Shares. This summary does not address the possible application of the “foreign affiliate dumping” rules that may be applicable to a Canadian Holder that is a corporation resident in Canada (for the purposes of the Tax Act) and is, or becomes, or does not deal at arm’s length with a corporation resident in Canada that is, or that becomes as part of a transaction or event or series of transactions or events that includes the acquisition of the Subordinate Voting Shares, controlled by a non-resident corporation (or pursuant to the Proposed Amendments, a non-resident person or a group of persons comprised of any combination of non-resident corporations, non-resident individuals or non-resident trusts that do not deal with each other at arm's length), for purposes of the rules in section 212.3 of the Tax Act. Any such Canadian Holder to which this summary does not apply should consult its own tax advisor with respect to the tax consequences of the Offering.

For purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of Subordinate Voting Shares (including dividends, adjusted cost base and proceeds of disposition) must generally be expressed in Canadian Dollars. Amounts denominated in any other currency must be converted into Canadian Dollars generally based on the exchange rate quoted by the Bank of Canada on the date such amounts arise or such other rate of exchange as is acceptable to the Minister of National Revenue (Canada).

Dividends on Subordinate Voting Shares

In the case of a Canadian Holder who is an individual, dividends received or deemed to be received on the Subordinate Voting Shares will be included in computing the Canadian Holder’s income and will be subject to the gross-up and dividend tax credit rules that apply to taxable dividends received from taxable Canadian corporations. Provided that appropriate designations are made by the Company, any such dividend will be treated as an “eligible dividend” for the purposes of the Tax Act and a Canadian Holder who is an individual will be entitled to an enhanced dividend tax credit in respect of such dividend. There may be limitations on the Company’s ability to designate dividends and deemed dividends as eligible dividends.

Dividends received or deemed to be received on the Subordinate Voting Shares by a Canadian Holder that is a corporation will be required to be included in computing the corporation’s income for the taxation year in which such dividends are received, but such dividends will generally be deductible in computing the corporation’s taxable income. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received by a Canadian Holder that is a corporation as proceeds of disposition or a capital gain. Canadian Holders that are corporations should consult their own tax advisors having regard to their own circumstances.

A Canadian Holder that is a “private corporation” or a “subject corporation” (each as defined in the Tax Act) may be liable under Part IV of the Tax Act to pay a refundable tax on dividends received or deemed to be received on the Subordinate Voting Shares to the extent that such dividends are deductible in computing the Canadian Holder’s taxable income for the taxation year.

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Dividends received by a Canadian Holder who is an individual (including certain trusts) may result in such Canadian Holder being liable for alternative minimum tax under the Tax Act. Canadian Holders who are individuals should consult their own tax advisors in this regard.

As the Company is treated as a U.S. corporation for U.S. federal income tax purposes pursuant to section 7874 of the Code,  a Canadian Holder may be subject to United States withholding tax on dividends received on the Subordinate Voting Shares (see “Certain U.S. Federal Income Tax Considerations”). Any United States withholding tax paid by or on behalf of a Canadian Holder in respect of dividends received on the Subordinate Voting Shares by a Canadian Holder may be eligible for foreign tax credit or deduction treatment where applicable under the Tax Act. Generally, a foreign tax credit in respect of a tax paid to a particular foreign country is limited to the Canadian tax otherwise payable in respect of income sourced in that country. Dividends received on the Subordinate Voting Shares by a Canadian Holder may not be treated as income sourced in the United States for these purposes. Canadian Holders should consult their own tax advisors with respect to the availability of any foreign tax credits or deductions under the Tax Act in respect of any United States withholding tax applicable to dividends on the Subordinate Voting Shares.

Dispositions of Subordinate Voting Shares

Upon a disposition or deemed disposition of a Subordinate Voting Share, a capital gain (or loss) will generally be realized by a Canadian Holder to the extent that the proceeds of disposition are greater (or less) than the aggregate of the adjusted cost base of such Subordinate Voting Share to the Canadian Holder immediately before the disposition and any reasonable costs of disposition. The adjusted cost base of a Subordinate Voting Share to a Canadian Holder will be determined in accordance with the Tax Act by averaging the cost to the Canadian Holder of a Subordinate Voting Share with the adjusted cost base of all other Subordinate Voting Shares held by the Canadian Holder as capital property. Such capital gain (or capital loss) will be subject to the treatment described below under “Holders Resident in Canada — Taxation of Capital Gains and Capital Losses”.

Taxation of Capital Gains and Capital Losses

Generally, one-half of any capital gain realized by a Canadian Holder in a taxation year will be included in computing the Canadian Holder’s income in that taxation year (a “taxable capital gain”) and, generally, one-half of any capital loss realized in a taxation year (an “allowable capital loss”) must be deducted from the taxable capital gains realized by the Canadian Holder in the same taxation year, in accordance with the rules contained in the Tax Act. Allowable capital losses in excess of taxable capital gains realized by a Canadian Holder in a particular taxation year may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized by the Canadian Holder in such taxation year, subject to and in accordance with the rules contained in the Tax Act.

Capital gains realized by an individual and certain trusts may give rise to a liability for alternative minimum tax under the Tax Act. A Canadian Holder that is, throughout the year, a “Canadian-controlled private corporation”, as defined in the Tax Act, may be subject to an additional refundable tax on its “aggregate investment income” which is defined to include taxable capital gains.

The amount of any capital loss realized by a Canadian Holder that is a corporation on the disposition of a Subordinate Voting Share may be reduced by the amount of dividends received or deemed to be received by it on such share (or on a share for which the share has been substituted) to the extent and under the circumstances prescribed by the Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns shares, directly or indirectly, through a partnership or a trust. Canadian Holders to whom these rules may apply should consult their own tax advisors.

As the Company is treated as a U.S. corporation for U.S. federal income tax purposes pursuant to section 7874 of the Code, a Canadian Holder may be subject to United States tax on a gain realized on the disposition of Subordinate Voting Shares if the Company is classified as a United States real property holding corporation under the Code. United States tax, if any, levied on any gain realized on a disposition of a Subordinate Voting Share may be eligible for a foreign tax credit under the Tax Act to the extent and under the circumstances described in the Tax Act. Generally, a foreign tax credit in respect of a tax paid to a particular foreign country is limited to the Canadian tax otherwise payable in respect of income sourced in that country. Gains realized on the disposition of a Subordinate Voting Share by a Canadian Holder may not be treated as income sourced in the United States for these purposes. Canadian Holders should consult their own tax advisors with respect to the availability of a foreign tax credit, having regard to their own particular circumstances.

Non-Canadian Holders

This section of the summary applies to a Holder who, for the purposes of the Tax Act and any applicable income tax treaty or convention, and at all relevant times, is not, and is not deemed to be, resident in Canada, and does not use or hold, and is not deemed to use or hold, the Subordinate Voting Shares in the course of carrying on a business in Canada (a “Non-Canadian Holder”). This section does not apply to an insurer who carries on an insurance business in Canada and elsewhere or an “authorized foreign bank” (as defined in the Tax Act). Such Non-Canadian Holders should consult their own tax advisors.

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Dividends on Subordinate Voting Shares

Dividends paid or credited or deemed to be paid or credited to a Non-Canadian Holder on the Subordinate Voting Shares will be subject to Canadian withholding tax. The Tax Act imposes withholding tax at a rate of 25% on the gross amount of the dividend, although such rate may be reduced by virtue of an applicable tax treaty. For example, under the Treaty, where dividends on the Subordinate Voting Shares are considered to be paid to a Non-Canadian Holder that is the beneficial owner of the dividends and is a U.S. resident for the purposes of, and is entitled to all of the benefits of, the Treaty, the applicable rate of Canadian withholding tax is generally reduced to 15%. The Company will be required to withhold the applicable withholding tax from any dividend and remit it to the Canadian government for the Non-Canadian Holder’s account.

Dispositions of Subordinate Voting Shares

A Non-Canadian Holder who disposes of or is deemed to have disposed of a Subordinate Voting Share will not be subject to income tax under the Tax Act unless the Subordinate Voting Share is, or is deemed to be, “taxable Canadian property” (as defined in the Tax Act) of the Non-Canadian Holder at the time of disposition and the Non-Canadian Holder is not entitled to relief under an applicable income tax treaty or convention between Canada and the country of residence of the Non-Canadian Holder.

Generally, provided that the Subordinate Voting Shares are, at the time of disposition, listed on a “designated stock exchange” (which currently includes the CSE), the Subordinate Voting Shares will not constitute taxable Canadian property of a Non-Canadian Holder unless, at any time during the 60-month period immediately preceding the disposition the following two conditions were met: (i) 25% or more of the issued shares of any class or series of the capital stock of the Company were owned by one or any combination of (a) the Non-Canadian Holder, (b) persons with whom the Non-Canadian Holder did not deal at arm’s length (for the purposes of the Tax Act), and (c) partnerships in which the Non-Canadian Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships; and (ii) more than 50% of the fair market value of such shares was derived, directly or indirectly, from one or any combination of: (a) real or immovable property situated in Canada, (b) Canadian resource property (as defined in the Tax Act), (c) timber resource property (as defined in the Tax Act) or (d) options in respect of, or interests in any of, the foregoing property, whether or not such property exists. Notwithstanding the foregoing, the Subordinate Voting Shares may otherwise be deemed to be taxable Canadian property to a Non-Canadian Holder for purposes of the Tax Act in certain circumstances. Non-Canadian Holders for whom the Subordinate Voting Shares are, or may be, taxable Canadian property should consult their own tax advisors.

In the event that a Subordinate Voting Share constitutes taxable Canadian property of a Non-Canadian Holder and any capital gain that would be realized on the disposition thereof is not exempt from tax under the Tax Act pursuant to an applicable income tax treaty or convention, the income tax consequences discussed above for Canadian Holders under “Dispositions of Subordinate Voting Shares” will generally apply to the Non-Canadian Holder. Non-Canadian Holders should consult their own tax advisor in this regard.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of (i) Warrants and (ii) Fixed Shares or Floating Shares that are issued upon the exercise of Warrants (“Warrant Shares”) that are applicable to U.S. Holders and certain Non-U.S. Holders (as defined below), that own Warrants or Warrant Shares. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated under the Code (“Treasury Regulations”), administrative pronouncements or practices and judicial decisions, all as of the date hereof. Future legislative, judicial, or administrative modifications, revocations, or interpretations, which may or may not be retroactive, may result in U.S. federal income tax consequences significantly different from those discussed herein. This discussion is not binding on the IRS. No ruling has been or will be sought or obtained from the IRS with respect to any of the U.S. federal tax consequences discussed herein. There can be no assurance that the IRS will not challenge any of the conclusions described herein or that a U.S. court will not sustain such a challenge. This summary assumes that the Warrants are held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment), in the hands of a warrant holder at all relevant times and the Warrant Shares to be issued upon the exercise of the Warrants would be capital assets within the meaning of Section 1221 of the Code.

This summary does not address U.S. federal income tax consequences to holders subject to special rules, including holders that (i) are banks, financial institutions, or insurance companies; (ii) are regulated investment companies or real estate investment trusts; (iii) are brokers, dealers, or traders in securities or currencies; (iv) are tax-exempt organizations; (v) hold the Warrants or Warrant Shares as part of hedges, straddles, constructive sales, conversion transactions, or other integrated investments; (vi) acquire the Warrants or Warrant Shares as compensation for services or through the exercise or cancellation of employee stock options or warrants; (vii) have a functional currency other than the U.S. dollar; (viii) own or have owned directly, indirectly, or constructively 10% or more of the voting power or value of the Company; or (ix) are U.S. expatriates. In addition, this discussion does not address any U.S. federal estate, gift, or other non-income tax, or any state, local, or non-U.S. tax consequences of the ownership and disposition of the Warrants or Warrant Shares or the impact of the alternative minimum tax or the Medicare contribution tax on net investment income.

If an entity classified as a partnership for U.S. federal income tax purposes holds the Warrants, the U.S. federal income tax treatment of a partner in such partnership generally will depend on the status of such partner and on the activities of the partner and the partnership.

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A person that is a partner of an entity classified as a partnership for U.S. federal income tax purposes where such entity holds the Warrants or Warrant Shares is urged to consult its tax advisor.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE PURCHASERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX RULES TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS THE STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF WARRANTS OR WARRANT SHARES.

U.S. Holders

The discussion in this section is addressed to a holder of Warrants or Warrant Shares that is a “U.S. Holder” for U.S. federal income tax purposes. As used herein, “U.S. Holder” means a beneficial owner of Warrants or Warrant Shares that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States; (ii) a corporation created or organized under the laws of the United States or any political subdivision thereof, including any State thereof and the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust that (a) is subject to the primary jurisdiction of a court within the United States and for which one or more U.S. persons have authority to control all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Tax Classification of the Company as a U.S. Domestic Corporation

A corporation is generally considered for U.S. federal income tax purposes to be a tax resident in the jurisdiction of its organization or incorporation. Accordingly, under the generally applicable U.S. federal income tax rules, the Company, which is incorporated under the laws of Canada, would be classified as a non-U.S. corporation (and, therefore, not a U.S. tax resident) for U.S. federal income tax purposes. However, Section 7874 of the Code, provides an exception to this general rule, under which a non-U.S. incorporated entity may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes. These rules are complex and there is limited guidance regarding their application.

Under Section 7874, a corporation created or organized outside the United States (i.e., a non-U.S. corporation) will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes (and, therefore, as a U.S. tax resident subject to U.S. federal income tax on its worldwide income) if each of the following three conditions are met: (i) the non-U.S. corporation, directly or indirectly, acquires substantially all of the properties held directly or indirectly by a U.S. corporation (including through the acquisition of all of the outstanding shares of the U.S. corporation); (ii) the non-U.S. corporation’s “expanded affiliated group” does not have “substantial business activities” in the non-U.S. corporation’s country of organization or incorporation and tax residence relative to the expanded affiliated group’s worldwide activities; and (iii) after the acquisition, the former shareholders of the acquired U.S. corporation hold at least 80% (by either vote or value) of the shares of the non-U.S. acquiring corporation by reason of holding shares in the U.S. acquired corporation (taking into account the receipt of the non-U.S. corporation’s shares in exchange for the U.S. corporation’s shares) as determined for purposes of Section 7874 (this test is referred to as the ”80% ownership test”).

For purposes of Section 7874, the Company believes that the three conditions described above have been met by reason of the RTO, and the Company has taken the position that it is treated as a U.S. domestic corporation for U.S. federal income tax purposes. A number of significant and complicated U.S. federal income tax consequences may result from such classification, and this summary does not attempt to describe all such U.S. federal income tax consequences. Section 7874 of the Code and the Treasury Regulations promulgated thereunder do not address all the possible tax consequences that arise from the Company being treated as a U.S. domestic corporation for U.S. federal income tax purposes. Accordingly, there may be additional or unforeseen U.S. federal income tax consequences to the Company that are not discussed in this summary.

Generally, the Company will be subject to U.S. federal income tax on its worldwide taxable income (regardless of whether such income is “U.S. source” or “foreign source”) and will be required to file a U.S. federal income tax return annually with the IRS. The Company is subject to tax in Canada. It is unclear how the foreign tax credit rules under the Code will operate in certain circumstances, given the treatment of the Company as a U.S. domestic corporation for U.S. federal income tax purposes and the taxation of the Company in Canada. Accordingly, it is possible that the Company will be subject to double taxation with respect to all or part of its taxable income. It is anticipated that such U.S. and Canadian tax treatment will continue indefinitely and that the Warrant Shares will be treated indefinitely as shares in a U.S. domestic corporation for U.S. federal income tax purposes, notwithstanding future transfers.

Tax Considerations for U.S. Holders

Exercise, Sale, Redemption or Expiration of Warrant

Generally, no U.S. federal income tax will be imposed upon the U.S. Holder of a Warrant upon exercise of such Warrant to acquire Warrant Shares. A U.S. Holder’s tax basis in a Warrant will generally be the amount of the purchase price that was allocated to the Warrant. Upon exercise of a Warrant, the tax basis of the Warrant Shares acquired thereby would be equal to the sum of the tax basis of the Warrant in the hands of the U.S. Holder plus the exercise price paid, and the holding period of the Warrant Shares would begin on the date that the Warrant is exercised.

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In general, if you are a U.S. Holder of a Warrant, you will recognize gain or loss upon the sale or other taxable disposition of the Warrant (provided that the Warrant Shares to be issued on the exercise of such Warrant would have been a capital asset within the meaning of Section 1221 of the Code if acquired by the U.S. Holder) in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in the Warrant. If a Warrant lapses without exercise, the U.S. Holder will generally realize a capital loss equal to its tax basis in the Warrant.

Prospective U.S. Holders should consult their tax advisors regarding the tax consequences of acquiring, holding, exercising and disposing of Warrants.

Distributions

The Company does not anticipate declaring or paying dividends to holders of Warrant Shares in the foreseeable future. However, if the Company decides to make any such distributions, such distributions with respect to Warrant Shares will be taxable as dividend income when paid to the extent of the Company’s current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to the Company’s Warrant Shares exceeds its current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis in the Warrant Shares, and thereafter as a capital gain which will be a long-term capital gain if the U.S. Holder has held such stock at the time of the distribution for more than one year. Distributions on the Company’s Warrant Shares constituting dividend income paid to U.S. Holders that are U.S. corporations may qualify for the dividends received deduction, subject to various limitations. Distributions on Company’s Warrant Shares constituting dividend income paid to U.S. Holders that are individuals may qualify for the reduced rates applicable to qualified dividend income.

Sale or Redemption

A U.S. Holder will generally recognize capital gain or loss on a sale, exchange, redemption (other than a redemption that is treated as a dividend) or other disposition of the Company’s Warrant Shares equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in the shares so disposed. Such capital gain or loss will be a long-term capital gain or loss if the U.S. Holder’s holding period for the shares disposed of exceeds one year at the time of disposition. Long-term capital gains of non-corporate taxpayers are generally taxed at a lower maximum marginal tax rate than the maximum marginal tax rate applicable to ordinary income. The deductibility of net capital losses by individuals and corporations is subject to limitations.

Foreign Tax Credit Limitations

Because the Company is subject to tax both as a U.S. domestic corporation and as a Canadian corporation, a U.S. Holder may pay, through withholding, Canadian tax, as well as U.S. federal income tax, with respect to dividends paid on its Warrant Shares. For U.S. federal income tax purposes, a U.S. Holder may elect for any taxable year to receive either a credit or a deduction for all foreign income taxes paid by the holder during the year. Complex limitations apply to the foreign tax credit, including a general limitation that the credit cannot exceed the proportionate share of a taxpayer’s U.S. federal income tax that the taxpayer’s foreign source taxable income bears to the taxpayer’s worldwide taxable income. In applying this limitation, items of income and deduction must be classified, under complex rules, as either foreign source or U.S. source. The status of the Company as a U.S. domestic corporation for U.S. federal income tax purposes will cause dividends paid by the Company to be treated as U.S. source rather than foreign source income for this purpose. As a result, a foreign tax credit may be unavailable for any Canadian tax paid on dividends received from the Company. Similarly, to the extent a sale or disposition of Warrants or Warrant Shares by a U.S. Holder results in Canadian tax payable by the U.S. Holder (for example, because the Warrants or Warrant Shares constitute taxable Canadian property within the meaning of the Tax Act), a U.S. foreign tax credit may be unavailable to the U.S. Holder for such Canadian tax. In each case, however, the U.S. Holder may be able to take a deduction for the U.S. Holder’s Canadian tax paid, provided that the U.S. Holder has not elected to credit other foreign taxes during the same taxable year. The foreign tax credit rules are complex, and each U.S. Holder should consult its own tax advisor regarding these rules.

Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency, or the amount of proceeds paid in foreign currency on the sale, exchange or other taxable disposition of Warrants or Warrant Shares, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisors.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of Warrant or Warrants Shares payable to a U.S. Holder that is not an exempt recipient, such as a corporation. Certain U.S. Holders may be subject to backup withholding with respect to the payment of dividends on Warrant Shares and to certain payments of proceeds on the sale or redemption of Warrants or Warrant Shares unless such U.S. Holders provide proof of an applicable exemption or a correct taxpayer identification number, and otherwise comply with applicable requirements of the backup withholding rules.

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Any amount withheld under the backup withholding rules from a payment to a U.S. Holder is allowable as a credit against such U.S. Holder’s U.S. federal income tax, which may entitle the U.S. Holder to a refund, provided that the U.S. Holder timely provides the required information to the IRS. Moreover, certain penalties may be imposed by the IRS on a U.S. Holder who is required to furnish information but does not do so in the proper manner. U.S. Holders should consult their tax advisors regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury Regulations.

Non-U.S. Holders

The discussion in this section is addressed to holders of Warrants and Warrant Shares that are “Non-U.S. Holders” that do not hold Warrants or Warrant Shares in connection with the conduct of a trade or business in the United States. For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of the Company’s Warrants or Warrant Shares that is neither a “U.S. Holder” nor an entity treated as a partnership for U.S. federal income tax purposes.

Tax Considerations for Non-U.S. Holders

Exercise, Sale or Redemption of Warrant

Generally, no U.S. federal income tax will be imposed upon the Non-U.S. Holder of a Warrant upon exercise of such Warrant to acquire Warrant Shares. A Non-U.S. Holder’s tax basis in a Warrant will generally be the amount of the purchase price that was allocated to the Warrant. Upon exercise of a Warrant, the tax basis of the Warrant Shares acquired thereby would be equal to the sum of the tax basis of the Warrant in the hands of the Non-U.S. Holder plus the exercise price paid, and the holding period of the Warrant Shares would begin on the date that the Warrant is exercised.

In general, if you are a Non-U.S. Holder of a Warrant, the tax consequences of the sale or redemption of a Warrant should be the same as described below under “Non-U.S. Holders — Sale or Redemption” related to the sale or redemption of Warrant Shares.

Prospective Non-U.S. Holders should consult their tax advisors regarding the tax consequences of acquiring, holding, exercising and disposing of Warrants.

Distributions

Generally, distributions treated as dividends as described above under “U.S. Holders — Distributions” paid to a Non-U.S. Holder of the Company’s Warrant Shares will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E, or other applicable documentation, certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation for a reduced treaty rate, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or Redemption

Subject to the discussions below under “Non-U.S. Holders – Information Reporting and Backup Withholding” and “Additional Withholding Tax on Payments Made to Foreign Accounts”, a Non-U.S. Holder will generally not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of the Company’s Warrant Shares unless:

•	the Non-U.S. Holder is a non-resident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
•	Warrant Shares constitutes a U.S. real property interest, or USRPI, by reason of Company’s status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes.

Gain described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the second bullet point above, the Company believes it currently is not, and does not anticipate becoming, a USRPHC. Because the determination of whether the Company is a USRPHC depends, however, on the fair market value of Company’s USRPIs relative to the fair market value of the Company’s non-U.S. real property interests and other business assets, there can be no assurance the Company currently is not a USRPHC or will not become one in the future. Even if the Company is or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of the Company’s Warrant Shares will not be subject to U.S. federal income tax if the Warrant Shares are “regularly traded”, as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of the Warrant Shares throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

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Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Withholding

Payments of dividends on the Company’s Warrant Shares will not be subject to withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN or W-8BEN-E, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on the Company’s Warrant Shares paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of the Company’s Warrants or Warrant Shares within the United States or conducted through certain U.S.-related brokers generally will not be subject to withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of Warrants or Warrant Shares conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Withholding is not an additional tax. Any amounts withheld under the withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, the Company’s Warrant Shares paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners”, as defined in the Code, or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on the Company’s Warrant Shares. While withholding under FATCA would have also applied to payments of gross proceeds from the sale or other disposition of such stock on or after January 1, 2019, recently proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in Warrants or Warrant Shares.

TRANSFER AGENT AND REGISTRAR

Our transfer agent and registrar is Odyssey Trust Company located at 835 - 409 Granville Street, Vancouver, British Columbia V6C 1T2.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement relating to any Fixed Shares or Floating Shares offered, certain Canadian legal matters in connection with the offering of Fixed Shares or Floating Shares will be passed upon on behalf of Acreage by DLA Piper (Canada) LLP.

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EXPERTS

The following persons or companies are named as having prepared or certified a report, valuation, statement or opinion in this Prospectus, either directly or in a document incorporated herein by reference, and whose profession or business gives authority to the report, valuation, statement or opinion made by the expert.

 Marcum LLP is our independent registered public accounting firm, and audited our financial statements for the years ended December 31, 2019, 2018 and 2017 contained in our Annual Report on Form 10-K for the year ended December 31, 2019 and the amendment thereto on Form 10-K/A, incorporated by reference herein.

KPMG LLP, an independent registered public accounting firm, has audited the financial statements of Canopy included in Canopy’s Annual Report on Form 10-K, as amended, and issued its report on the effectiveness of Canopy’s internal control over financial reporting as of March 31, 2020, which is incorporated by reference into our Definitive Proxy Statement on Schedule 14A, filed with the SEC on August 17, 2020.

Eight Capital is named as having prepared or certified a report, statement or opinion contained in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on August 17, 2020, which is incorporated by reference herein.

DOCUMENTS INCORPORATED BY REFERENCE

We incorporate by reference (i) the documents listed below, (ii) all filings made by us pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of the initial registration statement and prior to effectiveness of the registration statement, and (iii) future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, unless otherwise provided therein or herein, information furnished pursuant to Item 2.02, Item 7.01 and certain exhibits furnished pursuant to Item 9.01 of our Current Reports on Form 8-K, which are deemed to be furnished and not filed and therefore not incorporated by reference herein, unless specifically stated otherwise in such filings, after the date of the initial filing of this registration statement on Form S-3 to which this Prospectus relates until the termination of the offering under this Prospectus). Any statement contained in a document incorporated by reference in this Prospectus shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus, any related free writing prospectus or in any other subsequently filed document which is incorporated by reference modifies or supersedes such statement.

(a)	our Annual Report on Form 10-K, for the year ended December 31, 2019, filed with the SEC on May 29, 2020, as amended on August 14, 2020;

(b)	our Quarterly Report on Form 10-Q, for the quarterly period ended March 31, 2020, as filed with the SEC on June 29, 2020;

(c)	our Quarterly Report on Form 10-Q, for the quarterly period ended June 30, 2020, as filed with the SEC on August 14, 2020;

(d)	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on June 10, 2020;

(e)	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on August 17, 2020;

(f)	our Current Reports on Form 8-K filed with the SEC on February 13, 2020, February 21, 2020, February 26, 2020, March 17, 2020, March 30, 2020, April 6, 2020, April 22, 2020, June 4, 2020, June 19, 2020, June 26, 2020, June 30, 2020, July 27, 2020, August 11, 2020, August 19, 2020, September 16, 2020, September 21, 2020, September 23, 2020, September 28, 2020 and September 30, 2020; and

(g)	the description of our Fixed Shares and Floating Shares contained in our registration statement on Form 8-A filed with the SEC on September 23, 2020, including any amendment or report filed for purposes of updating such description.

Copies of the documents incorporated by reference in this Prospectus may be obtained by submitting a written request to us at our principal offices at 366 Madison Avenue, 11th Floor, New York, New York 10017.

We also maintain a web-site at http://www.acreageholdings.com through which you can obtain copies of documents that we have filed with the SEC. The contents of that site are not incorporated by reference into or otherwise a part of this Prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. This Prospectus is part of a registration statement and, as permitted by SEC rules, does not contain all of the information included in the registration statement. Whenever a reference is made in this Prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are part of the registration statement. Our SEC filings and information omitted from this Prospectus but contained in the Registration Statement is available on our profile at www.sec.gov.

24

PROSPECTUS

ACREAGE HOLDINGS, INC.

4,259,633
Class E Subordinate Voting Shares Underlying Warrants (exercisable at $4.00) Previously Issued
1,825,556
Class D Subordinate Voting Shares Underlying Warrants (exercisable at $4.00) Previously Issued

, 2020

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion October 21, 2020

PROSPECTUS

ACREAGE HOLDINGS, INC.

156,799
Class E Subordinate Voting Shares
67,199
Class D Subordinate Voting Shares

This Prospectus relates to the resale by the selling security holders named herein of 156,799 Class E subordinate voting shares, no par value (the “Fixed Shares”) and 67,199 Class D subordinate voting shares, no par value (the “Floating Shares”).

We will not receive any proceeds from the sale of any of either the Fixed Shares or Floating Shares.

The Fixed Shares are currently listed on the Canadian Securities Exchange (the “CSE”) under the trading symbol “ACRG.A.U”, quoted on the OTCQX under the trading symbol “ACRHF”, and traded on the Frankfurt Stock Exchange (“FRA”) under the trading symbol “0VZ1”.The Floating Shares are currently listed on the CSE under the trading symbol “ACRG.B.U”, quoted on the OTCQX under the trading symbol “ACRDF”, and traded on the FRA under the trading symbol “0VZ2”. On October 20, 2020, the last reported sale price of the Fixed Shares on the OTCQX was $3.00 per Fixed Share and on the CSE was $2.87 per Fixed Share; the last reported sale price of the Floating Shares on the OTCQX was $2.90 per Floating Share and on the CSE was $2.75 per Floating Share.

Investing in the Subordinate Voting Shares involves risks. See “Risk Factors” on page 12.

These Subordinate Voting Shares have not been approved or disapproved by the United States Securities and Exchange Commission (the “SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS , 2020.

ABOUT THIS PROSPECTUS

This Prospectus relates to the resale by certain selling security holders from time to time, of 156,799 Fixed Shares and 67,199 Floating Shares. We are not selling any Fixed Shares or Floating Shares under this Prospectus, and we will not receive any proceeds from the sale of any Fixed Shares or Floating Shares offered hereby by the selling security holders.

Under this Registration Statement on Form S-3, the selling security holders may sell from time to time in one or more offerings the Fixed Shares or Floating Shares described in this Prospectus. Any statement contained in the prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete, and in each instance, reference is made to the copy of the document filed. You should review the complete document to evaluate these statements.

You should carefully read this Prospectus, any documents that we incorporate by reference in this Prospectus and the information below under the captions “Where You Can Find More Information” and “Incorporation of Documents By Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this Prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it.

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this Prospectus or any documents we incorporate by reference herein is accurate as of any date other than the date on the front of each such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

The information contained in this Prospectus, the documents and information incorporated by reference in this Prospectus, and any free writing prospectus that we have authorized for use in connection with this offering are accurate only as of their respective dates, regardless of the time of delivery of this Prospectus or of any sale of our Fixed Shares or Floating Shares. In this Prospectus, unless the context otherwise indicates, the terms “Acreage,” the “Company,” “Registrant,” “we,” “our” and “us” or similar terms refer to Acreage Holdings, Inc., including our subsidiaries. Any references in this Prospectus to our financial statements include, unless the context indicates otherwise, the related notes.

References in this Prospectus to “$” are to United States dollars. Canadian dollars are indicated by the symbol “C$”.

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. The distribution or possession of this Prospectus in or from certain jurisdictions may be restricted by law. This Prospectus is not an offer to sell these Fixed Shares or Floating Shares and is not soliciting an offer to buy these Fixed Shares or Floating Shares in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of the Fixed Shares or Floating Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

SUMMARY

The Company

Acreage Holdings, Inc. is a vertically integrated, multi-state operator in the U.S. cannabis industry. Our operations include (i) cultivating cannabis plants, (ii) manufacturing branded consumer products, (iii) distributing cannabis flower and manufactured products, and (iv) retailing high-quality, effective and dosable cannabis products to consumers. We appeal to medical and adult recreational use (“adult-use”) customers through brand strategies intended to build trust and loyalty.

We are a British Columbia company that began trading on the Canadian Securities Exchange on November 15, 2018 following the completion of the reverse takeover transaction (the “RTO”) between us and High Street Capital Partners, LLC (“High Street”), which is an indirect subsidiary of ours, on November 14, 2018. We were originally incorporated under the Business Corporations Act (Ontario) on July 12, 1989 as Applied Inventions Management Inc. On August 29, 2014, we changed our name to Applied Inventions Management Corp. We redomiciled from Ontario into British Columbia and changed our name to Acreage Holdings, Inc. on November 9, 2018.

Kevin Murphy, our Chair and former Chief Executive Officer, began investing in the cannabis space in 2011 with minority investments in dispensaries located in medical-use states on the east coast of the United States. High Street was founded by Mr. Murphy in April 2014 to invest in the burgeoning U.S. regulated cannabis market and, until April 2018, was an investment holding company and engaged in the business of investing in cannabis companies. As part of the formation of High Street in 2014, Mr. Murphy contributed his cannabis related investment portfolio valued at approximately $14,000,000 to High Street in exchange for 20,000,000 Class B membership units of High Street.

We and High Street have invested in geographically diverse licensed entities that operate in both the adult-use and medical-use authorized U.S. states. The companies and other entities in which we and High Street have a direct or indirect ownership interest (collectively, the “Subsidiaries”) focus on all aspects of the state regulated cannabis industry. As a result of its experience investing in the industry, and, in many cases, active involvement with the Subsidiaries, High Street’s management gained significant experience in cultivation, processing and dispensing of cannabis and cannabis infused products.

From inception until April 2018, when High Street began the process of converting its minority investments in many of the Subsidiaries into controlling interests, the principal business activity of High Street was to provide debt and equity capital to existing cannabis license holders, cannabis license applicants and related management companies which are party to financing and consulting services agreements with High Street-owned entities in certain U.S. states where medical-use and/or adult-use of cannabis is legal. Such investments included straight debt securities (secured or unsecured), convertible debt instruments and/or common or preferred equity securities issued by the Subsidiaries. As an investor in these Subsidiaries, High Street was generally entitled to hold board seats and played an advisory role in the management and operations of such Subsidiaries, which afforded High Street the opportunity to build its institutional knowledge in the cannabis space. Additionally, being an investor in the Subsidiaries provided High Street with the ability to develop a vertically-integrated U.S. cannabis market participant with one of the largest footprints in the industry at the time.

High Street is a Delaware limited liability company, or LLC, rather than a corporation. Unlike a corporation, generally all profits and losses of the business carried on by an LLC “pass through” to each member of the LLC. LLC members report their respective shares of such profits and losses on their U.S. federal tax returns. Membership equity interests in High Street are represented by units.

Since 2018, we have worked toward becoming the best multi-state operator in the U.S. and we continue to be committed to providing access to cannabis’ beneficial properties by creating the best quality products and consumer experiences.

Recent Developments

Amended Arrangement with Canopy Growth Corporation

On June 24, 2020, we entered into a proposal agreement (the “Proposal Agreement”) with Canopy Growth Corporation (“Canopy”) which set out, among other things, the terms and conditions upon which us and Canopy were proposing to enter into an amending agreement (the “Amending Agreement”, and together with the Original Arrangement Agreement (as hereinafter defined), the “Arrangement Agreement”) to further amend the arrangement agreement between us and Canopy, dated April 18, 2019, as amended by that certain amending agreement between us and Canopy, dated May 15, 2019 (together, the “Original Arrangement Agreement”), amend and restate the plan of arrangement between us, our securityholders and Canopy completed on June 24, 2019 (the “Amended Plan of Arrangement”) and implement the Amended Plan of Arrangement (the “Amended Arrangement”) pursuant to the Business Corporations Act (British Columbia) (“BCBCA”). The effectiveness of the amendment to the Original Arrangement Agreement and the implementation of the Amended Plan of Arrangement was subject to the conditions set out in the Proposal Agreement, which included, among others, approval by: (i) the Supreme Court of British Columbia (the “Court”) at a hearing upon the procedural and substantive fairness of the terms and conditions of the Amended Arrangement; and (ii) our shareholders, as required by applicable corporate and securities laws.

The Amended Arrangement was approved by our shareholders at our special meeting held on September 16, 2020 and a final order approving the Amended Arrangement was obtained from the Court on September 18, 2020.

Following the satisfaction of various conditions set forth in the Proposal Agreement, on September 23, 2020, us and Canopy entered into the Arrangement Agreement and implemented the Amended Arrangement effective at 12:01 a.m. (Vancouver time) (the “Amendment Time”) on September 23, 2020 (the “Amendment Date”).

Pursuant to the Amended Plan of Arrangement, Canopy made a cash payment of $37,500,024 (the “Aggregate Amendment Option Payment”), which was delivered to our shareholders and certain holders of securities convertible or exchangeable into our shares. Holders of Class A subordinate voting shares (the “SVS”), Class B proportionate voting shares (the “PVS”), Class C multiple voting shares (the “MVS”), and certain other parties, received approximately $0.30 per SVS, being their pro rata portion (on an as-converted to SVS basis) of the Aggregate Amendment Option Payment, based on the number of our outstanding securities and certain holders of securities convertible or exchangeable into our shares, as of the close of business on September 22, 2020, the record date for payment of the Aggregate Amendment Option Payment.  The  Aggregate Amendment Option Payment was distributed to such holders of record on or about September 25, 2020.

Upon implementation of the Amended Arrangement, our articles of incorporation were amended to, among other things, create three new classes of shares in our capital, being Fixed Shares, Floating Shares and Class F multiple voting shares (the “Fixed Multiple Shares”), and, in connection with such amendment, we completed a capital reorganization (the “Capital Reorganization”) effective as of the Amendment Time whereby: (i) each SVS was exchanged for 0.7 of a Fixed Share and 0.3 of a Floating Share; (ii) each PVS was exchanged for 28 Fixed Shares and 12 Floating Shares; and (iii) each  MVS was exchanged for 0.7 of a Fixed Multiple Share and 0.3 of a Floating Share.

At the Amendment Time, on the terms and subject to the conditions of the Amended Plan of Arrangement, each option, restricted share unit, compensation option and warrant to acquire SVS that was outstanding immediately prior to the Amendment Time were exchanged for a replacement option, restricted stock unit, compensation option or warrant, as applicable, to acquire Fixed Shares (a “Fixed Share Replacement Security”) and a replacement option, restricted stock unit, compensation option or warrant, as applicable, to acquire Floating Shares (a “Floating Share Replacement Security”) in order to account for the Capital Reorganization.

Pursuant to the Amended Plan of Arrangement, upon the occurrence, or waiver (at the discretion of Canopy), of a change in federal laws in the United States to permit the general cultivation, distribution and possession of marijuana (as defined in the relevant legislation) or to remove the regulation of such activities from the federal laws of the United States (the “Triggering Event” and the date on which the Triggering Event occurs, the “Triggering Event Date”), Canopy, will, subject to the satisfaction or waiver of certain closing conditions set out in the Arrangement Agreement: (i) acquire all of the issued and outstanding Fixed Shares (following the mandatory conversion of the Fixed Multiple Shares into Fixed Shares) on the basis of 0.3048 (the “Fixed Exchange Ratio”) of a common share of Canopy (each, a “Canopy Share”) for each Fixed Share held at the time of the acquisition of the Fixed Shares (the “Acquisition Time”), subject to adjustment in accordance with the terms of the Amended Plan of Arrangement (the “Canopy Call Option”); and (ii) have the right (but not the obligation) (the “Floating Call Option”), exercisable for a period of 30 days following the Triggering Event Date to acquire all of the issued and outstanding Floating Shares. Upon exercise of the Floating Call Option, Canopy may acquire the Floating Shares for cash or for Canopy Shares or a combination thereof, in Canopy’s sole discretion. If paid in cash, the price per Floating Share shall be equal to the volume-weighted average trading price of the Floating Shares on the CSE (or other recognized stock exchange on which the Floating Shares are primarily traded as determined by volume) for the 30 trading day period prior to the exercise (or deemed exercise) of the Canopy Call Option, subject to a minimum amount of $6.41. If paid in Canopy Shares, each Floating Share will be exchanged for a number of Canopy Shares equal to (i) the volume-weighted average trading price of the Floating Shares on the CSE (or other recognized stock exchange on which the Floating Shares are primarily traded as determined by volume) for the 30 trading day period prior to the exercise (or deemed exercise) of the Canopy Call Option, subject to a minimum amount of $6.41, divided by (ii) the volume-weighted average trading price (expressed in US$) of the Canopy Shares on the New York Stock Exchange (the “NYSE”) (or such other recognized stock exchange on which the Canopy Shares are primarily traded if not then traded on the NYSE) for the 30 trading day period immediately prior to the exercise (or deemed exercise) of the Canopy Call Option (the “Floating Ratio”). The Floating Ratio is subject to adjustment in accordance with the Amended Plan of Arrangement if Acreage issues greater than the permitted number of Floating Shares prior to the Acquisition Date. No fractional Canopy Shares will be issued pursuant to the Amended Plan of Arrangement. The Floating Call Option cannot be exercised unless the Canopy Call Option is exercised (or deemed to be exercised). The closing of the acquisition of the Floating Shares pursuant to the Floating Call Option, if exercised, will take place concurrently with the closing of the acquisition of the Fixed Shares (the “Acquisition”) pursuant to the Canopy Call Option, if exercised. The Canopy Call Option and the Floating Call Option will expire 10 years from the Amendment Time.

At the Acquisition Time, on the terms and subject to the conditions of the Amended Plan of Arrangement, each Fixed Share Replacement Security will be exchanged for a replacement option, restricted stock unit, compensation option or warrant, as applicable, to acquire from Canopy such number of Canopy Shares as is equal to: (i) the number of Fixed Shares that were issuable upon exercise of such Fixed Share Replacement Security immediately prior to the Acquisition Time, multiplied by (ii) the Fixed Exchange Ratio in effect immediately prior to the Acquisition Time (provided that if the foregoing would result in the issuance of a fraction of a Canopy Share, then the number of Canopy Shares to be issued will be rounded down to the nearest whole number).

In the event that the Floating Call Option is exercised and Canopy acquires the Floating Shares at the Acquisition Time, on the terms and subject to the conditions of the Amended Plan of Arrangement, each Floating Share Replacement Security will be exchanged for a replacement option, restricted stock unit, compensation option or warrant, as applicable, to acquire from Canopy such number of Canopy Shares as is equal to: (i) the number of Floating Shares that were issuable upon exercise of such Floating Share Replacement Security immediately prior to the Acquisition Time, multiplied by (ii) the Floating Ratio (provided that if the foregoing would result in the issuance of a fraction of a Canopy Share, then the number of Canopy Shares to be issued will be rounded down to the nearest whole number).

In the event that Floating Call Option is exercised and Canopy acquires the Floating Shares at the Acquisition Time, we will be a wholly-owned subsidiary of Canopy. If Canopy completes the Acquisition of the Fixed Shares but does not acquire the Floating Shares, the Floating Call Option will terminate, and the Floating Shares shall remain outstanding.

See “Description of the Amended Arrangement” in our Definitive Proxy Statement and Management Information Circular dated August 17, 2020.

Debenture

In connection with the implementation of the Amended Arrangement, 11065220 Canada Inc., an affiliate of Canopy (the “Hempco Lender”) agreed to provide a loan of up to $100,000,000 (the “Hempco Loan”) to Universal Hemp, LLC, an affiliate of ours that operates solely in the hemp industry in full compliance with all applicable laws (“Hempco”) pursuant to a secured debenture dated September 23, 2020 (the “Debenture”) issued by Hempco to the Hempco Lender.

$50,000,000 of the Hempco Loan was advanced on the Amendment Date (the “Initial Advance”) and $50,000,000 of the Hempco Loan (the “Hempco Second Advance”) will be advanced in the event that the following conditions, among others, are satisfied: (a) Hempco’s EBITDA (as defined in the Debenture) for any 90 day period is greater than or equal to 2.0 times the interest costs associated with the Initial Advance; and (b) Hempco’s business plan for the 12 months following the applicable 90 day period supports an Interest Coverage Ratio (as defined in the Debenture) of at least 2.00:1.

The principal amount of the Hempco Loan will bear interest from the date of advance, compounded annually, and will be payable on each anniversary of the date of the Debenture in cash in U.S. dollars at a rate of 6.1% per annum. The Hempco Loan will mature 10 years from the date of the Initial Advance.

The Hempco Loan must be used exclusively for U.S. hemp-related operations and on the express condition that such amount will not be used, directly or indirectly, in connection with or for the operation or benefit of any of Hempco’s affiliates other than subsidiaries of Hempco exclusively engaged in U.S. hemp-related operations and not directly or indirectly, towards the operation or funding of any activities that are not permissible under applicable law. The Hempco Loan proceeds must be segregated in a distinct bank account and detailed records of debits to such distinct bank account will be maintained by Hempco.

No payment due and payable to the Hempco Lender by Hempco pursuant to the Debenture may be made using funds directly or indirectly derived from any cannabis or cannabis-related operations in the United States, unless and until the Triggering Event Date.

The Debenture includes usual and typical events of default for a financing of its nature, including, without limitation, if: (i) we are in breach or default of any representation or warranty in any material respect pursuant to the Arrangement Agreement; (ii) the Non-Core Divestitures (as defined in the Debenture) are not completed within 18 months from the Amendment Date; and (iii) we fail to perform or comply with any covenant or obligation in the Arrangement Agreement which is not remedied within 30 days after written notice is given to Hempco by the Hempco Lender. The Debenture also includes customary representations and warranties, positive covenants and negative covenants of Hempco. See “Transaction Agreements – Debenture” in our Definitive Proxy Statement and Management Information Circular dated August 17, 2020.

Credit Agreement Amendment

In connection with, and as a condition to the implementation of, the Amended Arrangement, the credit agreement dated March 6, 2020 among Acreage Finance Delaware, LLC, as borrower (the “IP Borrower”), and Acreage IP Holdings, LLC, Prime Wellness of Connecticut, LLC, D&B Wellness, LLC and Thames Valley Apothecary, LLC, as guarantors, and IP Investment Company, LLC, as lender, administrative agent and collateral agent (the “IP Lender”) (the “Original Credit Agreement”) was amended in accordance with an amendment to the Original Credit Agreement among the parties thereto dated the Amendment Date (the “Credit Agreement Amendment”, and together with the Original Credit Agreement, the “First Amended Credit Agreement”). The Credit Agreement Amendment provides that: (i) with respect to $21,000,000 of the principal amount advanced pursuant to the Original Credit Agreement (the “Mr. Murphy Amount”), effective as of the Amendment Time, the Original Credit Agreement was amended to (a) remove any entitlement to “Interest Shares” (as defined in the Original Credit Agreement) in respect of such amount, (b) provide for an interest rate of 12% per annum payable in cash and (c) amend Section 9.3 of the Original Credit Agreement to amend the obligation of Acreage Finance Delaware, LLC to cause us to sell up to 8,800,000 SVS to repay the amount outstanding such that the obligation was reduced to cause the issuance of up to 2,000,000 Fixed Shares, and (ii) with respect to $1,000,000 of the principal amount advanced pursuant to the Original Credit Agreement, the lender is entitled to (a) 16,799 Fixed Shares and 7,199 Floating Shares, (b) upon maturity of the Original Credit Agreement, a return of $1,100,000 and (c) otherwise be treated in accordance with the current terms of the Original Credit Agreement.

On October 20, 2020, the First Amended Credit Agreement was amended to provide for certain housekeeping changes in accordance with an amendment to the First Amended Credit Agreement among the parties thereto (the “Second Credit Agreement Amendment”, and together with the Original Credit Agreement and the First Amended Credit Agreement, the “Credit Agreement”).

Special Warrant Indenture

In connection with the Amended Arrangement, we and Odyssey Trust Company (the “Warrant Agent”) entered into a supplemental indenture, dated as of the Amendment Date (the “Supplemental Indenture”) to amend the warrant indenture dated February 10, 2020 (the “Warrant Indenture”) between us and the Warrant Agent to, among other things, reflect the Capital Reorganization and certain amendments to the warrants issued pursuant to the Warrant Indenture. The Warrant Indenture provided for the issuance of up to 10,141,987 SVS purchase warrants (each, a “Warrant”), each of which when originally issued was exercisable to acquire one SVS at an exercise price of $5.80 per SVS at any time prior to 4:00 p.m. on February 10, 2025. As previously disclosed, we modified the exercise price of the Warrants to $4.00 per SVS immediately prior to the Amended Arrangement becoming effective. In accordance with the Supplemental Indenture, each outstanding Warrant at the Amendment Time, of which there were 6,085,192, was exchanged for: (i) 0.7 of a Fixed Share purchase warrant, with each whole Fixed Share purchase warrant (each, a “Fixed Warrant”) exercisable to purchase one Fixed Share; and (ii) 0.3 of a Floating Share purchase warrant, with each whole Floating Share purchase warrant (each, a “Floating Warrant”) exercisable to purchase one Floating Share. Upon completion of the Amended Arrangement, there were 4,259,633 Fixed Warrants and 1,825,556 Floating Warrants outstanding, each having an exercise price of $4.00.

Standby Equity Distribution

On May 29, 2020, we entered into a standby equity distribution agreement (the “SEDA”) with an institutional investor (the “SEDA Investor”), under which we may, at our discretion, periodically sell to the SEDA Investor, and pursuant to which the SEDA Investor may, at its discretion, require us to sell to it, up to $35,000,000 of Fixed Shares and up to $15,000,000 of Floating Shares. As of the date of this Prospectus, we have not drawn down against the SEDA. It is our intention to terminate the SEDA once the registration statement, of which this Prospectus is a part, is declared effective.

Institutional Loan Agreement

On September 28, 2020, one of our wholly owned subsidiaries, HSCP CN Holdings II ULC (the “Institutional Investor Borrower”), entered into a loan agreement (the “Institutional Loan Agreement”) with an institutional investor (the “Institutional Investor”) for gross proceeds of $33,000,000. The loan from the Institutional Investor is unsecured, matures in three years, and bears interest at a 7.5% annual interest rate. At any time after September 28, 2022, upon 5 business days’ notice to the Institutional Investor, the Institutional Investor Borrower may prepay all or any portion of the loan together with all interest accrued thereon, without any premium, bonus, penalty or other charge. The loan is guaranteed by High Street.

Convertible Debenture

Effective May 29, 2020, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with YA, II PN, Ltd. (“Yorkville”) and each of the investors listed on the Schedule of Buyers attached thereto. The Securities Purchase Agreement provided for the offer and sale of a $11,000,000 principal amount convertible debenture (the “Convertible Debenture”). The Convertible Debenture bore interest at 15% per annum and was secured by our medical cannabis dispensaries in Connecticut. The Convertible Debenture was convertible by Yorkville in whole or in part after September 30, 2020. Prior to September 30, 2020, Yorkville could convert only $550,000 of principal amount. The Convertible Debenture was convertible into SVS at a conversion price of $1.68 per share, subject to the conversion limitations described above. We had the right to redeem up to 95% of the principal amount on or prior to September 29, 2020 without penalty.

On September 4, 2020, Yorkville exercised its right to convert $550,000 of the principal amount into SVS at a conversion price of $1.68 per share and received 327,380 SVS. Subsequent to the Capital Reorganization, the SVS issued to Yorkville were exchanged for 229,166 Fixed Shares and 98,214 Floating Shares.

On September 29, 2020, we redeemed 95% of the principal amount of the Convertible Debenture.

Short-Term Bridge Loan

On June 16, 2020, we entered into a short-term definitive funding agreement with an institutional investor for a total of $15,000,000 in gross proceeds (the “Bridge Loan”). The short-term definitive funding agreement had a maturity date of four months and bore interest at a per annum rate of 60%. It was secured by, among other items, our cannabis operations in Illinois, New Jersey and Florida, as well as our U.S. intellectual property.

On October 16, 2020, we repaid the principal amount and all accrued interest owing on the Bridge Loan.

Lease Dispute

On or around December 2019, we entered into three five-year leases to occupy approximately 70,000 square feet of commercial space on a cannabis cultivation campus in California. We are in an arbitration proceeding related to this commercial space and the commercial landlord is seeking to recover $12,100,000 from us. We intend to defend vigorously against all claims related to this matter.

The Securities Offered under this Prospectus

Loan Transaction

On February 7, 2020, we entered into a credit agreement (the “February Credit Agreement”) through our subsidiary, HSCP CN Holdings ULC (the “Borrower”), by and among the Borrower, Acreage Finance Delaware, LLC (the “Guarantor”), and the institutional lender party thereto and its administrative agent.

The February Credit Agreement provides for a secured credit facility in the amount of up to $100,000,000, which may be drawn down on by the Borrower in three tranches, maturing on the date that is two years from the date the first tranche is drawn down on. The obligations under the February Credit Agreement are guaranteed by the Guarantor, and secured by a first priority lien (the “Security Interest”) over $50,000,000 in cash deposited in a bank account by us (the “Restricted Account”).

In order to fund the Restricted Account, on March 6, 2020, our subsidiary, the IP Borrower entered into the Original Credit Agreement, which provided for a credit facility in the amount of up to $50,000,000 (“Credit Facility”) to be available in two advances. The maturity date for the first advance of borrowings under the March Credit Agreement, subject to acceleration in certain instances, is 366 days from the closing date of the Credit Facility. All funds drawn under the Credit Facility are required to be deposited into the Restricted Account as security for repayment of funds borrowed and amounts owing pursuant to the February Credit Agreement.

On March 11, 2020, IP Borrower drew the first advance of $22,000,000 (the “Borrowed Amount”) under the Original Credit Agreement and deposited the funds into the Restricted Account (the “Loan Transaction”). Kevin Murphy, our Chair and former Chief Executive Officer, loaned $21,0000,000 of the Borrowed Amount to the IP Lender in connection with the Loan Transaction.

Interest on the principal amount borrowed under the Credit Facility was to be satisfied by the IP Borrower delivering to the IP Lender 83,333 SVS per month (or 58,333 Fixed Shares and 24,999 Floating Shares), or 1,000,000 SVS (or 700,000 Fixed Shares and 300,000 Floating Shares) in the aggregate (the “Interest Shares”).  We were advised that Mr. Murphy was not a member, an officer nor a director of IP Lender and that Mr. Murphy was entitled to receive, assuming full repayment of the Borrowed Amount at maturity, $23,100,000 along with up to 304,001 SVS, forming part of the Interest Shares, which entitlement to Interest Shares he forfeited in accordance with the Amended Arrangement.

In connection with, and as a condition to the implementation of, the Amended Arrangement, the Original Credit Agreement was amended in accordance with the Credit Agreement Amendment. The Credit Agreement Amendment provides that: (i) with respect to the Mr. Murphy Amount, effective as of the Amendment Time, the Original Credit Agreement was amended to (a) remove any entitlement to “Interest Shares” (as defined in the Original Credit Agreement) in respect of this amount, (b) provide for an interest rate of 12% per annum payable in cash, (c) amend Section 9.3 of the Original Credit Agreement to amend the obligation of IP Borrower to cause us to sell up to 8,800,000 SVS to repay the amount outstanding such that the obligation was reduced to cause the issuance of up to 2,000,000 Fixed Shares, and (ii) with respect to $1,000,000 of the principal amount advanced pursuant to the Original Credit Agreement, the lender is entitled to (a) 16,799 Fixed Shares and 7,199 Floating Shares, (b) upon maturity of the Original Credit Agreement, a return of $1,100,000 and (c) otherwise be treated in accordance with the current terms of the Original Credit Agreement.

IP Lender was entitled to 23,999 SVS under the Original Credit Agreement, of which 12,000 SVS were issued to IP Lender prior to the Capital Reorganization. The 12,000 SVS issued to IP Lender prior to the Capital Reorganization were subsequently transferred to Pilgrim Foresight Fund, LLC (“Pilgrim”), an affiliate of IP Lender, pursuant to applicable securities laws. Subsequent to the Capital Reorganization, the SVS originally issued to IP Lender and currently held by Pilgrim were exchanged for 8,400 Fixed Shares and 3,600 Floating Shares. In accordance with the Credit Agreement Amendment, IP Lender is entitled to receive an additional 8,399 Fixed Shares and 3,599 Floating Shares, with such shares replacing the 11,999 SVS IP Lender was entitled to pursuant to the Original Credit Agreement; IP Lender will receive 1,527 Fixed Shares and 654 Floating Shares each month (the “Unissued Interest Shares”), with any remaining balance to be issued and delivered upon maturity of the Loan Transaction. We understand that IP Lender intends to transfer the Unissued Interest Shares to Pilgrim, pursuant to applicable securities laws, once such shares are received.

This Prospectus registers the resale of the 16,799 Fixed Shares and 7,199 Floating Shares by Pilgrim in connection with the Loan Transaction (the “Loan Shares”). We will not receive any cash proceeds from the sale of the Loan Shares.

Standby Equity Distribution Agreement

On May 29, 2020, we entered into the SEDA with SAFMB Concord LP (“SAFMB” and together with Pilgrim, the “Selling Security Holders” and each a “Selling Security Holder”), pursuant to which we may, in our discretion, periodically sell to SAFMB, and pursuant to which SAFMB may, at its discretion, require us to sell to it, up to $35,000,000 Fixed Shares and up to $15,000,000 Floating Shares. For each Fixed Share or Floating Share purchased under the SEDA, SAFMB will pay us the greater of (i) 95% of the lowest daily volume weighted average price of the Fixed Shares or Floating Shares on the CSE or other principal market on which the Fixed Shares or Floating Shares are traded (the “Principal Market”) for the five consecutive trading days immediately following the date we or SAFMB delivers notice requiring SAFMB to purchase or us to sell the Fixed Shares or Floating Shares under the SEDA; or (ii) the lowest price allowable under the rules of the Principal Market.

SAFMB’s obligation to purchase, and our obligation to sell, Fixed Shares and Floating Shares under the SEDA is subject to certain conditions, including obtaining requisite relief from applicable Canadian securities regulators in respect of transactions of this nature, us filing and maintaining the effectiveness of a registration statement, and a supplement to our Canadian shelf prospectus, qualifying the issue of the commitment shares described below and up to an aggregate of $35,000,000 of Fixed Shares and $15,000,000 of Floating Shares sold under the SEDA, and is limited to $500,000 per advance, and no more than $5,000,000 in the thirty days following May 29, 2020.

We agreed to issue to SAFMB 200,000 SVS as commitment shares in consideration for entering into the SEDA. Subsequent to the Capital Reorganization, the SVS issued to SAFMB were exchanged for 140,000 Fixed Shares and 60,000 Floating Shares (the “Commitment Shares”). This Prospectus registers the Commitment Shares. We will not receive any cash proceeds from the sale of the Commitment Shares.

It is our intention to terminate the SEDA once the registration statement, of which this Prospectus is a part, is declared effective.

Fixed Shares

We may offer Fixed Shares. Holders of Fixed Shares are entitled to notice of and to attend at any meeting of our shareholders, except a meeting at which only holders of another particular class or series of our shares shall have the right to vote. At each such meeting, holders of Fixed Shares are entitled to one vote in respect of each Fixed Share held.

Any Fixed Shares issued pursuant to this Prospectus, or to a prospectus supplement, will be subject in all respects to the Canopy Call Option to acquire such Fixed Shares.

Our Fixed Shares are described in greater detail in this Prospectus under “Description of Fixed Shares.”

Floating Shares

We may offer Floating Shares. Holders of Floating Shares are entitled to notice of and to attend at any meeting of our shareholders, except a meeting at which only holders of another particular class or series of our shares shall have the right to vote. At each such meeting, holders of Floating Shares are entitled to one vote in respect of each Floating Share held.

Any Floating Shares issued pursuant to this Prospectus, or to a prospectus supplement, will be subject in all respects to the Canopy Call Option to acquire such Floating Shares.

Our Floating Shares are described in greater detail in this Prospectus under “Description of Floating Shares.”

Risk Factors

See “Risk Factors” as well as other information included in this Prospectus, for a discussion of factors you should read and consider carefully before investing in our securities.

THE OFFERING

Fixed Shares We Are Offering	156,799 Fixed Shares
Floating Shares We Are Offering	67,199 Floating Shares
Fixed Shares To Be Outstanding After This Offering	71,002,607 Fixed Shares
Floating Shares To Be Outstanding After This Offering	30,479,954 Floating Shares
Use Of Proceeds	All proceeds from the sale of Fixed Shares and Floating Shares offered hereby will be for the account of the Selling Security Holders. We will not receive any proceeds from the sale of Fixed Share or Floating Shares offered pursuant to this Prospectus. See “Use of Proceeds” on page 16.
Risk Factors	This investment involves a high degree of risk. You should read the “Risk Factors” section of this Prospectus, of the documents incorporated by reference in this Prospectus and of any free writing prospectus we authorize for use in connection with this offering for a discussion of factors to consider before deciding to purchase Fixed Shares or Floating Shares.
Trading Symbol	The Fixed Shares are currently listed on the CSE under the trading symbol “ACRG.A.U”, quoted on the OTCQX under the trading symbol “ACRHF”, and traded on the FRA under the trading symbol “0VZ1”. The Floating Shares are currently listed on the CSE under the trading symbol “ACRG.B.U”, quoted on the OTCQX under the trading symbol “ACRDF”, and traded on the FRA under the trading symbol “0VZ2”.

The number of Fixed Shares shown above to be outstanding after this offering is based on 70,994,208 Fixed Shares outstanding (including 589,165 Fixed Shares held by Acreage Holdings America, Inc. (the “Acreage Subsidiary”)) as of September 30, 2020, and excludes:

•	3,147,629 Fixed Shares issuable upon exercise of outstanding options; and

•	4,928,863 Fixed Shares authorized and available for issuance under our equity compensation plan.

The number of Floating Shares shown above to be outstanding after this offering is based on 30,476,355 Floating Shares outstanding (including 252,499 Floating Shares held by the Acreage Subsidiary) as of September 30, 2020, and excludes:

•	1,348,961 Floating Shares issuable upon exercise of outstanding options; and

•	2,119,975 Floating Shares authorized and available for issuance under our equity compensation plan.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference herein contains forward-looking statements within the meaning of applicable United States securities legislation (“forward-looking statements”), including the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based upon our current beliefs, expectations, and assumptions regarding the future of the business, future plans and strategies, and other future conditions. Forward-looking statements can be identified by the words such as “expect”, “likely”, “may”, “will”,, “would”, “could”, “should”, “continue”, “contemplate”, “intend”, or “anticipate”, “believe”, “envision”, “estimate”, “expect”, “plan”, “predict”, “project”, “target”, “potential”, “proposed”, “estimate” and other similar words, including negative and grammatical variations thereof, or statements that certain events or conditions “may” or “will” happen, or by discussions of strategy. Forward-looking statements include estimates, plans, expectations, opinions, forecasts, projections, targets, guidance, or other statements that are not statements of fact. Such forward-looking statements are made as of the date of this Prospectus, or in the case of documents incorporated by reference herein, as of the date of each such document. Forward-looking statements in this Prospectus, any prospectus supplement or the documents incorporated by reference herein and therein include, but are not limited to, statements with respect to:

•	the performance of our business and operations;

•	our product offerings;

•	the competitive conditions of the industry;

•	our competitive and business strategies;

•	the sufficiency of capital including our ability to obtain capital to develop our business;

•	our operations in the United States, the characterization and consequences of those operations under United States federal law and applicable State law, and the framework for the enforcement of applicable laws in the United States;

•	on-going implications of the novel coronavirus (“COVID-19”);

•	statements relating to the business and future activities of, and developments related to, us, including such things as future business strategy, competitive strengths, goals, expansion and growth of our business, operations and plans;

•	expectations that planned acquisitions will be completed, and the expected financial results of such acquisitions;

•	expectations that licenses applied for will be obtained;

•	expectations regarding future cash flows from operations;

•	statements regarding the proposed transaction with Canopy, including the anticipated benefits and likelihood of completion thereof;

•	the likelihood that the Canopy Call Option will be exercised;

•	the likelihood that the Floating Call Option will be exercised;

•	the timing and outcome of the Acquisition;

•	the likelihood of the Acquisition being completed and any benefits to be derived therefrom;

•	potential future legalization of adult-use and/or medical cannabis under U.S. federal law;

•	expectations of market size and growth in the U.S. and the states in which we operate;

•	expectations for other economic, business, financial market, political, regulatory and/or competitive factors related to us or the cannabis industry generally; and

•	other events or conditions that may occur in the future.

Forward-looking statements contained herein and in certain documents incorporated by reference in this Prospectus concerning the cannabis industry and its medical and adult-use markets and the general expectations of us concerning the industry and our business and operations are based on estimates prepared by us using data from publicly available governmental sources as well as from market research and industry analysis and on assumptions based on data and knowledge of this industry which we believe to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, such data is inherently imprecise. While we are not aware of any misstatement regarding any industry or government data presented herein, the cannabis industry involves risks and uncertainties that are subject to change based on various factors.

Forward-looking statements speak only as at the date they are made and are based on information currently available and on the then current expectations. Potential purchasers of our securities are cautioned that forward-looking statements are not based on historical facts but instead are based on reasonable assumptions and estimates of our management at the time they were provided or made and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of us, as applicable, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, including, but not limited to, risks and uncertainties related to:

•	risks related to the occurrence of changes in U.S. federal laws regarding the cultivation, distribution or possession of marijuana;

•	the likelihood of the Triggering Event occurring or being waived by the expiry of the Canopy Call Option;

•	the ability of us and Canopy to receive, in a timely manner and on satisfactory terms, the necessary regulatory approvals;

•	the ability of Canopy and us to satisfy, in a timely manner, the closing conditions to the Acquisition;

•	the likelihood of Canopy completing the acquisition of the Fixed Shares and/or Floating Shares;

•	the ability of us and Canopy to satisfy, in a timely manner, the conditions to closing following the occurrence or waiver of the Triggering Event;

•	other expectations and assumptions concerning the Acquisition;

•	our available funds and the anticipated use of such funds;

•	the availability of financing opportunities for us and the risks associated with the completion thereof;

•	regulatory and licensing risks;

•	changes in general economic, business and political conditions, including changes in the financial and stock markets;

•	risks related to infectious diseases, including the impacts of the COVID-19;

•	risks associated with dependence on management and currency risk;

•	legal and regulatory risks inherent in the cannabis industry, including the global regulatory landscape and enforcement related to cannabis, political risks and risks relating to regulatory change;

•	risks relating to U.S. regulatory landscape and enforcement related to cannabis, including political risks;

•	risks relating to anti-money laundering laws and regulations;

•	other governmental and environmental regulations;

•	compliance with extensive government regulations and the interpretation of various laws regulations and policies;

•	risk associated with divesting certain assets;

•	public opinion and perception of the cannabis industry;

•	risks related to contracts with third-party service providers;

•	risks related to the enforceability of contracts;

•	reliance on the expertise and judgment of our senior management;

•	risks related to proprietary intellectual property and potential infringement by third parties;

•	the concentrated voting control of our founder and the unpredictability caused by our capital structure;

•	risks relating to the management of growth;

•	risks related to cash flow from operations;

•	increasing competition in the industry;

•	risks inherent in an agricultural business;

•	risks relating to energy costs;

•	risks associated to cannabis products manufactured for human consumption including potential product recalls;

•	reliance on key inputs, suppliers and skilled labor;

•	cybersecurity risks;

•	ability and constraints on marketing products;

•	fraudulent activity by employees, contractors and consultants;

•	tax and insurance related risks;

•	risks related to the economy generally;

•	risk of litigation;

•	conflicts of interest;

•	risks relating to certain remedies being limited and the difficulty of enforcement of judgments and effecting service outside of Canada;
•	risks related to future acquisitions or dispositions;

•	sales by existing shareholders; and

•	limited research and data relating to cannabis,

as well as those risk factors described under the heading “Risk Factors” and elsewhere in this Prospectus, any prospectus supplement and the documents incorporated by reference herein and therein and as described from time to time in documents filed by us with securities regulatory authorities. A description of additional assumptions used to develop such forward-looking statements and a description of additional risk factors that may cause actual results to differ materially from forward-looking statements can be found in Part I, Item 1A under the heading “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2019 dated May 29, 2020 and the amendment thereto on Form 10-K/A dated August 14, 2020, and under the heading “Risk Factors” of our Definitive Proxy Statement and Management Information Circular dated August 17, 2020, each of which are incorporated by reference herein (see “Documents Incorporated by Reference”).

Readers are cautioned that the above list of cautionary statements is not exhaustive. A number of factors could cause actual events, performance or results to differ materially from what is projected in forward-looking statements. The purpose of forward-looking statements is to provide the reader with a description of management’s expectations, and such forward-looking statements may not be appropriate for any other purpose. You should not place undue reliance on forward-looking statements contained in this Prospectus, any prospectus supplement or in any document incorporated by reference herein or therein. Although we believe that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. The forward-looking statements contained in this Prospectus, any prospectus supplement and the documents incorporated by reference herein and therein are expressly qualified in their entirety by this cautionary statement. Potential purchasers of our securities should read this entire Prospectus, and each applicable prospectus supplement, and consult their own professional advisors to ascertain and assess the income tax and legal risks and other aspects associated with holding our securities.

RISK FACTORS

Before deciding to invest in our securities, prospective investors in our securities should consider carefully the risk factors and the other information contained and incorporated by reference in this Prospectus and any applicable prospectus supplement relating to a specific offering of our securities, including those risks identified and discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, the amendment thereto on Form 10-K/A and our Definitive Proxy Statement and Management Information Circular dated August 17, 2020, each of which are incorporated by reference herein. See “Documents Incorporated by Reference”.

Before making an investment decision, prospective purchasers of our securities should carefully consider the information described in this Prospectus and the documents incorporated by reference herein, including any applicable prospectus supplement. Additional risk factors relating to a specific offering of our securities may be described in any applicable prospectus supplement. Some of the risk factors described herein and in the documents incorporated by reference herein, including any applicable prospectus supplement, are interrelated and, consequently, investors should treat such risk factors as a whole. If any event arising from these risks occurs, our business, prospects, financial condition, results of operations and cash flows, and the investor’s investment in our securities could be materially adversely affected. Additional risks and uncertainties of which we are currently unaware or that are unknown or that we currently consider to be immaterial could have a material adverse effect on our business, financial condition and results of operation. We cannot assure an investor that we will successfully address any or all of these risks.

Prospective investors should carefully consider the risks below and in our Annual Report on Form 10-K for the year ended December 31, 2019, the amendment thereto on Form 10-K/A and Definitive Proxy Statement and Management Information Circular dated August 17, 2020 and the other information elsewhere in this Prospectus and any applicable prospectus supplement and consult with their professional advisors to assess any investment in our securities.

Risks Related to the Fixed Shares and Floating Shares

We cannot guarantee returns on our Fixed Shares or Floating Shares.

There is no guarantee that either the Fixed Shares or the Floating Shares will earn any positive return in the short term or long term. A holding of Fixed Shares or Floating Shares is speculative and involves a high degree of risk and should be undertaken only by holders whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. A holding of Fixed Shares or Floating Shares is appropriate only for holders who have the capacity to absorb a loss of some or all of their investment.

Our Fixed Shares and Floating Shares may have a volatile market price.

The market price of the Fixed Shares and Floating Shares may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond our control. This volatility may affect the ability of holders of Fixed Shares or Floating Shares to sell their securities at an advantageous price. Market price fluctuations in the Fixed Shares or Floating Shares may be due to our operating results failing to meet expectations of securities analysts or investors in any period, downward revision in securities analysts’ estimates, adverse changes in general market conditions or economic trends, acquisitions, dispositions or other material public announcements by us or our competitors, along with a variety of additional factors. These broad market fluctuations may adversely affect the market price of the Fixed Shares or Floating Shares.

Financial markets historically at times have experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of companies and that have often been unrelated to the operating performance, underlying asset values or prospects of such companies. Accordingly, the market price of the Fixed Shares or Floating Shares may decline even if our operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue, our operations could be adversely impacted, and the trading price of the Fixed Shares or Floating Shares may be materially adversely affected.

Our securityholders resident in the United States may have difficulty settling trades because we operate in the cannabis sector.

Given the heightened risk profile associated with cannabis in the United States, capital markets participants may be unwilling to assist with the settlement of trades for U.S. resident securityholders of companies with operations in the United States cannabis industry which may prohibit or significantly impair the ability of securityholders in the United States to trade the Fixed Shares or Floating Shares. In the event residents of the United States are unable to settle trades of the Fixed Shares or Floating Shares, this may affect the pricing of the Fixed Shares or Floating Shares in the secondary market, the transparency and availability of trading prices and the liquidity of these securities.

There can be no assurance as to the liquidity of the trading market for our Fixed Shares or Floating Shares.

Our shareholders may be unable to sell significant quantities of Fixed Shares or Floating Shares into the public trading markets without a significant reduction in the price of their Fixed Shares or Floating Shares, or at all. There can be no assurance that there will be sufficient liquidity of the Fixed Shares or Floating Shares on the trading market, or that we will continue to meet the listing requirements of one or more of the CSE, OTCQX or FRA or achieve listing on any other public listing exchange.

Our Fixed Shares may trade at a price that is not indicative of our performance or at a discount to the Fixed Exchange Ratio.

There is no guarantee that the Fixed Shares will trade at a price that reflects our performance or at a price relative to the trading price of the Canopy Shares based upon the Fixed Exchange Ratio. Given the uncertainties regarding the completion of the Acquisition, it is possible the Fixed Shares will trade at a significant discount to the Fixed Exchange Ratio.

Our Floating Shares may trade at a price that is not indicative of our performance or the minimum price required to be paid by Canopy pursuant to the Floating Call Option.

The intrinsic value of the Floating Shares is indeterminate. There is no guarantee that the Floating Shares will trade at a price that reflects our performance nor at the minimum price required to be paid by Canopy pursuant to the Floating Call Option. Moreover, the Floating Shares will not trade at a price that is necessarily proportionate to the trading price of the Fixed Shares.

Our credit agreements contain restrictive covenants which may adversely limit management’s discretion in operating our business.

Our credit agreements and the Debenture contain restrictive covenants that limit the discretion of management with respect to certain limited matters. A failure to comply with these terms could result in an event of default which, if not cured or waived, could result in accelerated repayment and may have a material and adverse consequence on our business, operations or financial condition, on a consolidated basis.

The Arrangement Agreement contains restrictive covenants which may adversely limit management’s discretion in operating our business.

The Arrangement Agreement contains restrictive covenants that may potentially impair the discretion of our management with respect to certain business matters. These covenants place restrictions on, among other things, the ability of us to make any material change to the nature of its business, to pay distributions or make certain other payments, to create liens or encumbrances not permitted by the Arrangement Agreement and to sell or otherwise dispose of certain assets. A failure to comply with these terms, if not cured or waived, could result in a breach of the Arrangement Agreement.

If we do not comply with the initial business plan set forth in the Proposal Agreement, there may be significant restrictions on the operation of our business and Canopy may not be required to complete the Acquisition.

Pursuant to the Arrangement Agreement, we are required to comply with the initial business plan set forth in the Proposal Agreement (the “Initial Business Plan”). The Initial Business Plan sets forth certain Pro-Forma Net Revenue Targets (as defined in the Arrangement Agreement) and Consolidated Adj. EBITDA Targets (as defined in the Arrangement Agreement) for each applicable fiscal year of the Initial Business Plan.

If, at the end of a fiscal quarter (commencing with the fiscal quarter dated December 31, 2020), our Pro-Forma Revenue (as defined in the Arrangement Agreement) is less than 90% of the Pro-Forma Net Revenue Target set forth in the Initial Business Plan or if the Consolidated EBITDA (as defined in the Arrangement Agreement) is less than 90% of the Consolidated Adj. EBITDA Target set forth in the Initial Business Plan, an Interim Failure to Perform (as defined in the Arrangement Agreement) will be deemed to have occurred and the Austerity Measures (as defined in the Arrangement Agreement) will become applicable. The Austerity Measures place significant restrictions on our ability to take certain actions in the operation of our business. Among other things, the Austerity Measures prevent us from issuing any Fixed Shares, Fixed Multiple Shares or Floating Shares, granting any New Options (as defined in the Arrangement Agreement) or Floating Options (as defined in the Arrangement Agreement), entering into any contract in respect of Company Debt (as defined in the Arrangement Agreement) (other than in the ordinary course of business), or paying any fees owing to members of our Board of Directors (the “Board”). The Austerity Measures also prevent us and our subsidiaries from entering into any business combination, merger or acquisition of assets (other than in the ordinary course of business), from making any new capital investments or incurring any new capital expenditures, and from entering into any contract to dispose of any assets (other than in the ordinary course of business). The Austerity Measures will apply until the non-compliance causing the Interim Failure to Perform is cured by us and our subsidiaries, as applicable. However, if an Interim Failure to Perform occurs and the Austerity Measures are implemented, the ability of us to conduct our business in the ordinary course will be significantly restricted. Accordingly, the occurrence of an Interim Failure to Perform will increase the possibility that a Material Failure to Perform (as defined in the Arrangement Agreement) and/or a Failure to Perform (as defined in the Arrangement Agreement) will occur.

A Material Failure to Perform will be deemed to occur if our Pro-Forma Revenue is less than 80% of the Pro-Forma Net Revenue Target or the Consolidated EBITDA is less than 80% of the Consolidated Adj. EBITDA Target, as determined on an annual basis (commencing in respect of the fiscal year ending December 31, 2021). The occurrence of a Material Failure to Perform is considered a breach of a material term of the Arrangement Agreement incapable of being cured. Consequently, certain restrictive covenants under the Arrangement Agreement which relate to exclusivity and non-competition of Canopy in favor of us, including the restriction preventing Canopy from acquiring a competitor of ours in the United States, will terminate. In addition, the occurrence of a Material Failure to Perform is likely to constitute an event of default under the Debenture, causing the Hempco Loan to become immediately due and payable. If the Hempco Loan is required to be repaid prior to the maturity date, it would have an immediate and lasting material adverse effect on us and our ability to complete the Acquisition.

In addition, if our Pro-Forma Revenue is less than 60% of the Pro-Forma Net Revenue Target or the Consolidated EBITDA is less than 60% of the Consolidated Adj. EBITDA Target for the trailing 12 month period ending on the date that is 30 days prior to the proposed Acquisition Time, a Failure to Perform shall occur and a material adverse impact will be deemed to have occurred for purposes of Section 6.2(2)(h) of the Arrangement Agreement. In the event of a Failure to Perform, Canopy will not be required to complete the Acquisition.

If certain U.S. states do not legalize recreational cannabis use within a proximate timeframe, we may not be able to comply with the Initial Business Plan which may result in significant restrictions on the operation of our business and Canopy may not be required to Complete the Acquisition.

The Initial Business Plan has been prepared based on the assumption that certain regulatory initiatives legalizing recreational cannabis will be approved in Connecticut, Massachusetts, New York, Pennsylvania, Illinois, New Jersey, New Hampshire, Maine and Ohio within a proximate timeframe. If some or all of the anticipated regulatory initiatives do not occur in the foregoing states within the contemplated timeline, or at all, it will have a significant adverse impact on our ability to meet the Pro-Forma Net Revenue Targets and Consolidated Adj. EBITDA Targets prescribed in the Initial Business Plan, which will likely result in an Interim Failure to Perform that could lead to a Material Failure to Perform and ultimately, a Failure to Perform.

If Canopy fails to complete the Acquisition or the Acquisition is completed on different terms, there could be a material adverse effect on our business.

There can be no assurance that the Acquisition will be completed, or if completed, that it will be completed on the same or similar terms to those set out in the Arrangement Agreement. The completion of the Acquisition is subject to the satisfaction of a number of conditions which include, among others, (i) obtaining necessary approvals, including the Acquisition Regulatory Approvals (as defined in the Arrangement Agreement), (ii) performance by us, and Canopy, of our, and their, respective obligations and covenants in the Arrangement Agreement, and (iii) cannabis production, distribution and sale becoming legal under United States federal law, or being removed from regulation under such law. If these conditions are not fulfilled or waived or the Acquisition is not completed for any other reason, our shareholders will not receive the Consideration Shares (as defined in the Arrangement Agreement) and, if applicable, the Floating Cash Consideration (as defined in the Arrangement Agreement). Certain of these conditions, including the occurrence of the Triggering Event Date, are outside of our control. There can be no certainty, nor can we provide any assurance, that all conditions precedent will be satisfied or waived, or, if satisfied or waived, when they will be satisfied or waived and, accordingly, the Acquisition may not be completed.

In addition, if the Acquisition is not completed, our ongoing business may be adversely affected as a result of the costs (including opportunity costs) incurred in respect of pursuing the Acquisition, and we could experience negative reactions from the financial markets, which could cause a decrease in the market price of the Fixed Shares, particularly if the market price reflects market assumptions that the Acquisition will be completed or completed on certain terms. We may also experience negative reactions from our customers and employees and there could be negative impact on our ability to attract future acquisition opportunities. Failure to complete the Acquisition or a change in the terms of the Acquisition could each have a material adverse effect on Acreage’s business, financial condition and results of operations.

If we issue more Fixed Shares than permitted under the Arrangement Agreement or if we, or one of our subsidiaries, make a $20,000,000 payout in certain situations, the holders of our Fixed Shares or Floating Shares may receive fewer Canopy Shares upon completion of the Acquisition.

There is a fixed maximum number of Canopy Shares that may be issued in connection with the Acquisition. In the event that we issue more Fixed Shares than the permitted threshold under the Arrangement Agreement or if we or any of our subsidiaries are required to make a payout over $20,000,000 in order to either (i) settle, (ii) satisfy a judgment, or (iii) acquire the disputed minority non-controlling interest, in connection with the claim filed by EPMMNY LLC against certain of our subsidiaries, the Fixed Exchange Ratio will be automatically reduced. In addition, in the event that we issue more Floating Shares than the permitted threshold under the Arrangement Agreement, the Floating Ratio will be automatically reduced. Any such reduction of the Fixed Exchange Ratio or Floating Ratio will result in the holders of Fixed Shares or Floating Shares, as applicable, receiving fewer Canopy Shares upon completion of the Acquisition.

Risks Related to our Articles of Incorporation

Our Articles of Incorporation contain a forum selection provision under Article 30, which, among other things, identifies the Supreme Court of British Columbia and the Court of Appeal of British Columbia as the exclusive forum for certain litigation. Given that, under United States law, investors cannot waive compliance by us with U.S. federal securities laws, it is uncertain whether the forum selection provision applies to actions arising under U.S. federal securities laws, and if it does, whether a British Columbia Court would enforce such provision. It is also uncertain whether a breach of U.S. securities law in and of itself would give rise to a direct cause of action in British Columbia, although indirect causes of action may arise thereunder as a result of, without limitation, breach, misrepresentation or the like. In the event it was determined that the forum selection provision applies to actions arising under U.S. federal securities laws or, if it did, a British Columbia court refused to enforce such provision or a breach of U.S. securities law did not give rise to a cause of action in British Columbia, there is a risk that we would be required to litigate any such breach in a jurisdiction which is less favorable to us, which could result in additional costs and financial losses that could have a material adverse effect on our business.

Risks Related to the United States Regulatory System

Our employees, directors, officers, managers and/or investors could face detention, denial of entry or lifetime bans from the United States for their business associations with us.

Because cannabis remains illegal under United States federal law, those investing in Canadian companies with operations in the United States cannabis industry could face detention, denial of entry or lifetime bans from the United States for their business associations with United States cannabis businesses. Entry happens at the sole discretion of U.S. Customers and Border Protection (“CBP”) officers on duty, and these officers have wide latitude to ask questions to determine the admissibility of a non-United States citizen or foreign national. The government of Canada has started warning travelers on its website that previous use of cannabis, or any substance prohibited by United States federal laws, could mean denial of entry to the United States. Business or financial involvement in the cannabis industry in the United States could also be reason enough for United States border guards to deny entry. On September 21, 2018, CBP released a statement outlining its current position with respect to enforcement of the laws of the United States. It stated that Canada’s legalization of cannabis will not change CBP enforcement of United States laws regarding controlled substances and because cannabis continues to be a controlled substance under United States law, working in or facilitating the proliferation of the legal cannabis industry in U.S. states where it is deemed legal may affect admissibility to the United States. On October 9, 2018, CBP released an additional statement regarding the admissibility of Canadian citizens working in the legal cannabis industry. CBP stated that a Canadian citizen working in or facilitating the proliferation of the legal cannabis industry in Canada coming into the United States for reasons unrelated to the cannabis industry will generally be admissible to the United States; however, if such person is found to be coming into the United States for reasons related to the cannabis industry, such person may be deemed inadmissible. As a result, CBP has affirmed that, employees, directors, officers, managers and investors of companies involved in business activities related to cannabis in the United States who are not United States citizens face the risk of being barred from entry into the United States for life.

Uncertainty regarding the regulations under the U.S. 2018 Farm Bill, and undeveloped shared state-federal regulations over hemp cultivation and production, may impact our hemp business.

The Agriculture Improvement Act of 2018, otherwise known as the Farm Bill was signed into law on December 20, 2018. Under Section 10113 of the Farm Bill, state departments of agriculture must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of the U.S. Department of Agriculture the “USDA”). A state’s plan to license and regulate hemp can only commence once the Secretary of USDA approves that state’s plan. In states opting not to devise a hemp regulatory program, the USDA will need to construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally-run program. Even if a state creates a plan in conjunction with its governor and chief law enforcement officer, the Secretary of the USDA must approve such plan. There can be no guarantee that any state plan will be approved. Review times may be extensive. Although interim rules for hemp production under the Farm Bill are now in place federally, the timing of finalized federal rules and regulations, in addition to state specific rules and regulations, cannot be assured. There may be amendments and the ultimate plans, if approved by the states and the USDA, may materially limit our hemp business depending upon the scope of the regulations.

Laws and regulations affecting our industry governing operations under the Farm Bill are in development.

As a result of the Farm Bill’s recent passage, there will be a constant evolution of laws and regulations affecting the hemp industry that could detrimentally affect our operations. Local, state and federal hemp laws and regulations may be broad in scope and subject to changing interpretations. These changes may require us to incur substantial costs associated with legal and compliance fees and ultimately require us to alter our business plan. Furthermore, violations of these laws, or alleged violations, could disrupt our business and result in a material adverse effect on our operations. In addition, we cannot predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will be directly applicable to our business.

The possible FDA Regulation of hemp and industrial hemp-derived CBD, and the possible registration of facilities where hemp is grown and hemp-derived products are produced, if implemented, could negatively affect our hemp business.

As a result of the passage of the Farm Bill, at some indeterminate future time, the U.S. Food and Drug Administration (“FDA”)  may choose to change its position concerning products containing hemp, or cannabidiol (“CBD”)  derived from hemp, and may choose to enact regulations that are applicable to such products, including, but not limited to: the processing of hemp into hemp products; regulations covering the physical facilities where hemp is grown and/or processed; and possible testing to determine efficacy and safety of products containing hemp-derived CBD. In this hypothetical event, the proposed products, which we plan to introduce will likely contain CBD and may be subject to regulation. In the hypothetical event that some or all of these regulations are imposed, we do not know what the impact would be on the hemp industry in general, and what costs, requirements and possible prohibitions may be enforced. If we are unable to comply with the conditions and possible costs of possible regulations and/or registration, as may be prescribed by the FDA, we may be unable to continue to operate segments of our hemp business.

Our current officers and directors do not have experience in the hemp business.

Although management has business experience in cannabis, they have limited experience in the hemp-based product business or retail business. Therefore, without industry-specific experience, their business experience may not be enough to effectively start-up and maintain a hemp-based product company. As a result, the implementation of our hemp business plan may be delayed, or eventually, unsuccessful.

USE OF PROCEEDS

This Prospectus relates to the Fixed Shares and Floating Shares that may be offered and sold from time to time by the Selling Security Holders. We will not receive any of the proceeds resulting from the sale of the Fixed Shares or Floating Shares by the Selling Security Holders. The Selling Security Holders will receive all of the proceeds from this offering.

SELLING SECURITY HOLDERS

With respect to the resale of 156,799 Fixed Shares and 67,199 Floating Shares, the following tables set forth certain information with respect to the below Selling Security Holders including (i) the Fixed Shares and Floating Shares beneficially owned by each Selling Security Holder prior to this offering, (ii) the number of Fixed Shares and Floating Shares being offered by each Selling Security Holder pursuant to this Prospectus and (iii) each Selling Security Holder’s beneficial ownership after completion of this offering, assuming that all of the Fixed Shares and Floating Shares covered hereby (but no other securities, if any, held by each Selling Security Holder) are sold to third parties.

The tables are based on information supplied to us by each Selling Security Holder, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our shares. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of Fixed Shares and Floating Shares beneficially owned by each Selling Security Holder and the percentage ownership of each Selling Security Holder, Fixed Shares and Floating Shares subject to stock options or other rights to acquire our Fixed Shares or Floating Shares held by each Selling Security Holder that are exercisable as of or will be exercisable within 60 days after September 30, 2020, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The percentage of beneficial ownership after this offering is based on 70,994,208 Fixed Shares and 30,476,355 Floating Shares outstanding (including 589,165 Fixed Shares and 252,499 Floating Shares held by the Acreage Subsidiary) on September 30, 2020.

The registration of these Fixed Shares and Floating Shares does not mean that the below Selling Security Holders will sell or otherwise dispose of all or any of those securities. The Selling Security Holders may sell or otherwise dispose of all, a portion or none of such shares from time to time. We do not know the number of shares, if any, that will be offered for sale or other disposition by the Selling Security Holders under this Prospectus. Furthermore, the Selling Security Holders may have sold, transferred or disposed of the Fixed Shares or Floating Shares covered hereby in transactions exempt from the registration requirements of the Securities Act, since the date on which we filed this Prospectus.

	Beneficial Ownership Before this Offering			Beneficial Ownership After this Offering(3)
Selling Security Holder(1)	Number of Fixed Shares Owned	Percentage of Outstanding Fixed Shares(2)	Maximum Number of Fixed Shares to be Sold Pursuant to this Prospectus	Number of Fixed Shares Owned	Percentage of Outstanding Fixed Shares
Pilgrim Foresight Fund, LLC	22,745	*	16,799	11,291	*
SAFMB Concord LP	140,000	*	140,000	0	0%

*	Less than one percent.

(1)	This table and the information in the notes below are based upon information supplied by the Selling Security Holder.

(2)	The actual number of Fixed Shares offered hereby and included in the registration statement, of which this Prospectus forms a part, includes, in accordance with Rule 416 under the Securities Act, such indeterminate number of additional Fixed Shares as may become issuable in connection with any proportionate adjustment for any stock splits, stock combinations, stock dividends, recapitalizations or similar events with respect to our Fixed Shares.

(3)	The “Beneficial Ownership After this Offering” assumes the sale of all shares offered by the Selling Security Holders pursuant to this Prospectus.

	Beneficial Ownership Before this Offering			Beneficial Ownership After this Offering(3)
Selling Security Holder(1)	Number of Floating Shares Owned	Percentage of Outstanding Floating Shares(2)	Maximum Number of Floating Shares to be Sold Pursuant to this Prospectus	Number of Floating Shares Owned	Percentage of Outstanding Floating Shares
Pilgrim Foresight Fund, LLC	9,747	*	7,199	4,839	*
SAFMB Concord LP	60,000	*	60,000	0	0%

*	Less than one percent.

(1)	This table and the information in the notes below are based upon information supplied by the Selling Security Holder.

(2)	The actual number of Floating Shares offered hereby and included in the registration statement, of which this Prospectus forms a part, includes, in accordance with Rule 416 under the Securities Act, such indeterminate number of additional Floating Shares as may become issuable in connection with any proportionate adjustment for any stock splits, stock combinations, stock dividends, recapitalizations or similar events with respect to our Floating Shares.

(3)	The “Beneficial Ownership After this Offering” assumes the sale of all shares offered by the Selling Security Holders pursuant to this Prospectus.

Relationships with the Selling Security Holders

We entered into that certain credit agreement dated as of February 7, 2020 among HSCP CN Holdings ULC, Acreage Finance Delaware, LLC, SAFMB Harmony LP and the other lenders party thereto and SAFMB Harmony LP, as administrative agent, as amended by a first amending agreement dated as of February 28, 2020 and as further amended by a second amending agreement dated as of March 6, 2020, with SAFMB and certain affiliates as amended by a first amending agreement dated as of February 28, 2020 and as further amended by a second amending agreement dated as of March 6, 2020.

PLAN OF DISTRIBUTION

Timing of Sales

Each Selling Security Holder, and any of their respective pledgees, assignees and successors-in-interest, may offer and sell the Fixed Shares or Floating Shares covered by this Prospectus at various times. Each Selling Security Holder will act independently of us in making decisions with respect to the timing, manner and size of each sale.

Offering Price

Each Selling Security Holder may sell all or a portion of the Fixed Shares or Floating Shares beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Fixed Shares or Floating Shares are sold through underwriters or broker-dealers, the Selling Security Holder will be responsible for underwriting discounts or commissions or agent’s commissions. The Fixed Shares or Floating Shares may be sold on any national securities exchange or quotation service on which such securities may be listed or quoted at the time of sale, or in transactions otherwise than on these exchanges or systems and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.

Manner of Sale

The Fixed Shares or Floating Shares may be sold by means of one or more of the following methods:

1.	a block trade in which the broker-dealer so engaged will attempt to sell the Fixed Shares or Floating Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this Prospectus;

3.	ordinary brokerage transactions in which the broker solicits purchasers;

4.	through options, swaps or derivative;

5.	privately negotiated transactions;

6.	an exchange distribution in accordance with the rules of the applicable exchange;

7.	broker-dealers may agree with any Selling Security Holder to sell a specified number of Fixed Shares or Floating Shares at a stipulated price per share;

8.	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

9.	in a combination of any of the above methods; or

10.	any other method permitted pursuant to applicable law.

Each Selling Security Holder may sell the Fixed Shares or Floating Shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell the Fixed Shares or Floating Shares. Brokers or dealers engaged by a Selling Security Holder may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the Selling Security Holder(s), or, if any such broker-dealer acts as agent for the purchaser of such Fixed Shares or Floating Shares, from the purchaser in amounts to be negotiated immediately prior to the sale but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved. Broker-dealers may agree with the Selling Security Holder(s) to sell a specified number of the Fixed Shares or Floating Shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for such Selling Security Holder(s), to purchase as principal any of the unsold Fixed Shares or Floating Shares at the price required to fulfill the broker-dealer commitment to such Selling Security Holder(s). Broker-dealers who acquire the Fixed Shares or Floating Shares as principal may thereafter resell the Fixed Shares or Floating Shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the Fixed Shares or Floating Shares, broker-dealers may pay commissions to or receive commissions from the purchasers of the Fixed Shares or Floating Shares as described above.

If a Selling Security Holder enters into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to the registration statement of which this Prospectus forms a part, disclosing such arrangements, including the names of any broker dealers acting as underwriters.

A Selling Security Holder and any broker-dealers or agents that participate with a Selling Security Holder in the sale of the Fixed Shares or Floating Shares may be deemed to be “underwriters” within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the Fixed Shares or Floating Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Security Holder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Fixed Shares or Floating Shares.

In connection with the sale of the Fixed Shares or Floating Shares, the Selling Security Holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Fixed Shares or Floating Shares in the course of hedging the positions they assume. The Selling Security Holders may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this Prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

We agreed to keep this Prospectus effective until the earlier of (i) the date on which the Fixed Shares or Floating Shares covered by this Prospectus may be resold by the Selling Security Holders without registration and without regard to any volume limitations by reason of Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the Fixed Shares or Floating Shares covered by this Prospectus have been sold pursuant to this Prospectus or Rule 144 under the Securities Act or any other rule of similar effect.

Sales Pursuant to Rule 144

Any of the Fixed Shares or Floating Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, may be sold under Rule 144 rather than pursuant to this Prospectus.

Regulation M

We have advised the Selling Security Holders that the anti-manipulation rules of Regulation M under the Exchange Act of 1934, as amended (“Exchange Act”) may apply to sales of the Fixed Shares or Floating Shares in the market and to the activities of the Selling Security Holders and their respective affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.

Accordingly, Selling Security Holders are not permitted to cover short sales by purchasing Fixed Shares or Floating Shares while the distribution is taking place. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. Because Selling Security Holders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. There is no underwriter or coordinating broker acting in connection with the proposed sale of the Fixed Shares or Floating Shares covered by this Prospectus by the Selling Security Holders.

We will make copies of this Prospectus available to the Selling Security Holders and have informed them of the need to deliver a copy of this Prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

State Securities Laws

Under the securities laws of some states, the Fixed Shares or Floating Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Fixed Shares or Floating Shares may not be sold unless the Fixed Shares or Floating Shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the Fixed Shares or Floating Shares. The Selling Security Holders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the Fixed Shares or Floating Shares. We have agreed to indemnify the Selling Security Holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

DESCRIPTION OF FIXED SHARES

Holders of Fixed Shares are entitled to notice of and to attend at any meeting of our shareholders, except a meeting of which only holders of another particular class or series of our shares shall have the right to vote. At each such meeting, holders of Fixed Shares are entitled to one vote in respect of each Fixed Share held.

As long as any Fixed Shares remain outstanding, we may not, without the consent of the holders of the Fixed Shares expressed by separate special resolution, alter or amend our Articles if the result would prejudice or interfere with any right or special right attached to the Fixed Shares.

Holders of Fixed Shares are entitled to receive, as and when declared by our Board, dividends in cash or our property. No dividend may be declared on the Fixed Shares unless we simultaneously declare dividends on: (i) the Fixed Multiple Shares, in an amount per Fixed Multiple Share equal to the amount of the dividend declared per Fixed Share; and (ii) the Floating Shares, in an amount per Floating Share equal to the amount of the dividend declared per Fixed Share.

In the event of the liquidation, dissolution or winding-up, whether voluntary or involuntary, or in the event of any other distribution of assets among our shareholders for the purpose of winding up our affairs, the holders of Fixed Shares are entitled to participate pari passu with the holders of Floating Shares and Fixed Multiple Shares, with the amount of such distribution per Fixed Share equal to each of: (i) the amount of such distribution per Floating Share; and (ii) the amount of such distribution per Fixed Multiple Share.

Holders of Fixed Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of shares, or bonds, debentures or our other securities.

There may be no subdivision or consolidation of the Fixed Shares unless, simultaneously, the Floating Shares and Fixed Multiple Shares are subdivided or consolidated utilizing the same divisor or multiplier.

Any Fixed Shares issued pursuant to this Prospectus, or to a prospectus supplement, will be subject in all respects to the Canopy Call Option to acquire such Fixed Shares.

Forum Selection Provision

Our Articles of Incorporation contain a forum selection provision under Article 30, which, among other things, identifies the Supreme Court of British Columbia and the Court of Appeal of British Columbia as the exclusive forum for certain litigation, however, it is uncertain whether such provision would apply to actions arising under U.S. federal securities laws, and if it does, whether a British Columbia Court would enforce such provision given that investors cannot waive compliance by us with U.S. federal securities laws. If the forum selection provision does in fact apply to a cause of actions arising under U.S. federal securities laws and a British Columbia court were to enforce Article 30 of our Articles of Incorporation, it is nevertheless true that investors cannot waive compliance by us with U.S. federal securities laws and the rules and regulations thereunder, which would seemingly include procedural and therefore likely jurisdictional provisions. It also remains uncertain as to whether a breach of U.S. securities law in and of itself would give rise to a direct cause of action in British Columbia. We believe that if a British Columbia Court were to enforce Article 30 of our Articles of Incorporation in an action brought by an investor against us under U.S. federal securities laws, the investor would be obliged to bring such action in a British Columbia Court and prove U.S. federal securities laws by expert evidence in such an action.

DESCRIPTION OF FLOATING SHARES

Holders of Floating Shares are entitled to notice of and to attend at any meeting of our shareholders, except a meeting of which only holders of another particular class or series of our shares shall have the right to vote. At each such meeting, holders of Floating Shares are entitled to one vote in respect of each Floating Share held.

As long as any Floating Shares remain outstanding, we may not, without the consent of the holders of the Floating Shares expressed by separate special resolution, alter or amend our Articles if the result would be to prejudice or interfere with any right or special right attached to the Floating Shares or affect the rights of the holders of Fixed Shares, Floating Shares or Fixed Multiple Shares on a per share basis. In connection with the exercise of the voting rights in respect of any such approvals, each holder of Floating Shares has one vote in respect of each Floating Share held.

Holders of Floating Shares are entitled to receive, as and when declared by the Board, dividends in cash or our property. No dividend may be declared on the Floating Shares unless we simultaneously declare dividends on: (i) the Fixed Shares in an amount equal to the dividend declared per Floating Shares; and (ii) on the Fixed Multiple Shares in an amount equal to the dividend declared per Floating Share.

In the event of the liquidation, dissolution or winding-up, whether voluntary or involuntary, or in the event of any other distribution of assets among our shareholders for the purpose of winding up our affairs, the holders of Floating Shares are entitled to participate pari passu with: (i) the holders of Fixed Shares in an amount equal to the amount of such distribution per Fixed Share; (ii) the holders of Fixed Multiple Share in an amount equal to the amount of such distribution per Fixed Multiple Share.

Holders of Floating Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of shares, or bonds, debentures or our other securities.

There may be no subdivision or consolidation of the Floating Shares unless, simultaneously, the Fixed Shares and Fixed Multiple Shares are subdivided or consolidated using the same divisor or multiplier.

Any Floating Shares issued pursuant to this Prospectus, or to a prospectus supplement, will be subject in all respects to the Canopy Call Option to acquire such Floating Shares.

Forum Selection Provision

Our Articles of Incorporation contain a forum selection provision under Article 30, which, among other things, identifies the Supreme Court of British Columbia and the Court of Appeal of British Columbia as the exclusive forum for certain litigation, however, it is uncertain whether such provision would apply to actions arising under U.S. federal securities laws, and if it does, whether a British Columbia Court would enforce such provision given that investors cannot waive compliance by the us with U.S. federal securities laws.

If the forum selection provision does in fact apply to a cause of actions arising under U.S. federal securities laws and a British Columbia court were to enforce Article 30 of our Articles of Incorporation, it is nevertheless true that investors cannot waive compliance by us with U.S. federal securities laws and the rules and regulations thereunder, which would seemingly include procedural and therefore likely jurisdictional provisions. It also remains uncertain as to whether a breach of U.S. securities law in and of itself would give rise to a direct cause of action in British Columbia. We believe that if a British Columbia Court were to enforce Article 30 of our Articles of Incorporation in an action brought by an investor against us under U.S. federal securities laws, the investor would be obliged to bring such action in a British Columbia Court and prove U.S. federal securities laws by expert evidence in such an action.

TRANSFER AGENT AND REGISTRAR

Our transfer agent and registrar is Odyssey Trust Company located at 835 - 409 Granville Street, Vancouver, British Columbia V6C 1T2.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement relating to any Fixed Shares or Floating Shares offered, certain Canadian legal matters in connection with the offering of Fixed Shares or Floating Shares will be passed upon on behalf of Acreage by DLA Piper (Canada) LLP.

EXPERTS

The following persons or companies are named as having prepared or certified a report, valuation, statement or opinion in this Prospectus, either directly or in a document incorporated herein by reference, and whose profession or business gives authority to the report, valuation, statement or opinion made by the expert.

 Marcum LLP is our independent registered public accounting firm, and audited our financial statements for the years ended December 31, 2019, 2018 and 2017 contained in our Annual Report on Form 10-K for the year ended December 31, 2019 and the amendment thereto on Form 10-K/A, incorporated by reference herein.

KPMG LLP, an independent registered public accounting firm, has audited the financial statements of Canopy included in Canopy’s Annual Report on Form 10-K, as amended, and issued its report on the effectiveness of Canopy’s internal control over financial reporting as of March 31, 2020, which is incorporated by reference into our Definitive Proxy Statement on Schedule 14A, filed with the SEC on August 17, 2020.

Eight Capital is named as having prepared or certified a report, statement or opinion contained in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on August 17, 2020, which is incorporated by reference herein.

DOCUMENTS INCORPORATED BY REFERENCE

 We incorporate by reference (i) the documents listed below, (ii) all filings made by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement, and (iii) future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, unless otherwise provided therein or herein, information furnished pursuant to Item 2.02, Item 7.01 and certain exhibits furnished pursuant to Item 9.01 of our Current Reports on Form 8-K, which are deemed to be furnished and not filed and therefore not incorporated by reference herein, unless specifically stated otherwise in such filings, after the date of the initial filing of this registration statement on Form S-3 to which this Prospectus relates until the termination of the offering under this Prospectus). Any statement contained in a document incorporated by reference in this Prospectus shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus, any related free writing prospectus or in any other subsequently filed document which is incorporated by reference modifies or supersedes such statement.

(a)	our Annual Report on Form 10-K, for the year ended December 31, 2019, filed with the SEC on May 29, 2020, as amended on August 14, 2020;

(b)	our Quarterly Report on Form 10-Q, for the quarterly period ended March 31, 2020, as filed with the SEC on June 29, 2020;

(c)	our Quarterly Report on Form 10-Q, for the quarterly period ended June 30, 2020, as filed with the SEC on August 14, 2020;

(d)	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on June 10, 2020;

(e)	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on August 17, 2020;

(f)	our Current Reports on Form 8-K filed with the SEC on February 13, 2020, February 21, 2020, February 26, 2020, March 17, 2020, March 30, 2020, April 6, 2020, April 22, 2020, June 4, 2020, June 19, 2020, June 26, 2020, June 30, 2020, July 27, 2020, August 11, 2020, August 19, 2020, September 16, 2020, September 21, 2020, September 23, 2020, September 28, 2020 and September 30, 2020; and

(g)	the description of our Fixed Shares and Floating Shares contained in our registration statement on Form 8-A filed with the SEC on September 23, 2020, including any amendment or report filed for purposes of updating such description.

Copies of the documents incorporated by reference in this Prospectus may be obtained by submitting a written request to us at our principal offices at 366 Madison Avenue, 11th Floor, New York, New York 10017.

We also maintain a web-site at http://www.acreageholdings.com through which you can obtain copies of documents that we have filed with the SEC. The contents of that site are not incorporated by reference into or otherwise a part of this Prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. This Prospectus is part of a registration statement and, as permitted by SEC rules, does not contain all of the information included in the registration statement. Whenever a reference is made in this Prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are part of the registration statement. Our SEC filings and information omitted from this Prospectus but contained in the Registration Statement is available on our profile at www.sec.gov.

PROSPECTUS

ACREAGE HOLDINGS, INC.

156,799
Class E Subordinate Voting Shares
67,199
Class D Subordinate Voting Shares

, 2020

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion October 21, 2020

PROSPECTUS

ACREAGE HOLDINGS, INC.

589,165
Class E Subordinate Voting Shares
252,499 Class D Subordinate Voting Shares

This Prospectus relates to the sale by Acreage Holdings America, Inc. (the “Acreage Subsidiary”) of (i) 589,165 of our Class E subordinate voting shares, without par value (the “Fixed Shares”) and (ii) 252,499 of our Class D subordinate voting shares, without par value (the “Floating Shares”). The Acreage Subsidiary is a wholly-owned subsidiary of Acreage Holdings, Inc. and may deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and, as a result will be deemed to be offering the Fixed Shares and Floating Shares on our behalf as a primary offering.

The prices at which the Acreage Subsidiary may sell our Fixed Shares and Floating Shares pursuant to this Prospectus will be determined by the prevailing market price for the Fixed and Floating Shares or in negotiated transactions.

The Fixed Shares are currently listed on the Canadian Securities Exchange (the “CSE”) under the trading symbol “ACRG.A.U”, quoted on the OTCQX under the trading symbol “ACRHF”, and traded on the Frankfurt Stock Exchange (“FRA”) under the trading symbol “0VZ1”.The Floating Shares are currently listed on the CSE under the trading symbol “ACRG.B.U”, quoted on the OTCQX under the trading symbol “ACRDF”, and traded on the FRA under the trading symbol “0VZ2”. On October 20, 2020, the last reported sale price of the Fixed Shares on the OTCQX was $3.00 per Fixed Share and on the CSE was $2.87 per Fixed Share; the last reported sale price of the Floating Shares on the OTCQX was $2.90 per Floating Share and on the CSE was $2.75 per Floating Share.

Investing in the Fixed Shares or Floating Shares involves risks. See “Risk Factors” on page 10.

The Fixed Shares and Floating Shares offered hereby have not been approved or disapproved by the United States Securities and Exchange Commission (the “SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS , 2020.

ABOUT THIS PROSPECTUS

This Prospectus relates to the sale by the Acreage Subsidiary from time to time, of (i) 589,165 of our Fixed Shares and (ii) 252,499 of our Floating Shares.

Under this Prospectus, the Acreage Subsidiary may sell from time to time in one or more offerings the Fixed Shares or Floating Shares described in this Prospectus. Any statement contained in the prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete, and in each instance, reference is made to the copy of the document filed. You should review the complete document to evaluate these statements.

You should carefully read this Prospectus, any documents that we incorporate by reference in this Prospectus and the information below under the captions “Where You Can Find More Information” and “Incorporation of Documents By Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this Prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it.

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this Prospectus or any documents we incorporate by reference herein is accurate as of any date other than the date on the front of each such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

The information contained in this Prospectus, the documents and information incorporated by reference in this Prospectus, and any free writing prospectus that we have authorized for use in connection with this offering are accurate only as of their respective dates, regardless of the time of delivery of this Prospectus or of any sale of our Fixed Shares and Floating Shares. In this Prospectus, unless the context otherwise indicates, the terms “Acreage,” the “Company,” “Registrant,” “we,” “our” and “us” or similar terms refer to Acreage Holdings, Inc., including our subsidiaries. Any references in this Prospectus to our financial statements include, unless the context indicates otherwise, the related notes.

References in this Prospectus to “$” are to United States dollars. Canadian dollars are indicated by the symbol “C$”.

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. The distribution or possession of this Prospectus in or from certain jurisdictions may be restricted by law. This Prospectus is not an offer to sell these Fixed Shares or Floating Shares and is not soliciting an offer to buy these Fixed Shares or Floating Shares in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of the Fixed Shares or Floating Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

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SUMMARY

The Company

Acreage Holdings, Inc. is a vertically integrated, multi-state operator in the U.S. cannabis industry. Our operations include (i) cultivating cannabis plants, (ii) manufacturing branded consumer products, (iii) distributing cannabis flower and manufactured products, and (iv) retailing high-quality, effective and dosable cannabis products to consumers. We appeal to medical and adult recreational use (“adult-use”) customers through brand strategies intended to build trust and loyalty.

We are a British Columbia company that began trading on the Canadian Securities Exchange on November 15, 2018 following the completion of the reverse takeover transaction (the “RTO”) between us and High Street Capital Partners, LLC (“High Street”), which is an indirect subsidiary of ours, on November 14, 2018. We were originally incorporated under the Business Corporations Act (Ontario) on July 12, 1989 as Applied Inventions Management Inc. On August 29, 2014, we changed our name to Applied Inventions Management Corp. We redomiciled from Ontario into British Columbia and changed our name to Acreage Holdings, Inc. on November 9, 2018.

Kevin Murphy, our Chair and former Chief Executive Officer, began investing in the cannabis space in 2011 with minority investments in dispensaries located in medical-use states on the east coast of the United States. High Street was founded by Mr. Murphy in April 2014 to invest in the burgeoning U.S. regulated cannabis market and, until April 2018, was an investment holding company and engaged in the business of investing in cannabis companies. As part of the formation of High Street in 2014, Mr. Murphy contributed his cannabis related investment portfolio valued at approximately $14,000,000 to High Street in exchange for 20,000,000 Class B membership units of High Street.

We and High Street have invested in geographically diverse licensed entities that operate in both the adult-use and medical-use authorized U.S. states. The companies and other entities in which we and High Street have a direct or indirect ownership interest (collectively, the “Subsidiaries”) focus on all aspects of the state regulated cannabis industry. As a result of its experience investing in the industry, and, in many cases, active involvement with the Subsidiaries, High Street’s management gained significant experience in cultivation, processing and dispensing of cannabis and cannabis infused products.

From inception until April 2018, when High Street began the process of converting its minority investments in many of the Subsidiaries into controlling interests, the principal business activity of High Street was to provide debt and equity capital to existing cannabis license holders, cannabis license applicants and related management companies which are party to financing and consulting services agreements with High Street-owned entities in certain U.S. states where medical-use and/or adult-use of cannabis is legal. Such investments included straight debt securities (secured or unsecured), convertible debt instruments and/or common or preferred equity securities issued by the Subsidiaries. As an investor in these Subsidiaries, High Street was generally entitled to hold board seats and played an advisory role in the management and operations of such Subsidiaries, which afforded High Street the opportunity to build its institutional knowledge in the cannabis space. Additionally, being an investor in the Subsidiaries provided High Street with the ability to develop a vertically-integrated U.S. cannabis market participant with one of the largest footprints in the industry at the time.

High Street is a Delaware limited liability company, or LLC, rather than a corporation. Unlike a corporation, generally all profits and losses of the business carried on by an LLC “pass through” to each member of the LLC. LLC members report their respective shares of such profits and losses on their U.S. federal tax returns. Membership equity interests in High Street are represented by units.

Since 2018, we have worked toward becoming the best multi-state operator in the U.S. and we continue to be committed to providing access to cannabis’ beneficial properties by creating the best quality products and consumer experiences.

Recent Developments

Amended Arrangement with Canopy Growth Corporation

On June 24, 2020, we entered into a proposal agreement (the “Proposal Agreement”) with Canopy Growth Corporation (“Canopy”) which set out, among other things, the terms and conditions upon which us and Canopy were proposing to enter into an amending agreement (the “Amending Agreement”, and together with the Original Arrangement Agreement (as hereinafter defined), the “Arrangement Agreement”) to further amend the arrangement agreement between us and Canopy, dated April 18, 2019, as amended by that certain amending agreement between us and Canopy, dated May 15, 2019 (together, the “Original Arrangement Agreement”), amend and restate the plan of arrangement between us, our securityholders and Canopy completed on June 24, 2019 (the “Amended Plan of Arrangement”) and implement the Amended Plan of Arrangement (the “Amended Arrangement”) pursuant to the Business Corporations Act (British Columbia) (“BCBCA”). The effectiveness of the amendment to the Original Arrangement Agreement and the implementation of the Amended Plan of Arrangement was subject to the conditions set out in the Proposal Agreement, which included, among others, approval by: (i) the Supreme Court of British Columbia (the “Court”) at a hearing upon the procedural and substantive fairness of the terms and conditions of the Amended Arrangement; and (ii) our shareholders, as required by applicable corporate and securities laws.

The Amended Arrangement was approved by our shareholders at our special meeting held on September 16, 2020 and a final order approving the Amended Arrangement was obtained from the Court on September 18, 2020.

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Following the satisfaction of various conditions set forth in the Proposal Agreement, on September 23, 2020, us and Canopy entered into the Arrangement Agreement and implemented the Amended Arrangement effective at 12:01 a.m. (Vancouver time) (the “Amendment Time”) on September 23, 2020 (the “Amendment Date”).

Pursuant to the Amended Plan of Arrangement, Canopy made a cash payment of $37,500,024 (the “Aggregate Amendment Option Payment”), which was delivered to our shareholders and certain holders of securities convertible or exchangeable into our shares. Holders of Class A subordinate voting shares (the “SVS”), Class B proportionate voting shares (the “PVS”), Class C multiple voting shares (the “MVS”), and certain other parties, received approximately $0.30 per SVS, being their pro rata portion (on an as-converted to SVS basis) of the Aggregate Amendment Option Payment, based on the number of our outstanding securities and certain holders of securities convertible or exchangeable into our shares, as of the close of business on September 22, 2020, the record date for payment of the Aggregate Amendment Option Payment.  The  Aggregate Amendment Option Payment was distributed to such holders of record on or about September 25, 2020.

Upon implementation of the Amended Arrangement, our articles of incorporation were amended to, among other things, create three new classes of shares in our capital, being Fixed Shares, Floating Shares and Class F multiple voting shares (the “Fixed Multiple Shares”), and, in connection with such amendment, we completed a capital reorganization (the “Capital Reorganization”) effective as of the Amendment Time whereby: (i) each SVS was exchanged for 0.7 of a Fixed Share and 0.3 of a Floating Share; (ii) each PVS was exchanged for 28 Fixed Shares and 12 Floating Shares; and (iii) each  MVS was exchanged for 0.7 of a Fixed Multiple Share and 0.3 of a Floating Share.

At the Amendment Time, on the terms and subject to the conditions of the Amended Plan of Arrangement, each option, restricted share unit, compensation option and warrant to acquire SVS that was outstanding immediately prior to the Amendment Time were exchanged for a replacement option, restricted stock unit, compensation option or warrant, as applicable, to acquire Fixed Shares (a “Fixed Share Replacement Security”) and a replacement option, restricted stock unit, compensation option or warrant, as applicable, to acquire Floating Shares (a “Floating Share Replacement Security”) in order to account for the Capital Reorganization.

Pursuant to the Amended Plan of Arrangement, upon the occurrence, or waiver (at the discretion of Canopy), of a change in federal laws in the United States to permit the general cultivation, distribution and possession of marijuana (as defined in the relevant legislation) or to remove the regulation of such activities from the federal laws of the United States (the “Triggering Event” and the date on which the Triggering Event occurs, the “Triggering Event Date”), Canopy, will, subject to the satisfaction or waiver of certain closing conditions set out in the Arrangement Agreement: (i) acquire all of the issued and outstanding Fixed Shares (following the mandatory conversion of the Fixed Multiple Shares into Fixed Shares) on the basis of 0.3048 (the “Fixed Exchange Ratio”) of a common share of Canopy (each, a “Canopy Share”) for each Fixed Share held at the time of the acquisition of the Fixed Shares (the “Acquisition Time”), subject to adjustment in accordance with the terms of the Amended Plan of Arrangement (the “Canopy Call Option”); and (ii) have the right (but not the obligation) (the “Floating Call Option”), exercisable for a period of 30 days following the Triggering Event Date to acquire all of the issued and outstanding Floating Shares. Upon exercise of the Floating Call Option, Canopy may acquire the Floating Shares for cash or for Canopy Shares or a combination thereof, in Canopy’s sole discretion. If paid in cash, the price per Floating Share shall be equal to the volume-weighted average trading price of the Floating Shares on the CSE (or other recognized stock exchange on which the Floating Shares are primarily traded as determined by volume) for the 30 trading day period prior to the exercise (or deemed exercise) of the Canopy Call Option, subject to a minimum amount of $6.41. If paid in Canopy Shares, each Floating Share will be exchanged for a number of Canopy Shares equal to (i) the volume-weighted average trading price of the Floating Shares on the CSE (or other recognized stock exchange on which the Floating Shares are primarily traded as determined by volume) for the 30 trading day period prior to the exercise (or deemed exercise) of the Canopy Call Option, subject to a minimum amount of $6.41, divided by (ii) the volume-weighted average trading price (expressed in US$) of the Canopy Shares on the New York Stock Exchange (the “NYSE”) (or such other recognized stock exchange on which the Canopy Shares are primarily traded if not then traded on the NYSE) for the 30 trading day period immediately prior to the exercise (or deemed exercise) of the Canopy Call Option (the “Floating Ratio”). The Floating Ratio is subject to adjustment in accordance with the Amended Plan of Arrangement if Acreage issues greater than the permitted number of Floating Shares prior to the Acquisition Date. No fractional Canopy Shares will be issued pursuant to the Amended Plan of Arrangement. The Floating Call Option cannot be exercised unless the Canopy Call Option is exercised (or deemed to be exercised). The closing of the acquisition of the Floating Shares pursuant to the Floating Call Option, if exercised, will take place concurrently with the closing of the acquisition of the Fixed Shares (the “Acquisition”) pursuant to the Canopy Call Option, if exercised. The Canopy Call Option and the Floating Call Option will expire 10 years from the Amendment Time.

At the Acquisition Time, on the terms and subject to the conditions of the Amended Plan of Arrangement, each Fixed Share Replacement Security will be exchanged for a replacement option, restricted stock unit, compensation option or warrant, as applicable, to acquire from Canopy such number of Canopy Shares as is equal to: (i) the number of Fixed Shares that were issuable upon exercise of such Fixed Share Replacement Security immediately prior to the Acquisition Time, multiplied by (ii) the Fixed Exchange Ratio in effect immediately prior to the Acquisition Time (provided that if the foregoing would result in the issuance of a fraction of a Canopy Share, then the number of Canopy Shares to be issued will be rounded down to the nearest whole number).

In the event that the Floating Call Option is exercised and Canopy acquires the Floating Shares at the Acquisition Time, on the terms and subject to the conditions of the Amended Plan of Arrangement, each Floating Share Replacement Security will be exchanged for a replacement option, restricted stock unit, compensation option or warrant, as applicable, to acquire from Canopy such number of Canopy Shares as is equal to: (i) the number of Floating Shares that were issuable upon exercise of such Floating Share Replacement Security immediately prior to the Acquisition Time, multiplied by (ii) the Floating Ratio (provided that if the foregoing would result in the issuance of a fraction of a Canopy Share, then the number of Canopy Shares to be issued will be rounded down to the nearest whole number).

In the event that Floating Call Option is exercised and Canopy acquires the Floating Shares at the Acquisition Time, we will be a wholly-owned subsidiary of Canopy. If Canopy completes the Acquisition of the Fixed Shares but does not acquire the Floating Shares, the Floating Call Option will terminate, and the Floating Shares shall remain outstanding.

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See “Description of the Amended Arrangement” in our Definitive Proxy Statement and Management Information Circular dated August 17, 2020.

Debenture

In connection with the implementation of the Amended Arrangement, 11065220 Canada Inc., an affiliate of Canopy (the “Hempco Lender”) agreed to provide a loan of up to $100,000,000 (the “Hempco Loan”) to Universal Hemp, LLC, an affiliate of ours that operates solely in the hemp industry in full compliance with all applicable laws (“Hempco”) pursuant to a secured debenture dated September 23, 2020 (the “Debenture”) issued by Hempco to the Hempco Lender.

$50,000,000 of the Hempco Loan was advanced on the Amendment Date (the “Initial Advance”) and $50,000,000 of the Hempco Loan (the “Hempco Second Advance”) will be advanced in the event that the following conditions, among others, are satisfied: (a) Hempco’s EBITDA (as defined in the Debenture) for any 90 day period is greater than or equal to 2.0 times the interest costs associated with the Initial Advance; and (b) Hempco’s business plan for the 12 months following the applicable 90 day period supports an Interest Coverage Ratio (as defined in the Debenture) of at least 2.00:1.

The principal amount of the Hempco Loan will bear interest from the date of advance, compounded annually, and will be payable on each anniversary of the date of the Debenture in cash in U.S. dollars at a rate of 6.1% per annum. The Hempco Loan will mature 10 years from the date of the Initial Advance.

The Hempco Loan must be used exclusively for U.S. hemp-related operations and on the express condition that such amount will not be used, directly or indirectly, in connection with or for the operation or benefit of any of Hempco’s affiliates other than subsidiaries of Hempco exclusively engaged in U.S. hemp-related operations and not directly or indirectly, towards the operation or funding of any activities that are not permissible under applicable law. The Hempco Loan proceeds must be segregated in a distinct bank account and detailed records of debits to such distinct bank account will be maintained by Hempco.

No payment due and payable to the Hempco Lender by Hempco pursuant to the Debenture may be made using funds directly or indirectly derived from any cannabis or cannabis-related operations in the United States, unless and until the Triggering Event Date.

The Debenture includes usual and typical events of default for a financing of its nature, including, without limitation, if: (i) we are in breach or default of any representation or warranty in any material respect pursuant to the Arrangement Agreement; (ii) the Non-Core Divestitures (as defined in the Debenture) are not completed within 18 months from the Amendment Date; and (iii) we fail to perform or comply with any covenant or obligation in the Arrangement Agreement which is not remedied within 30 days after written notice is given to Hempco by the Hempco Lender. The Debenture also includes customary representations and warranties, positive covenants and negative covenants of Hempco. See “Transaction Agreements – Debenture” in our Definitive Proxy Statement and Management Information Circular dated August 17, 2020.

Credit Agreement Amendment

In connection with, and as a condition to the implementation of, the Amended Arrangement, the credit agreement dated March 6, 2020 among Acreage Finance Delaware, LLC, as borrower, and Acreage IP Holdings, LLC, Prime Wellness of Connecticut, LLC, D&B Wellness, LLC and Thames Valley Apothecary, LLC, as guarantors, and IP Investment Company, LLC, as lender, administrative agent and collateral agent (the “Original Credit Agreement”) was amended in accordance with an amendment to the Original Credit Agreement among the parties thereto dated the Amendment Date (the “Credit Agreement Amendment”, and together with the Original Credit Agreement, the “First Amended Credit Agreement”). The Credit Agreement Amendment provides that: (i) with respect to $21,000,000 of the principal amount advanced pursuant to the Original Credit Agreement (the “Mr. Murphy Amount”), effective as of the Amendment Time, the Original Credit Agreement was amended to (a) remove any entitlement to “Interest Shares” (as defined in the Original Credit Agreement) in respect of such amount, (b) provide for an interest rate of 12% per annum payable in cash and (c) amend Section 9.3 of the Original Credit Agreement to amend the obligation of Acreage Finance Delaware, LLC to cause us to sell up to 8,800,000 SVS to repay the amount outstanding such that the obligation was reduced to cause the issuance of up to 2,000,000 Fixed Shares, and (ii) with respect to $1,000,000 of the principal amount advanced pursuant to the Original Credit Agreement, the lender is entitled to (a) 16,799 Fixed Shares and 7,199 Floating Shares, (b) upon maturity of the Original Credit Agreement, a return of $1,100,000 and (c) otherwise be treated in accordance with the current terms of the Original Credit Agreement.

On October 20, 2020, the First Amended Credit Agreement was amended to provide for certain housekeeping changes in accordance with an amendment to the First Amended Credit Agreement among the parties thereto (the “Second Credit Agreement Amendment”, and together with the Original Credit Agreement and the First Amended Credit Agreement, the “Credit Agreement”).

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Special Warrant Indenture

In connection with the Amended Arrangement, we and Odyssey Trust Company (the “Warrant Agent”) entered into a supplemental indenture, dated as of the Amendment Date (the “Supplemental Indenture”) to amend the warrant indenture dated February 10, 2020 (the “Warrant Indenture”) between us and the Warrant Agent to, among other things, reflect the Capital Reorganization and certain amendments to the warrants issued pursuant to the Warrant Indenture. The Warrant Indenture provided for the issuance of up to 10,141,987 SVS purchase warrants (each, a “Warrant”), each of which when originally issued was exercisable to acquire one SVS at an exercise price of $5.80 per SVS at any time prior to 4:00 p.m. on February 10, 2025. As previously disclosed, we modified the exercise price of the Warrants to $4.00 per SVS immediately prior to the Amended Arrangement becoming effective. In accordance with the Supplemental Indenture, each outstanding Warrant at the Amendment Time, of which there were 6,085,192, was exchanged for: (i) 0.7 of a Fixed Share purchase warrant, with each whole Fixed Share purchase warrant (each, a “Fixed Warrant”) exercisable to purchase one Fixed Share; and (ii) 0.3 of a Floating Share purchase warrant, with each whole Floating Share purchase warrant (each, a “Floating Warrant”) exercisable to purchase one Floating Share. Upon completion of the Amended Arrangement, there were 4,259,633 Fixed Warrants and 1,825,556 Floating Warrants outstanding, each having an exercise price of $4.00.

Standby Equity Distribution

On May 29, 2020, we entered into a standby equity distribution agreement (the “SEDA”) with an institutional investor (the “SEDA Investor”), under which we may, at our discretion, periodically sell to the SEDA Investor, and pursuant to which the SEDA Investor may, at its discretion, require us to sell to it, up to $35,000,000 of Fixed Shares and up to $15,000,000 of Floating Shares. As of the date of this Prospectus, we have not drawn down against the SEDA. It is our intention to terminate the SEDA once the registration statement, of which this Prospectus is a part, is declared effective.

Institutional Loan Agreement

On September 28, 2020, one of our wholly owned subsidiaries, HSCP CN Holdings II ULC (the “Institutional Investor Borrower”), entered into a loan agreement (the “Institutional Loan Agreement”) with an institutional investor (the “Institutional Investor”) for gross proceeds of $33,000,000. The loan from the Institutional Investor is unsecured, matures in three years, and bears interest at a 7.5% annual interest rate. At any time after September 28, 2022, upon 5 business days’ notice to the Institutional Investor, the Institutional Investor Borrower may prepay all or any portion of the loan together with all interest accrued thereon, without any premium, bonus, penalty or other charge. The loan is guaranteed by High Street.

Convertible Debenture

Effective May 29, 2020, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with YA, II PN, Ltd. (“Yorkville”) and each of the investors listed on the Schedule of Buyers attached thereto. The Securities Purchase Agreement provided for the offer and sale of a $11,000,000 principal amount convertible debenture (the “Convertible Debenture”). The Convertible Debenture bore interest at 15% per annum and was secured by our medical cannabis dispensaries in Connecticut. The Convertible Debenture was convertible by Yorkville in whole or in part after September 30, 2020. Prior to September 30, 2020, Yorkville could convert only $550,000 of principal amount. The Convertible Debenture was convertible into SVS at a conversion price of $1.68 per share, subject to the conversion limitations described above. We had the right to redeem up to 95% of the principal amount on or prior to September 29, 2020 without penalty.

On September 4, 2020, Yorkville exercised its right to convert $550,000 of the principal amount into SVS at a conversion price of $1.68 per share and received 327,380 SVS. Subsequent to the Capital Reorganization, the SVS issued to Yorkville were exchanged for 229,166 Fixed Shares and 98,214 Floating Shares.

On September 29, 2020, we redeemed 95% of the principal amount of the Convertible Debenture.

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Short-Term Bridge Loan

On June 16, 2020, we entered into a short-term definitive funding agreement with an institutional investor for a total of $15,000,000 in gross proceeds (the “Bridge Loan”). The short-term definitive funding agreement had a maturity date of four months and bore interest at a per annum rate of 60%. It was secured by, among other items, our cannabis operations in Illinois, New Jersey and Florida, as well as our U.S. intellectual property.

On October 16, 2020, we repaid the principal amount and all accrued interest owing on the Bridge Loan.

Lease Dispute

On or around December 2019, we entered into three five-year leases to occupy approximately 70,000 square feet of commercial space on a cannabis cultivation campus in California. We are in an arbitration proceeding related to this commercial space and the commercial landlord is seeking to recover $12,100,000 from us. We intend to defend vigorously against all claims related to this matter.

The Securities Offered under this Prospectus

Acreage Subsidiary is one of our wholly-owned subsidiaries. In connection with the RTO, Acreage Subsidiary obtained 841,665 SVS under the withholding tax provisions of the business combination agreement between us and High Street, pursuant to which Acreage Subsidiary withheld 841,665 SVS from Canadian High Street investors and made withholding tax payments to the United States Internal Revenue Service in cash.

Subsequent to the Capital Reorganization, the 841,665 SVS held by Acreage Subsidiary were exchanged for 589,165 Fixed Shares and 252,499 Floating Shares (together, the “Subsidiary Shares”). This Prospectus registers the Subsidiary Shares.

Fixed Shares

We may offer Fixed Shares. Holders of Fixed Shares are entitled to notice of and to attend at any meeting of our shareholders, except a meeting at which only holders of another particular class or series of our shares shall have the right to vote. At each such meeting, holders of Fixed Shares are entitled to one vote in respect of each Fixed Share held.

Any Fixed Shares issued pursuant to this Prospectus, or to a prospectus supplement, will be subject in all respects to the Canopy Call Option to acquire such Fixed Shares.

Our Fixed Shares are described in greater detail in this Prospectus under “Description of Fixed Shares.”

Floating Shares

We may offer Floating Shares. Holders of Floating Shares are entitled to notice of and to attend at any meeting of our shareholders, except a meeting at which only holders of another particular class or series of our shares shall have the right to vote. At each such meeting, holders of Floating Shares are entitled to one vote in respect of each Floating Share held.

Any Floating Shares issued pursuant to this Prospectus, or to a prospectus supplement, will be subject in all respects to the Canopy Call Option to acquire such Floating Shares.

Our Floating Shares are described in greater detail in this Prospectus under “Description of Floating Shares.”

Risk Factors

See “Risk Factors” as well as other information included in this Prospectus, for a discussion of factors you should read and consider carefully before investing in our securities.

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THE OFFERING

Fixed Shares We Are Offering	589,165 Fixed Shares
Floating Shares We Are Offering	252,499 Floating Shares
Fixed Shares To Be Outstanding After This Offering	70,994,208 Fixed Shares
Floating Shares To Be Outstanding After This Offering	30,476,355 Floating Shares
Use Of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds” on page 14.
Risk Factors	This investment involves a high degree of risk. You should read the “Risk Factors” section of this Prospectus, of the documents incorporated by reference in this Prospectus and of any free writing prospectus we authorize for use in connection with this offering for a discussion of factors to consider before deciding to purchase Fixed Shares or Floating Shares.
Trading Symbol	The Fixed Shares are currently listed on the CSE under the trading symbol “ACRG.A.U”, quoted on the OTCQX under the trading symbol “ACRHF”, and traded on the FRA under the trading symbol “0VZ1”. The Floating Shares are currently listed on the CSE under the trading symbol “ACRG.B.U”, quoted on the OTCQX under the trading symbol “ACRDF”, and traded on the FRA under the trading symbol “0VZ2”.

The number of Fixed Shares shown above to be outstanding after this offering is based on 70,994,208 Fixed Shares outstanding (including 589,165 Fixed Shares held by the Acreage Subsidiary) as of September 30, 2020, and excludes:

•	3,147,629 Fixed Shares issuable upon exercise of outstanding options; and
•	4,928,863 Fixed Shares authorized and available for issuance under our equity compensation plan.

The number of Floating Shares shown above to be outstanding after this offering is based on 30,476,355 Floating Shares outstanding (including 252,499 Floating Shares held by the Acreage Subsidiary) as of September 30, 2020, and excludes:

•	1,348,961 Floating Shares issuable upon exercise of outstanding options; and
•	2,119,975 Floating Shares authorized and available for issuance under our equity compensation plan.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference herein contains forward-looking statements within the meaning of applicable United States securities legislation (“forward-looking statements”), including the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based upon our current beliefs, expectations, and assumptions regarding the future of the business, future plans and strategies, and other future conditions. Forward-looking statements can be identified by the words such as “expect”, “likely”, “may”, “will”,, “would”, “could”, “should”, “continue”, “contemplate”, “intend”, or “anticipate”, “believe”, “envision”, “estimate”, “expect”, “plan”, “predict”, “project”, “target”, “potential”, “proposed”, “estimate” and other similar words, including negative and grammatical variations thereof, or statements that certain events or conditions “may” or “will” happen, or by discussions of strategy. Forward-looking statements include estimates, plans, expectations, opinions, forecasts, projections, targets, guidance, or other statements that are not statements of fact. Such forward-looking statements are made as of the date of this Prospectus, or in the case of documents incorporated by reference herein, as of the date of each such document. Forward-looking statements in this Prospectus, any prospectus supplement or the documents incorporated by reference herein and therein include, but are not limited to, statements with respect to:

•	the performance of our business and operations;
•	our product offerings;
•	the competitive conditions of the industry;
•	our competitive and business strategies;
•	the sufficiency of capital including our ability to obtain capital to develop our business;
•	our operations in the United States, the characterization and consequences of those operations under United States federal law and applicable State law, and the framework for the enforcement of applicable laws in the United States;
•	on-going implications of the novel coronavirus (“COVID-19”);
•	statements relating to the business and future activities of, and developments related to, us, including such things as future business strategy, competitive strengths, goals, expansion and growth of our business, operations and plans;
•	expectations that planned acquisitions will be completed, and the expected financial results of such acquisitions;
•	expectations that licenses applied for will be obtained;
•	expectations regarding future cash flows from operations;
•	statements regarding the proposed transaction with Canopy, including the anticipated benefits and likelihood of completion thereof;
•	the likelihood that the Canopy Call Option will be exercised;
•	the likelihood that the Floating Call Option will be exercised;
•	the timing and outcome of the Acquisition;
•	the likelihood of the Acquisition being completed and any benefits to be derived therefrom;
•	potential future legalization of adult-use and/or medical cannabis under U.S. federal law;
•	expectations of market size and growth in the U.S. and the states in which we operate;
•	expectations for other economic, business, financial market, political, regulatory and/or competitive factors related to us or the cannabis industry generally; and
•	other events or conditions that may occur in the future.

Forward-looking statements contained herein and in certain documents incorporated by reference in this Prospectus concerning the cannabis industry and its medical and adult-use markets and the general expectations of us concerning the industry and our business and operations are based on estimates prepared by us using data from publicly available governmental sources as well as from market research and industry analysis and on assumptions based on data and knowledge of this industry which we believe to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, such data is inherently imprecise. While we are not aware of any misstatement regarding any industry or government data presented herein, the cannabis industry involves risks and uncertainties that are subject to change based on various factors.

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Forward-looking statements speak only as at the date they are made and are based on information currently available and on the then current expectations. Potential purchasers of our securities are cautioned that forward-looking statements are not based on historical facts but instead are based on reasonable assumptions and estimates of our management at the time they were provided or made and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of us, as applicable, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, including, but not limited to, risks and uncertainties related to:

•	risks related to the occurrence of changes in U.S. federal laws regarding the cultivation, distribution or possession of marijuana;
•	the likelihood of the Triggering Event occurring or being waived by the expiry of the Canopy Call Option;
•	the ability of us and Canopy to receive, in a timely manner and on satisfactory terms, the necessary regulatory approvals;
•	the ability of Canopy and us to satisfy, in a timely manner, the closing conditions to the Acquisition;
•	the likelihood of Canopy completing the acquisition of the Fixed Shares and/or Floating Shares;
•	the ability of us and Canopy to satisfy, in a timely manner, the conditions to closing following the occurrence or waiver of the Triggering Event;
•	other expectations and assumptions concerning the Acquisition;
•	our available funds and the anticipated use of such funds;
•	the availability of financing opportunities for us and the risks associated with the completion thereof;
•	regulatory and licensing risks;
•	changes in general economic, business and political conditions, including changes in the financial and stock markets;
•	risks related to infectious diseases, including the impacts of the COVID-19;
•	risks associated with dependence on management and currency risk;
•	legal and regulatory risks inherent in the cannabis industry, including the global regulatory landscape and enforcement related to cannabis, political risks and risks relating to regulatory change;
•	risks relating to U.S. regulatory landscape and enforcement related to cannabis, including political risks;
•	risks relating to anti-money laundering laws and regulations;
•	other governmental and environmental regulations;
•	compliance with extensive government regulations and the interpretation of various laws regulations and policies;
•	risk associated with divesting certain assets;
•	public opinion and perception of the cannabis industry;
•	risks related to contracts with third-party service providers;
•	risks related to the enforceability of contracts;
•	reliance on the expertise and judgment of our senior management;
•	risks related to proprietary intellectual property and potential infringement by third parties;
•	the concentrated voting control of our founder and the unpredictability caused by our capital structure;
•	risks relating to the management of growth;
•	risks related to cash flow from operations;
•	increasing competition in the industry;
•	risks inherent in an agricultural business;
•	risks relating to energy costs;
•	risks associated to cannabis products manufactured for human consumption including potential product recalls;
•	reliance on key inputs, suppliers and skilled labor;
•	cybersecurity risks;
•	ability and constraints on marketing products;
•	fraudulent activity by employees, contractors and consultants;
•	tax and insurance related risks;
•	risks related to the economy generally;
•	risk of litigation;
•	conflicts of interest;
•	risks relating to certain remedies being limited and the difficulty of enforcement of judgments and effecting service outside of Canada;
•	risks related to future acquisitions or dispositions;
•	sales by existing shareholders; and
•	limited research and data relating to cannabis,

as well as those risk factors described under the heading “Risk Factors” and elsewhere in this Prospectus, any prospectus supplement and the documents incorporated by reference herein and therein and as described from time to time in documents filed by us with securities regulatory authorities. A description of additional assumptions used to develop such forward-looking statements and a description of additional risk factors that may cause actual results to differ materially from forward-looking statements can be found in Part I, Item 1A under the heading “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2019 dated May 29, 2020 and the amendment thereto on Form 10-K/A dated August 14, 2020, and under the heading “Risk Factors” of our Definitive Proxy Statement and Management Information Circular dated August 17, 2020, each of which are incorporated by reference herein (see “Documents Incorporated by Reference”).

Readers are cautioned that the above list of cautionary statements is not exhaustive. A number of factors could cause actual events, performance or results to differ materially from what is projected in forward-looking statements. The purpose of forward-looking statements is to provide the reader with a description of management’s expectations, and such forward-looking statements may not be appropriate for any other purpose. You should not place undue reliance on forward-looking statements contained in this Prospectus, any prospectus supplement or in any document incorporated by reference herein or therein. Although we believe that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. The forward-looking statements contained in this Prospectus, any prospectus supplement and the documents incorporated by reference herein and therein are expressly qualified in their entirety by this cautionary statement. Potential purchasers of our securities should read this entire Prospectus, and each applicable prospectus supplement, and consult their own professional advisors to ascertain and assess the income tax and legal risks and other aspects associated with holding our securities.

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RISK FACTORS

Before deciding to invest in our securities, prospective investors in our securities should consider carefully the risk factors and the other information contained and incorporated by reference in this Prospectus and any applicable prospectus supplement relating to a specific offering of our securities, including those risks identified and discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, the amendment thereto on Form 10-K/A and our Definitive Proxy Statement and Management Information Circular dated August 17, 2020, each of which are incorporated by reference herein. See “Documents Incorporated by Reference”.

Before making an investment decision, prospective purchasers of our securities should carefully consider the information described in this Prospectus and the documents incorporated by reference herein, including any applicable prospectus supplement. Additional risk factors relating to a specific offering of our securities may be described in any applicable prospectus supplement. Some of the risk factors described herein and in the documents incorporated by reference herein, including any applicable prospectus supplement, are interrelated and, consequently, investors should treat such risk factors as a whole. If any event arising from these risks occurs, our business, prospects, financial condition, results of operations and cash flows, and the investor’s investment in our securities could be materially adversely affected. Additional risks and uncertainties of which we are currently unaware or that are unknown or that we currently consider to be immaterial could have a material adverse effect on our business, financial condition and results of operation. We cannot assure an investor that we will successfully address any or all of these risks.

Prospective investors should carefully consider the risks below and in our Annual Report on Form 10-K for the year ended December 31, 2019, the amendment thereto on Form 10-K/A and Definitive Proxy Statement and Management Information Circular dated August 17, 2020 and the other information elsewhere in this Prospectus and any applicable prospectus supplement and consult with their professional advisors to assess any investment in our securities.

Risks Related to the Fixed Shares and Floating Shares

We cannot guarantee returns on our Fixed Shares or Floating Shares.

There is no guarantee that either the Fixed Shares or the Floating Shares will earn any positive return in the short term or long term. A holding of Fixed Shares or Floating Shares is speculative and involves a high degree of risk and should be undertaken only by holders whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. A holding of Fixed Shares or Floating Shares is appropriate only for holders who have the capacity to absorb a loss of some or all of their investment.

We will have broad discretion as to the use of proceeds from the sale of our Fixed Shares and Floating Shares.

We will have broad discretion with respect to the application of net proceeds received by us from the sale of Fixed Shares or Floating Shares under this Prospectus or a future prospectus supplement and may spend such proceeds in ways that do not improve our results of operations or enhance the value of the Fixed Shares or Floating Shares or our other securities issued and outstanding from time to time. Any failure by us to apply these funds effectively could result in financial losses that could have a material adverse effect on our business or cause the price of our issued and outstanding securities from time to time to decline.

Our Fixed Shares and Floating Shares may have a volatile market price.

The market price of the Fixed Shares and Floating Shares may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond our control. This volatility may affect the ability of holders of Fixed Shares or Floating Shares to sell their securities at an advantageous price. Market price fluctuations in the Fixed Shares or Floating Shares may be due to our operating results failing to meet expectations of securities analysts or investors in any period, downward revision in securities analysts’ estimates, adverse changes in general market conditions or economic trends, acquisitions, dispositions or other material public announcements by us or our competitors, along with a variety of additional factors. These broad market fluctuations may adversely affect the market price of the Fixed Shares or Floating Shares.

Financial markets historically at times have experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of companies and that have often been unrelated to the operating performance, underlying asset values or prospects of such companies. Accordingly, the market price of the Fixed Shares or Floating Shares may decline even if our operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue, our operations could be adversely impacted, and the trading price of the Fixed Shares or Floating Shares may be materially adversely affected.

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Our securityholders resident in the United States may have difficulty settling trades because we operate in the cannabis sector.

Given the heightened risk profile associated with cannabis in the United States, capital markets participants may be unwilling to assist with the settlement of trades for U.S. resident securityholders of companies with operations in the United States cannabis industry which may prohibit or significantly impair the ability of securityholders in the United States to trade the Fixed Shares or Floating Shares. In the event residents of the United States are unable to settle trades of the Fixed Shares or Floating Shares, this may affect the pricing of the Fixed Shares or Floating Shares in the secondary market, the transparency and availability of trading prices and the liquidity of these securities.

There can be no assurance as to the liquidity of the trading market for our Fixed Shares or Floating Shares.

Our shareholders may be unable to sell significant quantities of Fixed Shares or Floating Shares into the public trading markets without a significant reduction in the price of their Fixed Shares or Floating Shares, or at all. There can be no assurance that there will be sufficient liquidity of the Fixed Shares or Floating Shares on the trading market, or that we will continue to meet the listing requirements of one or more of the CSE, OTCQX or FRA or achieve listing on any other public listing exchange.

Our Fixed Shares may trade at a price that is not indicative of our performance or at a discount to the Fixed Exchange Ratio.

There is no guarantee that the Fixed Shares will trade at a price that reflects our performance or at a price relative to the trading price of the Canopy Shares based upon the Fixed Exchange Ratio. Given the uncertainties regarding the completion of the Acquisition, it is possible the Fixed Shares will trade at a significant discount to the Fixed Exchange Ratio.

Our Floating Shares may trade at a price that is not indicative of our performance or the minimum price required to be paid by Canopy pursuant to the Floating Call Option.

The intrinsic value of the Floating Shares is indeterminate. There is no guarantee that the Floating Shares will trade at a price that reflects our performance nor at the minimum price required to be paid by Canopy pursuant to the Floating Call Option. Moreover, the Floating Shares will not trade at a price that is necessarily proportionate to the trading price of the Fixed Shares.

Our credit agreements contain restrictive covenants which may adversely limit management’s discretion in operating our business.

Our credit agreements and the Debenture contain restrictive covenants that limit the discretion of management with respect to certain limited matters. A failure to comply with these terms could result in an event of default which, if not cured or waived, could result in accelerated repayment and may have a material and adverse consequence on our business, operations or financial condition, on a consolidated basis.

The Arrangement Agreement contains restrictive covenants which may adversely limit management’s discretion in operating our business.

The Arrangement Agreement contains restrictive covenants that may potentially impair the discretion of our management with respect to certain business matters. These covenants place restrictions on, among other things, the ability of us to make any material change to the nature of its business, to pay distributions or make certain other payments, to create liens or encumbrances not permitted by the Arrangement Agreement and to sell or otherwise dispose of certain assets. A failure to comply with these terms, if not cured or waived, could result in a breach of the Arrangement Agreement.

If we do not comply with the initial business plan set forth in the Proposal Agreement, there may be significant restrictions on the operation of our business and Canopy may not be required to complete the Acquisition.

Pursuant to the Arrangement Agreement, we are required to comply with the initial business plan set forth in the Proposal Agreement (the “Initial Business Plan”). The Initial Business Plan sets forth certain Pro-Forma Net Revenue Targets (as defined in the Arrangement Agreement) and Consolidated Adj. EBITDA Targets (as defined in the Arrangement Agreement) for each applicable fiscal year of the Initial Business Plan.

If, at the end of a fiscal quarter (commencing with the fiscal quarter dated December 31, 2020), our Pro-Forma Revenue (as defined in the Arrangement Agreement) is less than 90% of the Pro-Forma Net Revenue Target set forth in the Initial Business Plan or if the Consolidated EBITDA (as defined in the Arrangement Agreement) is less than 90% of the Consolidated Adj. EBITDA Target set forth in the Initial Business Plan, an Interim Failure to Perform (as defined in the Arrangement Agreement) will be deemed to have occurred and the Austerity Measures (as defined in the Arrangement Agreement) will become applicable. The Austerity Measures place significant restrictions on our ability to take certain actions in the operation of our business. Among other things, the Austerity Measures prevent us from issuing any Fixed Shares, Fixed Multiple Shares or Floating Shares, granting any New Options (as defined in the Arrangement Agreement) or Floating Options (as defined in the Arrangement Agreement), entering into any contract in respect of Company Debt (as defined in the Arrangement Agreement) (other than in the ordinary course of business), or paying any fees owing to members of our Board of Directors (the “Board”). The Austerity Measures also prevent us and our subsidiaries from entering into any business combination, merger or acquisition of assets (other than in the ordinary course of business), from making any new capital investments or incurring any new capital expenditures, and from entering into any contract to dispose of any assets (other than in the ordinary course of business). The Austerity Measures will apply until the non-compliance causing the Interim Failure to Perform is cured by us and our subsidiaries, as applicable. However, if an Interim Failure to Perform occurs and the Austerity Measures are implemented, the ability of us to conduct our business in the ordinary course will be significantly restricted. Accordingly, the occurrence of an Interim Failure to Perform will increase the possibility that a Material Failure to Perform (as defined in the Arrangement Agreement) and/or a Failure to Perform (as defined in the Arrangement Agreement) will occur.

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A Material Failure to Perform will be deemed to occur if our Pro-Forma Revenue is less than 80% of the Pro-Forma Net Revenue Target or the Consolidated EBITDA is less than 80% of the Consolidated Adj. EBITDA Target, as determined on an annual basis (commencing in respect of the fiscal year ending December 31, 2021). The occurrence of a Material Failure to Perform is considered a breach of a material term of the Arrangement Agreement incapable of being cured. Consequently, certain restrictive covenants under the Arrangement Agreement which relate to exclusivity and non-competition of Canopy in favor of us, including the restriction preventing Canopy from acquiring a competitor of ours in the United States, will terminate. In addition, the occurrence of a Material Failure to Perform is likely to constitute an event of default under the Debenture, causing the Hempco Loan to become immediately due and payable. If the Hempco Loan is required to be repaid prior to the maturity date, it would have an immediate and lasting material adverse effect on us and our ability to complete the Acquisition.

In addition, if our Pro-Forma Revenue is less than 60% of the Pro-Forma Net Revenue Target or the Consolidated EBITDA is less than 60% of the Consolidated Adj. EBITDA Target for the trailing 12 month period ending on the date that is 30 days prior to the proposed Acquisition Time, a Failure to Perform shall occur and a material adverse impact will be deemed to have occurred for purposes of Section 6.2(2)(h) of the Arrangement Agreement. In the event of a Failure to Perform, Canopy will not be required to complete the Acquisition.

If certain U.S. states do not legalize recreational cannabis use within a proximate timeframe, we may not be able to comply with the Initial Business Plan which may result in significant restrictions on the operation of our business and Canopy may not be required to Complete the Acquisition.

The Initial Business Plan has been prepared based on the assumption that certain regulatory initiatives legalizing recreational cannabis will be approved in Connecticut, Massachusetts, New York, Pennsylvania, Illinois, New Jersey, New Hampshire, Maine and Ohio within a proximate timeframe. If some or all of the anticipated regulatory initiatives do not occur in the foregoing states within the contemplated timeline, or at all, it will have a significant adverse impact on our ability to meet the Pro-Forma Net Revenue Targets and Consolidated Adj. EBITDA Targets prescribed in the Initial Business Plan, which will likely result in an Interim Failure to Perform that could lead to a Material Failure to Perform and ultimately, a Failure to Perform.

If Canopy fails to complete the Acquisition or the Acquisition is completed on different terms, there could be a material adverse effect on our business.

There can be no assurance that the Acquisition will be completed, or if completed, that it will be completed on the same or similar terms to those set out in the Arrangement Agreement. The completion of the Acquisition is subject to the satisfaction of a number of conditions which include, among others, (i) obtaining necessary approvals, including the Acquisition Regulatory Approvals (as defined in the Arrangement Agreement), (ii) performance by us, and Canopy, of our, and their, respective obligations and covenants in the Arrangement Agreement, and (iii) cannabis production, distribution and sale becoming legal under United States federal law, or being removed from regulation under such law. If these conditions are not fulfilled or waived or the Acquisition is not completed for any other reason, our shareholders will not receive the Consideration Shares (as defined in the Arrangement Agreement) and, if applicable, the Floating Cash Consideration (as defined in the Arrangement Agreement). Certain of these conditions, including the occurrence of the Triggering Event Date, are outside of our control. There can be no certainty, nor can we provide any assurance, that all conditions precedent will be satisfied or waived, or, if satisfied or waived, when they will be satisfied or waived and, accordingly, the Acquisition may not be completed.

In addition, if the Acquisition is not completed, our ongoing business may be adversely affected as a result of the costs (including opportunity costs) incurred in respect of pursuing the Acquisition, and we could experience negative reactions from the financial markets, which could cause a decrease in the market price of the Fixed Shares, particularly if the market price reflects market assumptions that the Acquisition will be completed or completed on certain terms. We may also experience negative reactions from our customers and employees and there could be negative impact on our ability to attract future acquisition opportunities. Failure to complete the Acquisition or a change in the terms of the Acquisition could each have a material adverse effect on Acreage’s business, financial condition and results of operations.

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If we issue more Fixed Shares than permitted under the Arrangement Agreement or if we, or one of our subsidiaries, make a $20,000,000 payout in certain situations, the holders of our Fixed Shares or Floating Shares may receive fewer Canopy Shares upon completion of the Acquisition.

There is a fixed maximum number of Canopy Shares that may be issued in connection with the Acquisition. In the event that we issue more Fixed Shares than the permitted threshold under the Arrangement Agreement or if we or any of our subsidiaries are required to make a payout over $20,000,000 in order to either (i) settle, (ii) satisfy a judgment, or (iii) acquire the disputed minority non-controlling interest, in connection with the claim filed by EPMMNY LLC against certain of our subsidiaries, the Fixed Exchange Ratio will be automatically reduced. In addition, in the event that we issue more Floating Shares than the permitted threshold under the Arrangement Agreement, the Floating Ratio will be automatically reduced. Any such reduction of the Fixed Exchange Ratio or Floating Ratio will result in the holders of Fixed Shares or Floating Shares, as applicable, receiving fewer Canopy Shares upon completion of the Acquisition.

Risks Related to our Articles of Incorporation

Our Articles of Incorporation contain a forum selection provision under Article 30, which, among other things, identifies the Supreme Court of British Columbia and the Court of Appeal of British Columbia as the exclusive forum for certain litigation. Given that, under United States law, investors cannot waive compliance by us with U.S. federal securities laws, it is uncertain whether the forum selection provision applies to actions arising under U.S. federal securities laws, and if it does, whether a British Columbia Court would enforce such provision. It is also uncertain whether a breach of U.S. securities law in and of itself would give rise to a direct cause of action in British Columbia, although indirect causes of action may arise thereunder as a result of, without limitation, breach, misrepresentation or the like. In the event it was determined that the forum selection provision applies to actions arising under U.S. federal securities laws or, if it did, a British Columbia court refused to enforce such provision or a breach of U.S. securities law did not give rise to a cause of action in British Columbia, there is a risk that we would be required to litigate any such breach in a jurisdiction which is less favorable to us, which could result in additional costs and financial losses that could have a material adverse effect on our business.

Risks Related to the United States Regulatory System

Our employees, directors, officers, managers and/or investors could face detention, denial of entry or lifetime bans from the United States for their business associations with us.

Because cannabis remains illegal under United States federal law, those investing in Canadian companies with operations in the United States cannabis industry could face detention, denial of entry or lifetime bans from the United States for their business associations with United States cannabis businesses. Entry happens at the sole discretion of U.S. Customers and Border Protection (“CBP”) officers on duty, and these officers have wide latitude to ask questions to determine the admissibility of a non-United States citizen or foreign national. The government of Canada has started warning travelers on its website that previous use of cannabis, or any substance prohibited by United States federal laws, could mean denial of entry to the United States. Business or financial involvement in the cannabis industry in the United States could also be reason enough for United States border guards to deny entry. On September 21, 2018, CBP released a statement outlining its current position with respect to enforcement of the laws of the United States. It stated that Canada’s legalization of cannabis will not change CBP enforcement of United States laws regarding controlled substances and because cannabis continues to be a controlled substance under United States law, working in or facilitating the proliferation of the legal cannabis industry in U.S. states where it is deemed legal may affect admissibility to the United States. On October 9, 2018, CBP released an additional statement regarding the admissibility of Canadian citizens working in the legal cannabis industry. CBP stated that a Canadian citizen working in or facilitating the proliferation of the legal cannabis industry in Canada coming into the United States for reasons unrelated to the cannabis industry will generally be admissible to the United States; however, if such person is found to be coming into the United States for reasons related to the cannabis industry, such person may be deemed inadmissible. As a result, CBP has affirmed that, employees, directors, officers, managers and investors of companies involved in business activities related to cannabis in the United States who are not United States citizens face the risk of being barred from entry into the United States for life.

Uncertainty regarding the regulations under the U.S. 2018 Farm Bill, and undeveloped shared state-federal regulations over hemp cultivation and production, may impact our hemp business.

The Agriculture Improvement Act of 2018, otherwise known as the Farm Bill was signed into law on December 20, 2018. Under Section 10113 of the Farm Bill, state departments of agriculture must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of the U.S. Department of Agriculture the “USDA”). A state’s plan to license and regulate hemp can only commence once the Secretary of USDA approves that state’s plan. In states opting not to devise a hemp regulatory program, the USDA will need to construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally-run program. Even if a state creates a plan in conjunction with its governor and chief law enforcement officer, the Secretary of the USDA must approve such plan. There can be no guarantee that any state plan will be approved. Review times may be extensive. Although interim rules for hemp production under the Farm Bill are now in place federally, the timing of finalized federal rules and regulations, in addition to state specific rules and regulations, cannot be assured. There may be amendments and the ultimate plans, if approved by the states and the USDA, may materially limit our hemp business depending upon the scope of the regulations.

Laws and regulations affecting our industry governing operations under the Farm Bill are in development.

As a result of the Farm Bill’s recent passage, there will be a constant evolution of laws and regulations affecting the hemp industry that could detrimentally affect our operations. Local, state and federal hemp laws and regulations may be broad in scope and subject to changing interpretations. These changes may require us to incur substantial costs associated with legal and compliance fees and ultimately require us to alter our business plan. Furthermore, violations of these laws, or alleged violations, could disrupt our business and result in a material adverse effect on our operations. In addition, we cannot predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will be directly applicable to our business.

The possible FDA Regulation of hemp and industrial hemp-derived CBD, and the possible registration of facilities where hemp is grown and hemp-derived products are produced, if implemented, could negatively affect our hemp business.

As a result of the passage of the Farm Bill, at some indeterminate future time, the U.S. Food and Drug Administration (“FDA”)  may choose to change its position concerning products containing hemp, or cannabidiol (“CBD”)  derived from hemp, and may choose to enact regulations that are applicable to such products, including, but not limited to: the processing of hemp into hemp products; regulations covering the physical facilities where hemp is grown and/or processed; and possible testing to determine efficacy and safety of products containing hemp-derived CBD. In this hypothetical event, the proposed products, which we plan to introduce will likely contain CBD and may be subject to regulation. In the hypothetical event that some or all of these regulations are imposed, we do not know what the impact would be on the hemp industry in general, and what costs, requirements and possible prohibitions may be enforced. If we are unable to comply with the conditions and possible costs of possible regulations and/or registration, as may be prescribed by the FDA, we may be unable to continue to operate segments of our hemp business.

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Our current officers and directors do not have experience in the hemp business.

Although management has business experience in cannabis, they have limited experience in the hemp-based product business or retail business. Therefore, without industry-specific experience, their business experience may not be enough to effectively start-up and maintain a hemp-based product company. As a result, the implementation of our hemp business plan may be delayed, or eventually, unsuccessful.

USE OF PROCEEDS

The net proceeds from the sales of the Fixed Shares and Floating Shares will be used to fund our working capital and for general corporate purposes.

We cannot estimate precisely the allocation of the net proceeds from the sale of Fixed Shares and Floating Shares. Accordingly, our management team will have broad discretion in the application of the net proceeds of this offering.

SELLING SECURITY HOLDER

With respect to the resale of 589,165 Fixed Shares and up to an aggregate of 252,499 Floating Shares, the following tables set forth certain information with respect to the Acreage Subsidiary including (i) the Fixed Shares and Floating Shares beneficially owned the Acreage Subsidiary prior to this offering, (ii) the number of Fixed Shares and Floating being offered by the Acreage Subsidiary pursuant to this Prospectus and (iii) the Acreage Subsidiary’s beneficial ownership after completion of this offering, assuming that all of the Fixed Shares and Floating Shares covered hereby (but no other securities, if any, held by the Acreage Subsidiary) are sold to third parties.

The tables are based on information supplied to us by the Acreage Subsidiary, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our shares. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of Fixed Shares and Floating Shares beneficially owned by the Acreage Subsidiary and the percentage ownership of the Acreage Subsidiary, Fixed Shares and Floating Shares subject to stock options or other rights to acquire our Fixed Shares or Floating Shares held by that Selling Security Holder that are exercisable as of or will be exercisable within 60 days after September 30, 2020, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The percentage of beneficial ownership after this offering is based on 70,994,208 Fixed Shares and 30,476,355 Floating Shares outstanding (including 589,165 Fixed Shares and 252,499 Floating Shares held by the Acreage Subsidiary) on September 30, 2020.

The registration of these Fixed Shares and Floating does not mean that the Acreage Subsidiary will sell or otherwise dispose of all or any of those securities. The Acreage Subsidiary may sell or otherwise dispose of all, a portion or none of such shares from time to time. We do not know the number of shares, if any, that will be offered for sale or other disposition by the Acreage Subsidiary under this Prospectus. Furthermore, the Acreage Subsidiary may have sold, transferred or disposed of the Fixed Shares or Floating Shares covered hereby in transactions exempt from the registration requirements of the Securities Act, since the date on which we filed this Prospectus.

	Beneficial Ownership Before this Offering			Beneficial Ownership After this Offering(3)
Selling Security Holder(1)	Number of Fixed Shares Owned	Percentage of Outstanding Fixed Shares(2)	Maximum Number of Fixed Shares to be Sold Pursuant to this Prospectus	Number of Fixed Shares Owned	Percentage of Outstanding Fixed Shares
Acreage Holdings America, Inc.	589,165	*	589,165	0	0%

* Less than one percent.

(1)	This table and the information in the notes below are based upon information supplied by the Acreage Subsidiary.

(2)	The actual number of Fixed Shares offered hereby and included in the registration statement, of which this Prospectus forms a part, includes, in accordance with Rule 416 under the Securities Act, such indeterminate number of additional Fixed Shares as may become issuable in connection with any proportionate adjustment for any stock splits, stock combinations, stock dividends, recapitalizations or similar events with respect to our Fixed Shares.

(3)	The “Beneficial Ownership After this Offering” assumes the sale of all shares offered by the Selling Security Holders pursuant to this Prospectus.

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	Beneficial Ownership Before this Offering			Beneficial Ownership After this Offering(3)
Selling Security Holder(1)	Number of Floating Shares Owned	Percentage of Outstanding Floating Shares(2)	Maximum Number of Floating Shares to be Sold Pursuant to this Prospectus	Number of Floating Shares Owned	Percentage of Outstanding Floating Shares(3)
Acreage Holdings America, Inc.	252,499	*	252,499	0	0%

* Less than one percent.

(1)	This table and the information in the notes below are based upon information supplied by the Acreage Subsidiary.

(2)	The actual number of Floating Shares offered hereby and included in the registration statement, of which this Prospectus forms a part, includes, in accordance with Rule 416 under the Securities Act, such indeterminate number of additional Floating Shares as may become issuable in connection with any proportionate adjustment for any stock splits, stock combinations, stock dividends, recapitalizations or similar events with respect to our Floating Shares.

(3)	The “Beneficial Ownership After this Offering” assumes the sale of all shares offered by the Selling Security Holders pursuant to this Prospectus.

Relationships with the Selling Security Holder

Acreage Subsidiary is one of our wholly-owned subsidiaries.

PLAN OF DISTRIBUTION

The Acreage Subsidiary may sell the Fixed Shares and Floating Shares covered by this prospectus through agents, underwriters or dealers, or directly to one or more purchasers without using underwriters or agents.

The Acreage Subsidiary may distribute the securities at a fixed price or prices, which may be changed; at market prices prevailing at the time of sale; at prices related to such prevailing market prices; or at negotiated prices.

The Acreage Subsidiary may directly solicit offers to purchase securities, and the Acreage Subsidiary may directly sell the Fixed Shares or Floating Shares to institutional or other investors. In this case, no underwriters or agents would be involved.

The Acreage Subsidiary may designate agents to solicit offers to purchase the Fixed Shares or Floating Shares. If applicable, we will name any agent involved in offering or selling securities, and any commissions that will be paid to the agent, in an applicable prospectus supplement or amended prospectus. Unless we indicate otherwise in a prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

Agents could make sales in privately negotiated transactions and/or any other method permitted by law, which includes sales made directly on or through the CSE, OTCQX or FRA, or any trading markets for our Fixed Shares and Floating Shares, or sales made to or through a market maker other than on an exchange.

If underwriters are used in the sale, the Fixed Shares and Floating Shares will be acquired by the underwriters for their own account. The underwriters may resell the Fixed Shares or Floating Shares in one or more transactions (including block transactions), at negotiated prices, at a fixed public offering price or at varying prices determined at the time of sale. If the Acreage Subsidiary uses an underwriter, we or they will execute an underwriting agreement with the underwriter(s) at the time that an agreement is reached for the sale of Fixed Shares or Floating Shares. The obligations of the underwriters to purchase the Fixed Shares or Floating Shares will be subject to certain conditions contained in the underwriting agreement. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

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Underwriters, dealers and agents that participate in the distribution of the Fixed Shares or Floating Shares may be underwriters as defined in the Securities Act and any discounts or commissions received by them from the Acreage Subsidiary and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. In connection with the sale of the securities offered by this prospectus, underwriters may receive compensation from the Acreage Subsidiary or from the purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Any underwriters, dealers or agents will be identified and their compensation described in an applicable prospectus supplement or amended prospectus. The Acreage Subsidiary may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

Any underwriter to whom securities are sold by the Acreage Subsidiary for public offering and sale may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act of 1934, as amended (the “Exchange Act”).  Over-allotment transactions involve sales by the underwriters of the securities in excess of the offering size, which creates a syndicate short position.  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.  Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.  Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.  These activities may cause the price of the securities to be higher than it would otherwise be.  The underwriters will not be obligated to engage in any of the aforementioned transactions and may discontinue such transactions at any time without notice.

In compliance with guidelines of the Financial Industry Regulatory Authority (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

DESCRIPTION OF FIXED SHARES

Holders of Fixed Shares are entitled to notice of and to attend at any meeting of our shareholders, except a meeting of which only holders of another particular class or series of our shares shall have the right to vote. At each such meeting, holders of Fixed Shares are entitled to one vote in respect of each Fixed Share held.

As long as any Fixed Shares remain outstanding, we may not, without the consent of the holders of the Fixed Shares expressed by separate special resolution, alter or amend our Articles if the result would prejudice or interfere with any right or special right attached to the Fixed Shares.

Holders of Fixed Shares are entitled to receive, as and when declared by our Board, dividends in cash or our property. No dividend may be declared on the Fixed Shares unless we simultaneously declare dividends on: (i) the Fixed Multiple Shares, in an amount per Fixed Multiple Share equal to the amount of the dividend declared per Fixed Share; and (ii) the Floating Shares, in an amount per Floating Share equal to the amount of the dividend declared per Fixed Share.

In the event of the liquidation, dissolution or winding-up, whether voluntary or involuntary, or in the event of any other distribution of assets among our shareholders for the purpose of winding up our affairs, the holders of Fixed Shares are entitled to participate pari passu with the holders of Floating Shares and Fixed Multiple Shares, with the amount of such distribution per Fixed Share equal to each of: (i) the amount of such distribution per Floating Share; and (ii) the amount of such distribution per Fixed Multiple Share.

Holders of Fixed Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of shares, or bonds, debentures or our other securities.

There may be no subdivision or consolidation of the Fixed Shares unless, simultaneously, the Floating Shares and Fixed Multiple Shares are subdivided or consolidated utilizing the same divisor or multiplier.

Any Fixed Shares issued pursuant to this Prospectus, or to a prospectus supplement, will be subject in all respects to the Canopy Call Option to acquire such Fixed Shares.

Forum Selection Provision

Our Articles of Incorporation contain a forum selection provision under Article 30, which, among other things, identifies the Supreme Court of British Columbia and the Court of Appeal of British Columbia as the exclusive forum for certain litigation, however, it is uncertain whether such provision would apply to actions arising under U.S. federal securities laws, and if it does, whether a British Columbia Court would enforce such provision given that investors cannot waive compliance by us with U.S. federal securities laws. If the forum selection provision does in fact apply to a cause of actions arising under U.S. federal securities laws and a British Columbia court were to enforce Article 30 of our Articles of Incorporation, it is nevertheless true that investors cannot waive compliance by us with U.S. federal securities laws and the rules and regulations thereunder, which would seemingly include procedural and therefore likely jurisdictional provisions. It also remains uncertain as to whether a breach of U.S. securities law in and of itself would give rise to a direct cause of action in British Columbia. We believe that if a British Columbia Court were to enforce Article 30 of our Articles of Incorporation in an action brought by an investor against us under U.S. federal securities laws, the investor would be obliged to bring such action in a British Columbia Court and prove U.S. federal securities laws by expert evidence in such an action.

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DESCRIPTION OF FLOATING SHARES

Holders of Floating Shares are entitled to notice of and to attend at any meeting of our shareholders, except a meeting of which only holders of another particular class or series of our shares shall have the right to vote. At each such meeting, holders of Floating Shares are entitled to one vote in respect of each Floating Share held.

As long as any Floating Shares remain outstanding, we may not, without the consent of the holders of the Floating Shares expressed by separate special resolution, alter or amend our Articles if the result would be to prejudice or interfere with any right or special right attached to the Floating Shares or affect the rights of the holders of Fixed Shares, Floating Shares or Fixed Multiple Shares on a per share basis. In connection with the exercise of the voting rights in respect of any such approvals, each holder of Floating Shares has one vote in respect of each Floating Share held.

Holders of Floating Shares are entitled to receive, as and when declared by the Board, dividends in cash or our property. No dividend may be declared on the Floating Shares unless we simultaneously declare dividends on: (i) the Fixed Shares in an amount equal to the dividend declared per Floating Shares; and (ii) on the Fixed Multiple Shares in an amount equal to the dividend declared per Floating Share.

In the event of the liquidation, dissolution or winding-up, whether voluntary or involuntary, or in the event of any other distribution of assets among our shareholders for the purpose of winding up our affairs, the holders of Floating Shares are entitled to participate pari passu with: (i) the holders of Fixed Shares in an amount equal to the amount of such distribution per Fixed Share; (ii) the holders of Fixed Multiple Share in an amount equal to the amount of such distribution per Fixed Multiple Share.

Holders of Floating Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of shares, or bonds, debentures or our other securities.

There may be no subdivision or consolidation of the Floating Shares unless, simultaneously, the Fixed Shares and Fixed Multiple Shares are subdivided or consolidated using the same divisor or multiplier.

Any Floating Shares issued pursuant to this Prospectus, or to a prospectus supplement, will be subject in all respects to the Canopy Call Option to acquire such Floating Shares.

Forum Selection Provision

Our Articles of Incorporation contain a forum selection provision under Article 30, which, among other things, identifies the Supreme Court of British Columbia and the Court of Appeal of British Columbia as the exclusive forum for certain litigation, however, it is uncertain whether such provision would apply to actions arising under U.S. federal securities laws, and if it does, whether a British Columbia Court would enforce such provision given that investors cannot waive compliance by the us with U.S. federal securities laws. If the forum selection provision does in fact apply to a cause of actions arising under U.S. federal securities laws and a British Columbia court were to enforce Article 30 of our Articles of Incorporation, it is nevertheless true that investors cannot waive compliance by us with U.S. federal securities laws and the rules and regulations thereunder, which would seemingly include procedural and therefore likely jurisdictional provisions. It also remains uncertain as to whether a breach of U.S. securities law in and of itself would give rise to a direct cause of action in British Columbia. We believe that if a British Columbia Court were to enforce Article 30 of our Articles of Incorporation in an action brought by an investor against us under U.S. federal securities laws, the investor would be obliged to bring such action in a British Columbia Court and prove U.S. federal securities laws by expert evidence in such an action.

TRANSFER AGENT AND REGISTRAR

Our transfer agent and registrar is Odyssey Trust Company located at 835 - 409 Granville Street, Vancouver, British Columbia V6C 1T2.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement relating to any Fixed Shares or Floating Shares offered, certain Canadian legal matters in connection with the offering of Fixed Shares or Floating Shares will be passed upon on behalf of Acreage by DLA Piper (Canada) LLP.

EXPERTS

The following persons or companies are named as having prepared or certified a report, valuation, statement or opinion in this Prospectus, either directly or in a document incorporated herein by reference, and whose profession or business gives authority to the report, valuation, statement or opinion made by the expert.

Marcum LLP is our independent registered public accounting firm, and audited our financial statements for the years ended December 31, 2019, 2018 and 2017 contained in our Annual Report on Form 10-K for the year ended December 31, 2019 and the amendment thereto on Form 10-K/A, incorporated by reference herein.

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KPMG LLP, an independent registered public accounting firm, has audited the financial statements of Canopy included in Canopy’s Annual Report on Form 10-K, as amended, and issued its report on the effectiveness of Canopy’s internal control over financial reporting as of March 31, 2020, which is incorporated by reference into our Definitive Proxy Statement on Schedule 14A, filed with the SEC on August 17, 2020.

Eight Capital is named as having prepared or certified a report, statement or opinion contained in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on August 17, 2020, which is incorporated by reference herein.

DOCUMENTS INCORPORATED BY REFERENCE

We incorporate by reference (i) the documents listed below, (ii) all filings made by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement, and (iii) future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, unless otherwise provided therein or herein, information furnished pursuant to Item 2.02, Item 7.01 and certain exhibits furnished pursuant to Item 9.01 of our Current Reports on Form 8-K, which are deemed to be furnished and not filed and therefore not incorporated by reference herein, unless specifically stated otherwise in such filings, after the date of the initial filing of this registration statement on Form S-3 to which this Prospectus relates until the termination of the offering under this Prospectus). Any statement contained in a document incorporated by reference in this Prospectus shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus, any related free writing prospectus or in any other subsequently filed document which is incorporated by reference modifies or supersedes such statement.

(a)	our Annual Report on Form 10-K, for the year ended December 31, 2019, filed with the SEC on May 29, 2020, as amended on August 14, 2020;

(b)	our Quarterly Report on Form 10-Q, for the quarterly period ended March 31, 2020, as filed with the SEC on June 29, 2020;

(c)	our Quarterly Report on Form 10-Q, for the quarterly period ended June 30, 2020, as filed with the SEC on August 14, 2020;

(d)	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on June 10, 2020;

(e)	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on August 17, 2020;

(f)	our Current Reports on Form 8-K filed with the SEC on February 13, 2020, February 21, 2020, February 26, 2020, March 17, 2020, March 30, 2020, April 6, 2020, April 22, 2020, June 4, 2020, June 19, 2020, June 26, 2020, June 30, 2020, July 27, 2020, August 11, 2020, August 19, 2020, September 16, 2020, September 21, 2020, September 23, 2020, September 28, 2020 and September 30, 2020; and

(g)	the description of our Fixed Shares and Floating Shares contained in our registration statement on Form 8-A filed with the SEC on September 23, 2020, including any amendment or report filed for purposes of updating such description.

Copies of the documents incorporated by reference in this Prospectus may be obtained by submitting a written request to us at our principal offices at 366 Madison Avenue, 11th Floor, New York, New York 10017.

We also maintain a web-site at http://www.acreageholdings.com through which you can obtain copies of documents that we have filed with the SEC. The contents of that site are not incorporated by reference into or otherwise a part of this Prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. This Prospectus is part of a registration statement and, as permitted by SEC rules, does not contain all of the information included in the registration statement. Whenever a reference is made in this Prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are part of the registration statement. Our SEC filings and information omitted from this Prospectus but contained in the Registration Statement is available on our profile at www.sec.gov.

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PROSPECTUS

ACREAGE HOLDINGS, INC.

589,165
Class E Subordinate Voting Shares
252,499
Class D Subordinate Voting Shares

, 2020

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14- OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Amount
SEC Registration Fee	$35,725
Legal Fees and Expenses*	$70,000
Accounting Fees and Expenses*	$17,500
Printing Expenses*	$2,000
Miscellaneous Expenses*	$—
Total*	$125,225

*	Except for the SEC Registration Fee, all other amounts are estimates based on expenses incurred in connection with the filing of the registration statement. Expenses in connection with the offer and sale of securities are expected to increase depending on the securities offered.

ITEM 15- INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Business Corporations Act (British Columbia) (the “BCBCA”) the Registrant may indemnify a director or officer, a former director or officer, or an individual who acts or acted as a director or officer of an affiliate of the Registrant, or at the Registrant’s request as a director or officer (or in a similar capacity) of another corporation or other legal entity, against all judgments, penalties or fines awarded or imposed in, or amounts paid in settlement of, any legal proceeding or investigative action, whether current, threatened, pending or completed, in which such individual or any of his or her heirs and personal or other legal representatives is or may be joined as a party, or is or may liable for in respect of a judgment, penalty or fine in, or expenses related to such legal proceeding or investigative action because of serving in such capacity, on condition that (i) the individual acted honestly and in good faith with a view to the best interests of the Registrant or such other corporation or legal entity, and (ii) in the case of such a proceeding or investigative action other than a civil proceeding, the individual had reasonable grounds for believing that his or her conduct was lawful. The Registrant may also indemnify a person described above in respect of all costs, charges and expenses, including legal and other fees, actually and reasonably incurred by such person in respect of such a legal proceeding or investigative action, providing such person complies with (i) and (ii) above. The Registrant may provide indemnification in respect of such costs, charges and expenses after the final disposition of such legal proceeding or investigative action, and may pay such costs, charges and expenses as they are incurred in advance of such final disposition, provided it obtains a written undertaking that such person will repay the amounts advanced if it is ultimately determined that the individual did not comply with (i) and (ii) above. Under the BCBCA, an individual described above is entitled to indemnification from the Registrant in respect of such costs, charges and expenses after the final disposition of such legal proceeding or investigative action as a matter of right if the individual has not been reimbursed for such costs, charges and expenses and is wholly successful in the outcome of such legal proceeding or investigative action, or is substantially successful on the merits thereof, providing such individual complies with (i) and (ii) above. On application of the Registrant or an individual described above, the Supreme Court of British Columbia may order the Registrant to indemnify a person described above in respect of any liability incurred by such person in respect of such a legal proceeding or investigative action, and to pay some or all of the expenses incurred by such individual in respect of such legal proceeding or investigative action.

In accordance with the BCBCA, the Articles of the Registrant provide that the Registrant must indemnify a person named above, and such person’s heirs and legal personal representatives, against all judgments, penalties or fines awarded or imposed in, or amounts paid in settlement of, any legal proceeding or investigative action, whether current, threatened or completed, which such individual or any of his or her heirs and legal personal representatives is or may be joined as a party, or is or may be liable for in respect of a judgment, penalty or fine in, or costs, charges and expenses, including legal and other fees relating to such legal proceeding or investigative action, because of that person having been a director or officer of the Registrant, provided that (i) the individual acted honestly and in good faith with a view to the best interests of the Registrant; and (ii) in the case of such a legal proceeding or investigative action other than a civil proceeding, the person had reasonable grounds for believing that his or her conduct was lawful.

A policy of directors’ and officers’ liability insurance is maintained by the Registrant which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the Articles of the Registrant and the BCBCA.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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ITEM 16- EXHIBITS

Other than contracts made in the ordinary course of business, the following are the material contracts and other material exhibits as of the date of this registration statement:

		Incorporated by Reference
Exhibit No.	Description of Document	Schedule Form	File Number	Exhibit/Form	Filing Date	Filed or Furnished Herewith
2.1	Arrangement Agreement between Canopy Growth Corporation and Acreage Holdings Inc. dated April 18, 2019.†	6-K	000-56021	99.2	4/30/2019

2.2	First Amendment to Arrangement Agreement between Canopy Growth Corporation and Acreage Holdings, Inc., dated May 15, 2019.	6-K	000-56021	99.2	6/20/2019

2.3	Agency Agreement, between Canaccord Genuity Corp. and Acreage Holdings, Inc., dated February 10, 2020.	8-K	000-56021	1.1	2/13/2020

2.4	Proposal Agreement between Canopy Growth Corporation and Acreage Holdings Inc. dated June 24, 2020	8-K	000-56021	2.1	6/30/2020

3.1	Articles of Incorporation.	10-K	000-56021	3.1	5/29/2020

4.1	Form of Indenture.					X

4.2	Credit Agreement dated February 7, 2020.	8-K	000-56021	4.1	2/13/2020

4.3	Special Warrant Indenture, between Acreage Holdings, Inc. and Odyssey Trust Company, dated February 10, 2020.	8-K	000-56021	4.2	2/13/2020

4.4	Warrant Indenture, between Acreage Holdings, Inc. and Odyssey Trust Company, dated February 10, 2020.	8-K	000-56021	4.3	2/13/2020

4.5	Credit Agreement, dated March 11, 2020, by and among Acreage Finance Delaware, LLC, Acreage IP Holdings, LLC, Prime Wellness of Connecticut, LLC, D&B Wellness, LLC, Thames Valley Apothecary, LLC and IP Investment Company, LLC.	10-K	000-56021	4.5	5/29/2020

4.6	Security Agreement, dated March 11, 2020, by and among Acreage IP Holdings, LLC and IP Investment Company, LLC.	10-K	000-56021	4.6	5/29/2020

4.7	Guaranty, dated March 11, 2020, of Acreage IP Holdings, LLC to IP Investment Company, LLC.	10-K	000-56021	4.7	5/29/2020

4.8	Second Amending Agreement, effective March 11, 2020.	10-K	000-56021	4.8	5/29/2020

4.9	Description of Securities.	10-K	000-56021	4.9	5/29/2020

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		Incorporated by Reference
Exhibit No.	Description of Document	Schedule Form	File Number	Exhibit/Form	Filing Date	Filed or Furnished Herewith
4.10	Canopy Growth Corporation’s Annual Report on Form 10-K for the year ended March 31, 2020.	10-K	001-38496	10-K	6/1/2020

4.11	Canopy Growth Corporation’s Amended Annual Report on Form 10-K/A for the year ended March 31, 2020.	10-K/A	001-38496	10-K/A	7/29/2020

4.12	Canopy Growth Corporation’s Quarterly Report on Form 10-Q for the three-month period ended June 30, 2020.	10-Q	001-38496	10-Q	8/10/2020

4.13	Canopy Growth Corporation’s Current Report on Form 8-K dated April 1, 2020.	8-K	001-38496	8-K	4/2/2020

4.14	Canopy Growth Corporation’s Current Report on Form 8-K dated June 30, 2020 (except for information furnished under Item 7.01, which shall not be incorporated by reference herein).	8-K	001-38496	8-K	6/30/2020

4.15	Canopy Growth Corporation’s Current Report on Form 8-K dated September 11, 2020.	8-K	001-38496	8-K	9/11/2020

5.1	Opinion of DLA Piper LLP.					X

5.2	Opinion of Dorsey & Whitney LLP.					X

10.1	Acreage Holdings, Inc. Omnibus Incentive Plan, as amended and restated August 19, 2019.+	10-K	000-56021	10.1	5/29/2020

10.2	Form of Stock Option Award Agreement.+	10-K	000-56021	10.2	5/29/2020

10.3	Form of Restricted Stock Award Agreement.+	10-K	000-56021	10.3	5/29/2020

10.4	Form of Indemnity Agreement.	10-K	000-56021	10.4	5/29/2020

10.5	Third Amended and Restated Limited Liability Agreement, dated November 14, 2018.	40-F	000-56021	99.42	1/29/2019

10.6	First Amendment to Third Amended and Restated Limited Liability Agreement, dated November 14, 2018, dated May 10, 2019.	10-K	000-56021	10.6	5/29/2020

10.7	Second Amendment to Third Amended and Restated Limited Liability Agreement, dated November 14, 2018, dated June 27, 2019.	10-K	000-56021	10.7	5/29/2020

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		Incorporated by Reference
Exhibit No.	Description of Document	Schedule Form	File Number	Exhibit/Form	Filing Date	Filed or Furnished Herewith
10.8	Tax Receivables Agreement, by and among Acreage Holdings America, Inc., High Street Capital Partners, LLC and the members of the High Street Capital Partners, LLC, dated November 14, 2018.	40-F	000-56021	99.43	1/29/2019

10.9	Coattail Agreement, between Acreage Holdings, Inc. and Odyssey Trust Fund, dated November 14, 2018.	40-F	000-56021	99.41	1/29/2019

10.10	Support Agreement, between Acreage Holdings, Inc. and Acreage Holdings WC, Inc., dated November 14, 2018.	40-F	000-56021	99.44	1/29/2019

10.11	Support Agreement, by and among Acreage Holdings, Inc., Acreage Holdings America, Inc. and High Street Capital Partners, dated November 14, 2018.	40-F	000-56021	99.45	1/29/2019

10.12	Securities Purchase Agreement, between Acreage Holdings, Inc. and YA II PN, Ltd., dated May 29, 2020.	8-K	000-56021	10.1	6/4/2020

10.13	Secured Convertible Debenture of Acreage Holdings, Inc., dated May 29, 2020.	8-K	000-56021	10.2	6/4/2020

10.14	Registration Rights Agreement, between Acreage Holdings, Inc. and YA II PN, Ltd., dated May 29, 2020.	8-K	000-56021	10.3	6/4/2020

10.15	Standby Equity Distribution Agreement, between Acreage Holdings, Inc. and SAFMB Concord LP, dated May 29, 2020.	S-3	333-239332	10.15	6/22/2020

10.16	Loan Agreement between High Street Capital Partners, LLC and ALBF Investments, LLC, dated June 15, 2020.	S-3	333-239332	10.16	6/22/2020

10.17	Term Loan Note between High Street Capital Partners, LLC and ALBF Investments, LLC, dated June 15, 2020.	S-3	333-239332	10.16	6/22/2020

10.18	Form of Voting Support and Lock-Up Agreement.	8-K	000-56021	1.1	8/19/2020

10.19	Second Amendment to the Arrangement Agreement between Acreage Holdings, Inc. and Canopy Growth Corporation, dated September 23, 2020.††	8-K	000-56021	10.1	9/28/2020

10.20	Debenture between Universal Hemp, LLC to 11065220 Canada Inc., dated September 23, 2020.††	8-K	000-56021	10.2	9/28/2020

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		Incorporated by Reference
Exhibit No.	Description of Document	Schedule Form	File Number	Exhibit/Form	Filing Date	Filed or Furnished Herewith
10.21	Amendment to Credit Agreement by and among Acreage Finance Delaware, LLC, Acreage IP Holdings, LLC, Prime Wellness of Connecticut, LLC, D&B Wellness, LLC, Thames Valley Apothecary, LLC, and IP Investment Company, LLC, dated September 23, 2020.††	8-K	000-56021	10.3	9/28/2020

10.22	Amendment to Warrant Indenture between Acreage Holdings, Inc. and Odyssey Trust Company, dated September 23, 2020.††	8-K	000-56021	10.4	9/28/2020

10.23	Loan Agreement by and among HSCP CN Holdings II ULC, High Street Capital Partners, LLC and Lender, dated September 28, 2020. ††	8-K	000-56021	10.1	9/30/2020

21.1	Subsidiaries as of December 31, 2019.	10-K	000-56021	21.1	5/29/2020

23.1	Consent of Marcum LLP, the Independent Registered Public Accounting Firm of Acreage Holdings, Inc.					X

23.2	Consent of KPMG.**

23.3	Consent of Eight Capital.					X

24.1	Power of Attorney (included on the signature page).

+ Indicates management contract or compensatory plan.

* Document has been furnished, is not deemed filed and is not to be incorporated by reference into any of the Registrant’s filings under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), irrespective of any general incorporation language contained in any such filing.

** To be filed by amendment.

† Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request.

†† Portions of these exhibits are redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

ITEM 17 – UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act;

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(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)            That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)            That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)          Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)         Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)            That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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(6)            That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)            To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on October 21, 2020.

ACREAGE HOLDINGS, INC.

By:	/s/ Glen Leibowitz
Name: Glen Leibowitz
Title: Chief Financial Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints William Van Faasen and Glen Leibowitz and each of them, either of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and registration statements filed pursuant to Rule 429 under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ William Van Faasen	Interim Chief Executive Officer and Director (Principal Executive Officer)	October 21, 2020
William Van Faasen

/s/ Glen Leibowitz	Chief Financial Officer (Principal Financial Officer)	October 21, 2020
Glen Leibowitz

/s/ Kevin Murphy	Director	October 21, 2020
Kevin Murphy

/s/ John Boehner	Director	October 21, 2020
John Boehner

/s/ Douglas Maine	Director	October 21, 2020
Douglas Maine

/s/ Brian Mulroney	Director	October 21, 2020
Brian Mulroney

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in his capacity as the duly authorized representative of the Registrant in the United States, on October 21, 2020.

By:	/s/ Glen Leibowitz
Name: Glen Leibowitz
Title: Chief Financial Officer

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